Exhibit 10.2

EXECUTION VERSION

DEERE & COMPANY

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE BANK S.A.

________________________________________

$2,500,000,000

2019

CREDIT AGREEMENT

Dated as of February 24, 2014

________________________________________

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

CITIBANK, N.A.,

as a Documentation Agent

DEUTSCHE BANK SECURITIES INC.,

as a Documentation Agent

BANK OF AMERICA, N.A.,

as Syndication Agent

________________________________________

J.P. MORGAN SECURITIES LLC and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Lead Arrangers and Bookrunners

i

4.1	Conditions to Initial Extensions of Credit	52
4.2	Conditions to All Extensions of Credit	54

SECTION 5.	AFFIRMATIVE COVENANTS	54
5.1	Financial Statements	54
5.2	Certificates; Other Information	55
5.3	Company Indenture Documents	55
5.4	Capital Corporation Indenture Documents	55
5.5	Notice of Default	56
5.6	Ownership of Capital Corporation and JD Luxembourg Stock	56
5.7	Employee Benefit Plans	56
5.8	Compliance	56

SECTION 6.	NEGATIVE COVENANTS OF THE COMPANY	56
6.1	Company May Consolidate, etc., Only on Certain Terms	56
6.2	Limitation on Liens	57
6.3	Limitations on Sale and Lease-back Transactions	59
6.4	Equipment Operations Debt	60

SECTION 7.	NEGATIVE COVENANTS OF THE CAPITAL CORPORATION	60
7.1	Fixed Charges Ratio	60
7.2	Consolidated Senior Debt to Consolidated Capital Base	60
7.3	Limitation on Liens	60
7.4	Consolidation; Merger	61

SECTION 8.	EVENTS OF DEFAULT	62

SECTION 9.	THE AGENTS	64
9.1	Appointment	64
9.2	Delegation of Duties	64
9.3	Exculpatory Provisions	64
9.4	Reliance by Agents	65
9.5	Notice of Default	65
9.6	Non-Reliance on Agents and Other Banks	65
9.7	Indemnification	66
9.8	Agents in their Individual Capacities	66
9.9	Successor Agents	66

SECTION 10.	MISCELLANEOUS	66
10.1	Amendments and Waivers	66
10.2	Notices	67
10.3	No Waiver; Cumulative Remedies	69
10.4	Payment of Expenses	69
10.5	Successors and Assigns; Participations; Purchasing Banks	71
10.6	Adjustments	74
10.7	Confidentiality	75
10.8	Counterparts	75
10.9	GOVERNING LAW	75
10.10	Consent to Jurisdiction and Service of Process	75
10.11	WAIVERS OF JURY TRIAL	76
10.12	USA Patriot Act	76

ii

10.13	No Fiduciary Duty	76
10.14	Headings	76

SCHEDULES:

Schedule I                              Terms of Subordination
Schedule II                         Commitments
Schedule III                    Existing Letters of Credit

EXHIBITS:

Exhibit A                                    Form of Borrowing Notice
Exhibit B                                     Form of Bid Loan Request
Exhibit C                                     Form of Bid Loan Offer
Exhibit D                                    Form of Bid Loan Confirmation
Exhibit E                                      Form of Assignment and Assumption
Exhibit F                                       [Reserved]
Exhibit G                                    Form of Opinion of General Counsel to the Company
Exhibit H                                    Form of Opinion of Special New York Counsel to the Borrowers
Exhibit I                                          Form of Extension Request
Exhibit J                                         Form of Form W-8BEN Tax Letter
Exhibit K                                    Form of Form W-8ECI Tax Letter
Exhibit L                                      Form of Replacement Bank Agreement
Exhibit M                                  Form of Promissory Note
Exhibit N                                    Form of New Bank Supplement
Exhibit O                                    Form of Commitment Increase Supplement

Exhibit P                                       Form of Letter of Credit Application

Exhibit Q                                    Form of Certificate of Non-Bank Status

iii

2019 CREDIT AGREEMENT, dated as of February 24, 2014, among (a) DEERE & COMPANY, a Delaware corporation (the “Company”), (b) JOHN DEERE CAPITAL CORPORATION, a Delaware corporation (the “Capital Corporation”), (c) JOHN DEERE BANK S.A., a Luxembourg société anonyme (“JD Luxembourg”), (d) the several financial institutions parties hereto (collectively, the “Banks”, and individually, a “Bank”), (e) JPMORGAN CHASE BANK, N.A., as administrative agent hereunder (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), (f) CITIBANK, N.A. and DEUTSCHE BANK SECURITIES INC., as documentation agents hereunder (in such capacity, the “Documentation Agents”), and (g) BANK OF AMERICA, N.A., as syndication agent hereunder (in such capacity, the “Syndication Agent”).

The parties hereto hereby agree as follows:

SECTION 1.                 DEFINITIONS

1.1    Defined Terms.  As used in this Agreement, the following terms have the following meanings:

“ABR”:  at any particular date, the highest of (a) the rate of interest per annum publicly announced by JPMorgan Chase Bank, N.A. for such date as its prime rate in effect at its principal office in New York City, (b) 0.5% per annum above the rate set forth for such date or, if such date is not a Business Day, the next preceding Business Day, opposite the caption “Federal Funds (Effective)” in the weekly statistical release designated as “H.15(519)” (or any successor publication) published by the Board or, if such rate is not so published for such date, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds dealers of recognized standing selected by it and (c) the Eurocurrency Rate for a Eurocurrency Loan denominated in Dollars with one-month Interest Period commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% (provided that, for the avoidance of doubt, such Eurocurrency Rate for any date shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or, if such rate does not appear on the Reuters Screen LIBOR01 Page or otherwise on such system, on any comparable publicly available service for displaying Eurocurrency rates) at approximately 11:00 A.M. London time on such date).  The prime rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors.

“ABR Loans”:  Committed Rate Loans at such time as they are made and/or being maintained at a rate of interest based upon the ABR.

“ABR Margin”:  as defined in subsection 2.21.

“Absolute Rate Bid Loan”:  any Bid Loan made pursuant to an Absolute Rate Bid Loan Request.

“Absolute Rate Bid Loan Request”:  any Bid Loan Request requesting the Banks to offer to make Bid Loans at an absolute rate (as opposed to a rate composed of the Applicable Index Rate plus (or minus) a margin).

“Act”:  as defined in subsection 10.12.

“Administrative Agent”:  as defined in the preamble hereto.  It is understood that matters concerning the Foreign Currency Loans will be administered by the Foreign Currency Agent as agent for the Administrative Agent.

“Administrative Questionnaire”:  an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Foreign Currency”: as defined in subsection 2.11(a).

“Agent”:  the Administrative Agent, the Foreign Currency Agent, the Syndication Agent, or a Documentation Agent, as the context shall require; together, the “Agents”.

“Agreement”:  this 2019 Credit Agreement, as amended, supplemented or modified from time to time.

“Agreement Currency”:  as defined in subsection 2.24(b).

“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to the Borrowers and their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Creditor”:  as defined in subsection 2.24(b).

“Applicable Index Rate”:  in respect of any Bid Loan requested pursuant to an Index Rate Bid Loan Request, the Eurocurrency Rate applicable to the Interest Period for such Bid Loan.

“Applicable Margin”:  for ABR Loans and for Eurocurrency Loans, the applicable ABR Margin or Eurocurrency Margin, in each case as determined in accordance with subsection 2.21.

“Application”:  an application, in substantially the form of Exhibit P or such other form from time to time in use by the applicable Issuing Bank, requesting an Issuing Bank to issue a Letter of Credit.

“Attributable Debt”:  as defined in subsection 6.2(b)(ii).

“Australian Dollars”:  the lawful currency of Australia.

“Available Commitment”:  as to any Bank at any time, an amount equal to the excess, if any, of (a) such Bank’s Commitment then in effect over (b) such Bank’s Committed Rate Loans then outstanding.

“Bank” and “Banks”:  as defined in the preamble hereto.

“benefitted Bank”:  as defined in subsection 10.6.

“Bid Loan”:  each loan (other than Negotiated Rate Loans) made pursuant to subsection 2.2; the aggregate amount advanced by a Bid Loan Bank pursuant to subsection 2.2 on each Borrowing Date shall constitute one Bid Loan, or more than one Bid Loan if so specified by the relevant Loan Assignee in its request for promissory notes pursuant to subsection 10.5(c).

“Bid Loan Banks”:  the collective reference to each Bank designated from time to time as a Bid Loan Bank by the Company or the Capital Corporation (for purposes of Bid Loans to such Borrower) by written notice to the Administrative Agent and which has not been removed as a Bid Loan Bank by such Borrower by written notice to the Administrative Agent (each of which notices the Administrative Agent shall transmit to each such affected Bank).

“Bid Loan Confirmation”:  each confirmation by the Company or the Capital Corporation of its acceptance of Bid Loan Offers, which Bid Loan Confirmation shall be substantially in the form of Exhibit D and shall be delivered to the Administrative Agent by facsimile transmission or by telephone, immediately confirmed by facsimile transmission.

“Bid Loan Offer”:  each offer by a Bid Loan Bank to make Bid Loans pursuant to a Bid Loan Request, which Bid Loan Offer shall contain the information specified in Exhibit C and shall be delivered to the Administrative Agent by facsimile transmission or by telephone, immediately confirmed by facsimile transmission.

“Bid Loan Request”:  each request by the Company or the Capital Corporation for Bid Loan Banks to submit bids to make Bid Loans, which shall contain the information in respect of such requested Bid Loans specified in Exhibit B and shall be delivered to the Administrative Agent by facsimile transmission or by telephone, immediately confirmed by facsimile transmission.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”:  the Company, the Capital Corporation or JD Luxembourg; collectively, the “Borrowers”.

“Borrowing Date”:  in respect of any Loan, the date such Loan is made, and in respect of any Letter of Credit, the date such Letter of Credit is issued.

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that (a) with respect to notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurocurrency market in London, (b) when used in connection with a Foreign Currency Loan, the term “Business Day” shall also exclude any day on which commercial banks in London are authorized or required by law to close and any day on which banks are authorized or required by law to be closed in the principal financial center for that currency and (c) when used in connection with Eurocurrency Loans denominated in Euros, the term “Business Day” shall also exclude any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Foreign Currency Agent to be a suitable replacement) is not open for settlement of payment in Euros.

“Calculation Date”:  with respect to each Foreign Currency, the last day of each calendar quarter (or, if such day is not a Business Day, the next succeeding Business Day) and such other days from time to time as the Administrative Agent shall reasonably designate as a “Calculation Date”; provided, that the second Business Day preceding each Borrowing Date with respect to, and preceding each date of any borrowing, conversion or continuation of, any Foreign Currency Loan shall also be a “Calculation Date” with respect to the relevant Foreign Currency.

“Calendar Quarter”:  a three-month period consisting of (i) each January, February and March, (ii) each April, May and June, (iii) each July, August and September or (iv) each October, November and December.

“Canadian Dollars”: the lawful currency of Canada.

“Cancelled Bank”:  (i) any Bank that has the whole or any part of its Commitment cancelled under subsection 2.13(a), (b) or (c), subsection 2.16(c) or subsection 2.17(b) or the Commitment of which has expired under subsection 2.16(a) and (ii) any Defaulting Bank that the Company designates in writing to such Bank and the Administrative Agent as a Cancelled Bank.

“Capital Corporation”:  as defined in the preamble hereto.

“Certificate of Non-Bank Status”:  a certificate substantially in the form and substance of Exhibit Q.

“Closing Date”:  the date on which each of the conditions precedent specified in subsection 4.1 shall have been satisfied (or compliance therewith shall have been waived by the Majority Banks hereunder).

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Code of Conduct”:  as defined in subsection 3.9.

“Commitment”:  as to any Bank, the amount set opposite such Bank’s name on Schedule II or in any assignment pursuant to which such Bank becomes a party hereto with respect to any interest purchased therein, as such amount may be modified as provided herein; collectively, as to all Banks, the “Commitments”.

“Commitment Expiration Date”:  as defined in subsection 2.16(a).

“Commitment Fee Rate”:  the rate per annum set forth below in the column corresponding to the Prevailing Rating of the Company:

Greater than or equal to Aa3/AA-	A1/A+	A2/A	A3/A-	Baa1/BBB+	Lower than Baa1/BBB+
0.055%	0.060%	0.075%	0.100%	0.125%	0.150%

“Commitment Increase Notice”:  as defined in subsection 2.20(a).

“Commitment Increase Supplement”:  as defined in subsection 2.20(c).

“Commitment Percentage”:  as to any Bank at any time, the percentage which such Bank’s Commitment at such time constitutes of all the Commitments at such time or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Bank’s Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Total Extensions of Credit then outstanding; collectively, as to all the Banks, the “Commitment Percentages”; provided that when a Defaulting Bank shall exist, “Commitment Percentage” shall mean, when appropriate as determined by the Administrative Agent in order to provide ratable treatment at any time a Defaulting Bank exists (and without increasing the Commitment of any Bank), the percentage of the total Commitments (disregarding any Defaulting Bank’s Commitment) represented by such Bank’s Commitment.

“Commitment Period”:  as to any Bank at any time, the period from and including the Closing Date to but not including the Termination Date of such Bank or such earlier date on which the Commitments shall terminate as provided herein.

“Committed Extensions of Credit”: as to any Bank at any time, the amount equal to the sum of the Dollar Equivalent of (a) the aggregate principal amount of all Committed Rate Loans held by such Bank then outstanding and (b) such Bank’s Commitment Percentage multiplied by the L/C Obligations then outstanding.

“Committed Rate Loans”:  each loan made pursuant to subsection 2.1.

“Commonly Controlled Entity”:  in relation to a Borrower, an entity, whether or not incorporated, which is under common control with such Borrower within the meaning of Section 414(b) or (c) of the Code.

“Company”:  as defined in the preamble hereto.

“Consolidated Capital Base”:  at a particular time for the Capital Corporation and its consolidated Subsidiaries, the sum of (a) the amount shown opposite the item “Total Stockholders’ Equity” on the consolidated balance sheet of the Capital Corporation and its consolidated Subsidiaries plus (b) all indebtedness of the Capital Corporation and its consolidated Subsidiaries for borrowed money subordinated (on terms no less favorable to the Administrative Agent and the Banks than the terms of subordination set forth on Schedule I) to the indebtedness which may be incurred hereunder by the Capital Corporation, provided that the sum of clauses (a) and (b) hereof as at the end of a fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the last quarter of a fiscal year of the Capital Corporation and its consolidated Subsidiaries) shall be determined by reference to the publicly available consolidated balance sheet of the Capital Corporation and its consolidated Subsidiaries as at the end of such fiscal quarter and after such adjustments, if any, as may be required so that the sum of the amounts referred to in clauses (a) and (b) is determined in accordance with GAAP.  Notwithstanding the foregoing, for purposes of determining compliance with subsection 7.2, adjustments resulting from any accumulated other comprehensive income as reflected on the most recent publicly available consolidated balance sheet of the Capital Corporation and its consolidated Subsidiaries as at the end of any fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the last quarter of any fiscal year of the Capital Corporation and its consolidated Subsidiaries) shall be deemed not to be included in Consolidated Capital Base.

“Consolidated Net Worth”:  as defined in subsection 6.2(b)(ii).

“Consolidated Senior Debt”:  at a particular time for the Capital Corporation and its consolidated Subsidiaries, indebtedness for borrowed money other than any indebtedness for borrowed money that is subordinated, on terms no less favorable to the Administrative Agent and the Banks than the terms of subordination set forth on Schedule I, to the indebtedness which may be incurred hereunder by the Capital Corporation, provided that the amount of such indebtedness for borrowed money (other than such subordinated indebtedness) as at the end of a fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the last quarter of a fiscal year of the Capital Corporation and its consolidated Subsidiaries) shall be determined by reference to the publicly available consolidated balance sheet of the Capital Corporation and its consolidated Subsidiaries as at the end of such fiscal quarter and after such adjustments, if any, as may be required so that such amount is determined in accordance with GAAP.  Notwithstanding the foregoing, for purposes of determining compliance with subsection 7.2, indebtedness for borrowed money in respect of any Securitization Indebtedness shall be deemed not included in Consolidated Senior Debt.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Default Swap Spread”:  as defined in subsection 2.21.

“Credit Rating”:  (a) as to any Person, the rating assigned to the relevant long term senior unsecured (and non-credit enhanced) Debt obligations of such Person by Moody’s or S&P and (b) if no rating for such Debt described in clause (a) is available, the corporate credit rating of such Person as announced by Moody’s or S&P.

“Currency”: any Dollars and any Foreign Currency.

“Data Provider”:  as defined in subsection 2.22(b).

“Deal Year”:  as defined in subsection 2.16(c).

“Debt”:  as defined in subsection 6.2.

“Default”:  any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

“Defaulting Bank”:  any Bank that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within two Business Days of the date required to be funded by it hereunder, unless such Bank has notified the Administrative Agent and the Borrower that such failure is the result of such Bank’s good faith determination that one or more conditions precedent to funding has not been satisfied; (b) notified the Company, the Administrative Agent, any Issuing Bank or any Bank in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit; (c) failed, within three Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit; provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower; (d) otherwise failed to pay over to the Administrative Agent or any other Bank any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute; or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.  If any Bank shall become a Defaulting Bank, the Company shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving written notice to the Administrative Agent and such Bank in accordance with subsection 2.6, notwithstanding subsection 2.12(b), to prepay in full the Loans of such Bank, together with accrued interest thereon, any amounts payable to such Bank pursuant to subsections 2.13, 2.14, 2.15 and 2.17 and any accrued and unpaid commitment fee or other amount payable to such Bank hereunder and/or, upon giving not less than three Business Days’ notice to such Bank and the Administrative Agent, to cancel the whole or part of the Commitment of any such Bank.  Upon any such cancellation of the Commitment of a Defaulting Bank, participating interests in Letters of Credit shall be reallocated ratably among the remaining Banks in accordance with Section 2.23(d).

“Designated Person”:  a Person

(i) listed in the annex to, or otherwise the subject of the provisions of, any Executive Order;

(ii) named as a “Specially Designated National and Blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (each, an “SDN”), or is otherwise the subject of any Sanctions Laws and Regulations; or

(iii) in which an SDN has a controlling interest of 50% or greater ownership interest.

“Designated User”:  a Person designated as such by a Bank, the Company or the Administrative Agent.

“Determination Date”:  at any time (a) for any Eurocurrency Loan (i) the date three Business Days before the commencement of the Interest Period applicable to such Loan and (ii) in the case of an Interest Period of more than three months duration, the date that is three Business Days before the last Business Day of each successive three-month period during such Interest Period, and (b) for any ABR Loan (i) initially, the Closing Date and (ii) from and after the end of the Calendar Quarter during which the Closing Date occurs, the first Business Day of the Calendar Quarter in effect at such time.

“Documentation Agents”:  as defined in the preamble hereto.

“Dollar Equivalent”:  at any time as to any amount denominated in a Foreign Currency, the equivalent amount in Dollars as reasonably determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such Foreign Currency on the most recent Calculation Date for such Foreign Currency.

“Dollar Loan”: any Committed Rate Loan denominated in Dollars.

“Dollars” and “$”:  dollars in lawful currency of the United States of America.

“Domestic Bank”:  any Bank organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EMU”:  the Economic and Monetary Union as contemplated in the Treaty.

“Equipment Operations”:  those business segments of the Company and its consolidated Subsidiaries that are primarily engaged in the manufacture and distribution of equipment, parts and related attachments.

“Equipment Operations Debt”:  at a particular time, the sum of short-term and long-term indebtedness for borrowed money that is or would be shown on a balance sheet of Equipment Operations (with Financial Services reflected only on an equity basis), which balance sheet was or would be prepared on the basis of the most recent publicly available consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of any fiscal quarter of the Company and its consolidated Subsidiaries (including the last quarter of any fiscal year of the Company and its consolidated Subsidiaries).

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Euro”:  the single currency of Participating Member States of the EMU introduced in accordance with the provisions of Article 123 of the Treaty and, in respect of all payments to be made under this Agreement in Euro, means immediately available, freely transferable funds in such currency.

“Eurocurrency Loans”:  Committed Rate Loans at such time as they are made and/or being maintained at a rate of interest based upon a Eurocurrency Rate.

“Eurocurrency Margin”:  as defined in subsection 2.21.

“Eurocurrency Rate”:  (a) with respect to each day during each Interest Period pertaining to a Eurocurrency Loan and for each Index Rate Bid Loan, denominated in Dollars or any relevant Foreign Currency, other than Canadian Dollars, Australian Dollars and New Zealand Dollars, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Currency for a tenor equal in length to such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters Screen (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in consultation with the Borrowers; in each case, the “LIBOR Screen Rate”) at approximately 11:00 A.M., Local Time, two Business Days prior to the beginning of such Interest Period (or, in the case of any Eurocurrency Loan denominated in Pounds Sterling, on the first day of such Interest Period); provided that, if the LIBOR Screen Rate shall not be available at such time for such Interest Period (a “LIBOR Impacted Interest Period”) with respect to the relevant Currency, then the Eurocurrency Rate shall be the LIBOR Interpolated Rate at such time.  “LIBOR Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which that LIBOR Screen Rate is available in the relevant Currency) that is shorter than the LIBOR Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which that LIBOR Screen Rate is available for the relevant Currency) that exceeds the LIBOR Impacted Interest Period, in each case, at such time.

(b) with respect to each day during each Interest Period pertaining to a Eurocurrency Loan denominated in Canadian Dollars, the rate per annum equal to the average rate for bankers acceptances as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of such rate) for a tenor equal in length to such Interest Period as displayed on page CDOR of the Reuters Screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen or service that displays such rate, or other appropriate page of such other information service that publishes such rate as shall be selected from time to time by the Administrative Agent in consultation with the Borrowers; in each case, the “CDOR Screen Rate”) at approximately 11:00 A.M., Local Time, on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent); provided, that, if the CDOR Screen Rate shall not be available at such time for such Interest Period (a “CDOR Impacted Interest Period”) with respect to Canadian Dollars, then the Eurocurrency Rate for Canadian Dollars shall be the CDOR Interpolated Rate at such time.  “CDOR Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent to be equal to the rate that results from interpolating on a linear basis between: (a) the CDOR Screen Rate for the longest period (for which that CDOR Screen Rate is available in Canadian Dollars) that is shorter than the CDOR Impacted Interest Period and (b) the CDOR Screen Rate for the shortest period (for which that CDOR Screen Rate is available for Canadian Dollars) that exceeds the CDOR Impacted Interest Period, in each case, at such time.

(c) with respect to each day during each Interest Period pertaining to a Eurocurrency Loan denominated in Australian Dollars, the rate per annum equal to the average bid reference rate as administered by the Australian Financial Markets Association (or any other Person that takes over the administration of that rate) for Australian Dollar bills of exchange with a tenor equal in length to such Interest Period (or as close to such Interest Period as possible), displayed on page BBSY of the Reuters Screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen or service that displays such rate, or other appropriate page of such other information service that publishes such rate as shall be selected from time to time by the Administrative Agent in consultation with the Borrowers; in each case, the “BBSY Screen Rate”) at approximately 11:00 A.M., Local Time, two Business Days prior to the beginning of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent); provided, that, if the BBSY Screen Rate shall not be available at such time for such Interest Period, the Administrative Agent may substitute for such rate with an alternative published interest rate reasonably acceptable to the applicable Borrower (or other rate basis agreed by the applicable Borrower and the Administrative Agent).

(d) with respect to each day during each Interest Period pertaining to a Eurocurrency Loan denominated in New Zealand Dollars, the rate per annum equal to the average bid reference rate as administered by the New Zealand Financial Markets Association (or any other Person that takes over the administration of that rate) for New Zealand Dollar bills of exchange with a tenor equal in length to such Interest Period (or as close to such Interest Period as possible), displayed on page BKBM of the Reuters Screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen or service that displays such rate, or other appropriate page of such other information service that publishes such rate as shall be selected from time to time by the Administrative Agent in consultation with the Borrowers; in each case, the “BKBM Screen Rate”) at approximately 11:00 A.M., Local Time, on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent); provided, that, if the BKBM Screen Rate shall not be available at such time for such Interest Period, the Administrative Agent may substitute such rate with an alternative published interest rate reasonably acceptable to the applicable Borrower (or other rate basis agreed by the applicable Borrower and the Administrative Agent).

Notwithstanding the above, if, prior to the first day of any Interest Period for a borrowing of Eurocurrency Loans in a Currency, the Administrative Agent is unable to obtain a quotation for the Eurocurrency Rate as contemplated by the definitions of “Eurocurrency Rate” and the applicable interpolated rate, then the applicable Eurocurrency Rate shall be the Reference Bank Rate for such Interest Period for such Eurocurrency Loan in such Currency; provided that if any Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Event of Default”:  any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

“Exchange Rate”:  on any day, the rate at which the starting Currency may be exchanged into the other relevant Currency, as set forth at approximately 10:00 A.M., Local Time, on such date on the Reuters World Spots page for such starting Currency.  In the event that such rate does not appear on any Reuters World Spots page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates reasonably selected by the Administrative Agent.

“Existing Credit Agreement”:  as defined in subsection 4.1(e).

“Existing Letters of Credit”: means the letters of credit issued under the Existing Credit Agreement and outstanding on the Closing Date and set forth on Schedule III.

“Exposure”:  (a) with respect to an Objecting Bank at any time, the aggregate amount of such Bank’s Extensions of Credit then outstanding and (b) with respect to any other Bank at any time, the Commitment of such Bank then in effect or, if the Commitments have been terminated, the amount of such Bank’s Extensions of Credit then outstanding.

“Extension Request”:  each request by the Borrowers made pursuant to subsection 2.16 for the Banks to extend this Agreement, which shall contain the information in respect of such extension specified in Exhibit I and shall be delivered to the Administrative Agent in writing.

“Extensions of Credit”:  as to any Bank at any time, the amount equal to the sum of the Dollar Equivalent of (a) the aggregate principal amount of all Loans held by such Bank then outstanding and (b) such Bank’s Commitment Percentage multiplied by the L/C Obligations then outstanding.

“FATCA”:  Sections 1471 through 1474 of the Code (and any comparable successor provisions) and any effective regulations published thereunder or official interpretations thereof issued by any Governmental Authority charged with the administration thereof.

“Financial Services”:  the businesses of the Company (including the credit businesses) that are not primarily engaged in Equipment Operations.

“Fixed Charges”:  for any particular period for the Capital Corporation and its consolidated Subsidiaries, all of the Capital Corporation’s and its consolidated Subsidiaries’ consolidated interest on indebtedness for borrowed money, amortization of discounts of indebtedness for borrowed money, the portion of rentals under financing leases deemed to represent interest and rentals under operating leases; provided, that, notwithstanding the foregoing, consolidated interest on Securitization Indebtedness and amortization of Securitization Indebtedness shall be deemed not included in Fixed Charges; provided, further, that such amounts (but not any amounts constituting consolidated interest on, or amortization of, Securitization Indebtedness) for a fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the last quarter of a fiscal year of the Capital Corporation and its consolidated Subsidiaries) shall be determined by reference to the publicly available consolidated statement of income of the Capital Corporation and its consolidated Subsidiaries for or covering such fiscal quarter and after such adjustments, if any, as may be required so that such amounts are determined in accordance with GAAP.

“Foreign Bank”:  any Bank that is not a Domestic Bank.

“Foreign Currency”:  Euros, Pounds Sterling, Australian Dollars, Canadian Dollars, New Zealand Dollars and, as agreed by the Administrative Agent, any other Currency which is freely traded and convertible into Dollars in the London interbank market and for which the Dollar Equivalent thereof can be calculated from time to time.

“Foreign Currency Agent”:  J.P. Morgan Europe Limited, or any successor appointed pursuant to this Agreement.

“Foreign Currency Loan”:  each Loan denominated in a Foreign Currency.

“GAAP”:  generally accepted accounting principles in the United States of America as applied in the preparation of financial statements of the Company or the Capital Corporation, respectively, as of the fiscal year ended October 31, 2013.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hedging Transaction”:  any swap transaction, interest rate protection agreement (including any interest rate swap, interest “cap” or “collar” or any other interest rate hedging device entered into by the Capital Corporation or one or more of its Subsidiaries), option agreement, short or long position in equity or debt instruments, commodities, futures and forward transactions, outperformance agreement or other similar transaction, agreement or arrangement entered into by the Capital Corporation or one or more of its Subsidiaries.

“Important Property”:  (a) any manufacturing plant, including land, all buildings and other improvements thereon, and all manufacturing machinery and equipment located therein, owned and used by the Company or a Restricted Subsidiary primarily for the manufacture of products to be sold by the Company or such Restricted Subsidiary, (b) the executive office and administrative building of the Company in Moline, Illinois, and (c) research and development facilities, including land and buildings and other improvements thereon and research and development machinery and equipment located therein, in each case, owned and used by the Company or a Restricted Subsidiary; except in any case property of which the aggregate fair value as determined by the Board of Directors of the Company does not at the time exceed 1% of Consolidated Net Worth.

“Increasing Bank”:  as defined in subsection 2.20(c).

“Indemnified Person”:  as defined in subsection 10.4(b).

“Indemnified Taxes”:  as defined in subsection 2.17(a).

“Index Debt”:  any senior, unsecured, non-credit enhanced long-term debt issued by the Company.

“Index Rate Bid Loan”:  any Bid Loan made at an interest rate based upon the Applicable Index Rate.

“Index Rate Bid Loan Request”:  any Bid Loan Request requesting the Banks to offer to make Index Rate Bid Loans at an interest rate equal to the Applicable Index Rate plus (or minus) a margin.

“Interest Payment Date”:  (a) as to any ABR Loan, the last Business Day of each March, June, September and December, commencing on the first of such days to occur after such ABR Loan is made or a Eurocurrency Loan is converted to an ABR Loan, (b) as to any Eurocurrency Loan, the last day of each Interest Period applicable thereto, provided that as to any Eurocurrency Loan in respect of which a Borrower has selected an Interest Period of greater than three months, interest shall also be paid on the day which is three months after the beginning of such Interest Period and (c) the Termination Date.

“Interest Period”:  (a) with respect to any Eurocurrency Loan, the period commencing on the Borrowing Date, the date any ABR Loan is converted to a Eurocurrency Loan or the date any Eurocurrency Loan is continued as a Eurocurrency Loan, as the case may be, with respect to such

Eurocurrency Loan and ending one, two, three or six months thereafter in the case of any Eurocurrency Loan denominated in any Currency other than Canadian Dollars (or, with the consent of all relevant Banks, twelve months thereafter, or a period of less than one month thereafter if all relevant Banks consent to such period), or thirty, sixty, or ninety days thereafter in the case of any Eurocurrency Loan denominated in Canadian Dollars, as selected by a Borrower in its notice of borrowing, conversion or continuance as provided in subsection 2.1(c) or 2.9;

(b) with respect to any Bid Loan, the period commencing on the Borrowing Date with respect to such Bid Loan and ending on the date not less than seven days nor more than six months thereafter, as specified by a Borrower in its Bid Loan Request as provided in subsection 2.2(b); and

(c) with respect to any Negotiated Rate Loan, the period or periods commencing on the Borrowing Date with respect to such Negotiated Rate Loan or the last day of any Interest Period with respect thereto and ending on the dates as shall be mutually agreed upon between the relevant Borrower and the relevant Bank;

provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)                             if any Interest Period pertaining to a Eurocurrency Loan or an Index Rate Bid Loan would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

(ii)                         if any Interest Period pertaining to a Negotiated Rate Loan or an Absolute Rate Bid Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day;

(iii)                     any Interest Period pertaining to a Eurocurrency Loan having an Interest Period of one, two, three or six months or an Index Rate Bid Loan having an Interest Period of one, two, three, four, five or six months, that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month;

(iv)                     Interest Periods shall be deemed available only if the Required Banks shall not have advised the Administrative Agent that the Eurocurrency Rate determined by the Administrative Agent on the basis of the applicable quotes will not adequately and fairly reflect the cost to such Banks of maintaining or funding their Committed Rate Loans bearing interest based on the Eurocurrency Rate determined for such Interest Period.  The Administrative Agent shall notify the Borrowers and each Bank promptly after having been advised by the Required Banks that a Eurocurrency Rate will not so adequately and fairly reflect such Banks’ costs as aforesaid.  If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the proposed Borrower may (A) in accordance with the provisions (including any requirements for notification) of subsection 2.1 request, at its option, that the requested Committed Rate Loans denominated in Dollars be made or maintained as ABR Loans or (B) withdraw the request for such Committed Rate Loans for which the Interest Period was unavailable by giving notice of such election to the Administrative Agent in accordance with subsection 2.11; provided, that if the Administrative Agent does not receive any notice hereunder with respect to requested Committed Rate Loans denominated in Dollars, such Borrower shall be deemed to have requested ABR Loans;

(v)                         with respect to Loans made by an Objecting Bank, no Interest Periods with respect to such Loans shall end after such Objecting Bank’s Commitment Expiration Date; and

(vi)                     no Interest Period shall end after the Termination Date.

“Issuing Bank”: (i) JPMorgan Chase Bank, N.A., in its capacity as issuer of any Letter of Credit or (ii) any other Bank that a Borrower may select from time to time that is willing to act as issuer of Letters of Credit, in its capacity as issuer of any Letter of Credit.

“JD Luxembourg”:  as defined in the preamble hereto.

“JPMorgan Chase Bank, N.A.”:  JPMorgan Chase Bank, N.A., a national association.

“Judgment Currency”:  as defined in subsection 2.24.

“L/C Commitment”:  $500,000,000.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to subsection 2.26(e).

“L/C Participants”:  the collective reference to all the Banks (other than, with respect to any Letter of Credit, the applicable Issuing Bank in its capacity as Issuing Bank) or any of them.

“Letter of Credit Fee”:  the rate per annum equal to the Eurocurrency Margin.

“Letters of Credit”:  as defined in subsection 2.26(a).

“Loan Account”:  as defined in subsection 2.3; collectively, the “Loan Accounts”.

“Loan Assignees”:  as defined in subsection 10.5(c).

“Loan Assignment”:  an Assignment and Assumption, substantially in the form of Exhibit E.

“Loans”:  the collective reference to the Committed Rate Loans, the Bid Loans and the Negotiated Rate Loans.

“Local Time”:  means (a) in the case of Foreign Currency Loans denominated in Canadian Dollars, Toronto, Ontario time, (b) in the case of Foreign Currency Loans denominated in Australian Dollar, Sydney, Australia time, (c) in the case of Foreign Currency Loans denominated in New Zealand Dollars, Wellington, New Zealand time, (d) in the case of all other Foreign Currency Loans, London time and (e) in all other cases, New York time.

“Losses”:  as defined in subsection 10.4(b).

“Luxembourg Obligations”:  the collective reference to the unpaid principal of and interest on the Loans made to JD Luxembourg and all other obligations and liabilities of JD Luxembourg (including, without limitation, interest accruing at the then applicable rate provided herein after the maturity of such Loans and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to JD Luxembourg, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by JD Luxembourg pursuant to the terms of any of the foregoing agreements).

“Majority Banks”:  at any particular time, Banks having Commitment Percentages aggregating more than fifty percent; provided that (a) at any time after the termination of all the Commitments, “Majority Banks” shall mean Banks holding Extensions of Credit aggregating more than fifty percent in principal amount of the Total Extensions of Credit and (b) at any time after the Commitment Expiration Date with respect to any Objecting Bank (but prior to the termination of all the Commitments), “Majority Banks” shall mean Banks whose Exposure aggregates more than fifty percent of the aggregate Exposure of all the Banks.

“Margin Stock”:  as defined in Regulation U of the Board.

“Markit”:  Markit Group Limited or any successor thereto.

“Markit Data”:  as defined in subsection 2.22(a).

“Moody’s”:  Moody’s Investor Service, Inc.

“Mortgage”:  as defined in subsection 6.2.

“Negotiated Rate Loan”:  each Loan made to the Company or the Capital Corporation by a Bank pursuant to a Negotiated Rate Loan Request in such principal amount, for such number of Interest Periods (subject to the proviso to the definition of “Interest Period” in this subsection 1.1) and having such interest rate(s) and repayment terms as shall, in each case, be mutually agreed upon between such Borrower and such Bank.

“Negotiated Rate Loan Request”:  each request by the Company or the Capital Corporation for a Bank to make Negotiated Rate Loans, which shall be delivered to such Bank in writing, by facsimile transmission, or by telephone, immediately confirmed in writing, and which shall specify the amount to be borrowed and the proposed Borrowing Date.

“Negotiation Period”:  as defined in subsection 2.21.

“Net Earnings Available for Fixed Charges”:  for any particular period for the Capital Corporation and its consolidated Subsidiaries, the sum of (i) consolidated net earnings of the Capital Corporation and such Subsidiaries for such period without deduction of Fixed Charges and without deduction of federal, state or other income taxes, provided that such net earnings for a fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the last quarter of a fiscal year of the Capital Corporation and its consolidated Subsidiaries) shall be determined by reference to the publicly available statement of income of the Capital Corporation and its consolidated Subsidiaries for or covering such fiscal quarter and after such adjustments, if any, as may be required so that such net earnings are determined in accordance with GAAP, except that earned investment tax credits may be included as revenue in the consolidated income statement of the Capital Corporation and its consolidated Subsidiaries, rather than as an offset against the provision for income taxes and (ii) Support Payments received by the Capital Corporation in or in respect of such period.

“New Bank”:  as defined in subsection 2.20(b).

“New Bank Supplement”:  as defined in subsection 2.20(b).

“New Zealand Dollars”: the lawful currency of New Zealand.

“Non-Qualifying Bank”: as defined in subsection 2.17(e).

“Notes”:  the collective reference to any promissory note evidencing Loans.

“Objecting Banks”:  as defined in subsection 2.16(a).

“Offered Increase Amount”:  as defined in subsection 2.20(a).

“Overnight Rate”: for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds rate, as quoted by the Administrative Agent, and (b) with respect to any amount denominated in a Foreign Currency, at a rate reasonably determined by the Administrative Agent to be the cost to it of funding such amounts.

“Participant Register”:  as defined in subsection 10.5(b).

“Participants”:  as defined in subsection 10.5(b).

“Participating Member State”:  any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Person”:  an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature, provided that for purposes of subsection 8(h), Person shall also include two or more entities acting as a syndicate or any other group for the purpose of acquiring, holding or disposing of securities of the Company.

“Plan”:  any pension plan which is covered by Title IV of ERISA and in respect of which either Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.

“Pounds” or “£” or “Pounds Sterling”: the lawful currency of the United Kingdom.

“Prevailing Rating”:  at any date of determination, the higher of (x) the Credit Rating of the Company assigned by S&P and (y) the Credit Rating of the Company assigned by Moody’s.

“Purchasing Banks”:  as defined in subsection 10.5(d).

“Re-Allocation Date”:  as defined in subsection 2.20(e).

“Reference Bank”:  each bank as may be selected by the Administrative Agent and is reasonably acceptable to the applicable Borrower.

“Reference Bank Rate”:  for any Interest Period, the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by at least three Reference Banks as of 11:00 A.M. Local Time, two Business Days prior to the beginning of such Interest Period (or such other day as is generally treated as the rate fixing date by market practice in such interbank market as determined by the Administrative Agent) as the rate at which the relevant Reference Bank could borrow funds in the relevant interbank market in the applicable Currency and for such Interest Period, were it to do so by asking for and then accepting interbank offers in reasonable market size in such Currency and for such Interest Period.

“Register”:  as defined in subsection 10.5(e).

“Reimbursement Obligation”:  the obligation of the Company or the Capital Corporation to reimburse an Issuing Bank pursuant to subsection 2.26(e) for amounts drawn under Letters of Credit issued for its account.

“Report Period”:  as defined in subsection 2.18.

“Reportable Event”:  any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

“Required Banks”:  at a particular time, Banks having Commitment Percentages aggregating at least 66-2/3%; provided that (a) at any time after the termination of all the Commitments, “Required Banks” means Banks holding Extensions of Credit aggregating at least 66-2/3% in principal amount of the Total Extensions of Credit and (b) at any time after the Commitment Expiration Date with respect to any Objecting Bank (but prior to the termination of all the Commitments), “Required Banks” means Banks whose Exposure aggregates at least 66-2/3% of the aggregate Exposure of all the Banks.

“Requirement of Law”:  as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves”:  as defined in subsection 2.13(c).

“Responsible Officer”:  of a Borrower, the Chairman, the President, any Executive, Senior or other Vice President, the Treasurer, any Assistant Secretary and any Assistant Treasurer of such Borrower.

“Restricted Margin Stock”:  any Margin Stock, the sale, pledge or other disposition of which by the Company or any of its Subsidiaries is in any way restricted by an arrangement with any Bank or any affiliate thereof to the extent that the value thereof (determined in accordance with Regulation U of the Board) does not exceed 25% of the value (determined in accordance with such Regulation U) of all the assets subject to such restriction.

“Restricted Subsidiary”:  any Subsidiary of the Company incorporated in the United States of America or Canada (a) which is engaged in, or whose principal assets consist of property used by the Company or any Restricted Subsidiary in, the manufacture of products within the United States of America or Canada or in the sale of products principally to customers located in the United States of America or Canada except any corporation which is a retail dealer in which the Company has, directly or indirectly, an investment, or (b) which the Company shall designate as a Restricted Subsidiary in an officers’ certificate signed by two Responsible Officers of the Company and delivered to the Administrative Agent.

“S&P”:  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale and Lease-back Transaction”:  as defined in subsection 6.3.

“Sanctions Laws and Regulations” means:

(i) any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”), the U.S. State Department Directorate of Defense Trade Controls or the U.S. Department of Commerce Bureau of Industry and Security; and

(ii) any sanctions measures imposed by the United Nations Security Council, the European Union or the United Kingdom.

“Securitization Indebtedness”:  the aggregate outstanding indebtedness for borrowed money, owner trust certificates (however classified) or credit enhancements incurred in connection with transactions involving (i) the sale, transfer or other disposition of receivables or leases (retail or wholesale) by the Capital Corporation or any of its Subsidiaries and (ii) the issuance of commercial paper, medium term notes or any other form of financing by any structured bankruptcy-remote Subsidiary of the Capital Corporation or any related conduit lender (such transactions, “Securitizations”), provided, that the aggregate outstanding credit enhancements in the form of cash or letter(s) of credit provided by the Capital Corporation or any of its Subsidiaries (other than any structured bankruptcy-remote Subsidiary) in excess of 10% of the aggregate outstanding indebtedness for borrowed money and owner trust certificates (however classified) incurred in connection with such Securitizations shall not be deemed for the purposes of this Agreement to be Securitization Indebtedness, but shall be deemed for purposes of subsection 7.2 to be Consolidated Senior Debt.

“Significant Subsidiary”:  of a Borrower, any Subsidiary of such Borrower the assets, revenues or net worth of which is, at the time of determination, equal to or greater than ten percent of the assets, revenues or net worth, respectively, of such Borrower at such time.

“Subsidiary”:  of a Person, a corporation or other entity of which securities or other ownership interests having ordinary voting power (other than securities or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

“Support Payments”:  payments from the Company to the Capital Corporation made pursuant to that certain Support Agreement, dated as October 15, 1996, by and between the Company and the Capital Corporation, as amended by the First Amended Agreement, dated as of November 1, 2003, between the Company and the Capital Corporation.

“Syndication Agent”:  as defined in the preamble hereto.

“Termination Date”:  April 2, 2019 or such later date as shall be determined pursuant to the provisions of subsection 2.16 with respect to non-Objecting Banks.

“Total Commitments”: at any time, the aggregate amount of the Commitments then in effect.

“Total Extensions of Credit”: at any time, the aggregate amount of the Extensions of Credit of the Banks outstanding at such time.

“Total Stockholders’ Equity”:  at a particular time, the total stockholders’ equity, exclusive of adjustments resulting from any accumulated other comprehensive income of the Company and its consolidated Subsidiaries as at the end of any fiscal quarter (including the last quarter of any fiscal year) as determined in accordance with GAAP.

“Transferees”:  as defined in subsection 10.5(g).

“Transfer Effective Date”:  the effective date of an assignment of Loans or Commitments under a Loan Assignment.

“Treaty”:  the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1987, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993), the Amsterdam Treaty (which was signed at Amsterdam on October 2, 1997 and came into force on May 1, 1999) and the Nice Treaty (which was signed on February 26, 2001), each as amended from time to time and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the Euro in one or more member states.

“Type”:  as to any Committed Rate Loan, its nature as an ABR Loan or Eurocurrency Loan.

“Withholding Agent”:  any Borrower or the Administrative Agent, as the case may be.

“Working Day”:  any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England and New York, New York.

1.2    Other Definitional Provisions.  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(b)      As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to any Borrower and its Subsidiaries not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)       The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)      Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the relevant Borrower.

1.3    Currency Conversion.

(a)       If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then (i) any reference in the Agreement to, and any obligations arising under the Agreement in, the general currency of that country (as opposed to a reference to a specific country) shall be translated into or paid in the currency or currency unit of that country designated by the Administrative Agent (with the Borrowers’ consent, which shall not unreasonably be withheld) and (ii) any such translation from one currency or currency unit to another of any country shall be at the official rate of exchange recognized by the central bank for conversion of that currency or currency unit into the other, rounded up or down, as applicable, at least to the fifth decimal place.

(b)      If a change in any currency of a country occurs, this Agreement shall be amended (and each party hereto agrees to enter into any supplemental agreement necessary to effect any such amendment) to the extent that the Administrative Agent determines (with the Borrowers’ consent, which shall not unreasonably be withheld) such amendment to be necessary to reflect the change in currency and to put the Bank in the same position, so far as possible, that they would have been in if no change in currency had occurred.

SECTION 2.                 THE COMMITTED RATE LOANS; THE BID LOANS; THE NEGOTIATED RATE LOANS; AMOUNT AND TERMS

2.1    The Committed Rate Loans.  (a)  During the Commitment Period, subject to the terms and conditions hereof, each Bank severally agrees to make loans (individually, a “Committed Rate Loan”) to each Borrower in Dollars or in any Foreign Currency from time to time; provided that (i) after giving effect thereto, such Bank’s Committed Extensions of Credit then outstanding do not exceed the amount of such Bank’s Commitment and (ii) the Total Extensions of Credit then outstanding do not exceed the Total Commitments.  During the Commitment Period, each Borrower may use the Commitments by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.

(b)      The Committed Rate Loans may be either (i) Eurocurrency Loans denominated in Dollars or any Foreign Currency, (ii) ABR Loans denominated in Dollars or (iii) a combination thereof as determined by the relevant Borrower; provided that the Foreign Currency Loans shall be Eurocurrency Loans.

(c)       Each Borrower may borrow Committed Rate Loans on any Working Day, if the borrowing is of Eurocurrency Loans, or on any Business Day, if the borrowing is of ABR Loans; provided, however, that a Responsible Officer of such Borrower shall give the Administrative Agent irrevocable notice thereof (which notice must be received by the Administrative Agent (i) prior to 12:00 Noon, New York City time, three Working Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans denominated in Dollars, (ii) prior to 12:00 Noon, Local Time, four Working Days prior to the requested Borrowing Date, in the case of Foreign Currency Loans and (iii) prior to 12:00 Noon, New York City time, on the requested Borrowing Date, in the case of ABR Loans.  Each such notice shall be given in writing or by facsimile transmission substantially in the form of Exhibit A (with appropriate insertions) or shall be given by telephone (specifying the information set forth in Exhibit A) promptly confirmed by notice given in writing or by facsimile transmission substantially in the form of Exhibit A (with appropriate insertions).  On the day of receipt of any such notice from a Borrower, the Administrative Agent (or Foreign Currency Agent) shall promptly notify each Bank thereof.  Each Bank will make the amount of its share of each borrowing available to the Administrative Agent in the applicable Currency for the account of such Borrower at the office of the Administrative Agent set forth in subsection 10.2 at 11:00 A.M. (or 2:00 P.M., in the case of ABR Loans requested pursuant to clause (iii) above), Local Time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent as the Administrative Agent may direct.  The proceeds of all such Committed Rate Loans will be made available promptly to such Borrower by the Administrative Agent at the office of the Administrative Agent specified in subsection 10.2 by crediting the account of such Borrower on the books of such office of the Administrative Agent with the aggregate of the amount made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

(d)      All Committed Rate Loans made to a Borrower shall be repaid in full by such Borrower on or before the Termination Date; provided, that Committed Rate Loans made by Objecting Banks shall be repaid as provided in subsection 2.16(b).  Notwithstanding anything herein to the contrary, each Borrower’s obligation to repay its Committed Rate Loans and pay the interest accrued thereon is a several obligation.

(e)       JD Luxembourg appoints the Capital Corporation as its agent to make all borrowing requests on its behalf, to receive the proceeds of Loans and make payments in respect of Loans and otherwise act on behalf of JD Luxembourg under this Agreement.

(f)        Each Bank may, at its option, make any Loan available to JD Luxembourg by causing any foreign or domestic branch or affiliate of such Bank to make such Loan; provided that any exercise of such option (i) shall not affect the obligation of JD Luxembourg to repay such Loan in accordance with the terms of this Agreement and (ii) shall not result in any adverse consequences to the Borrowers.

2.2    The Bid Loans; the Negotiated Rate Loans.  (a)  The Company and the Capital Corporation may borrow Bid Loans or Negotiated Rate Loans denominated in Dollars from time to time on any Business Day (in the case of Bid Loans made pursuant to an Absolute Rate Bid Loan Request), any Working Day (in the case of Bid Loans made pursuant to an Index Rate Bid Loan Request) or, in the case of Negotiated Rate Loans, on such days as shall be mutually agreed upon between the relevant Borrower and the applicable Bank, in each case during the Commitment Period and in the manner set forth in this subsection 2.2 and in amounts such that the Dollar Equivalent of the aggregate principal amount of Loans and L/C Obligations at any time outstanding shall not exceed the aggregate amount of the Commitments at such time.  Notwithstanding any other provision of this Agreement, the aggregate principal amount of the outstanding Bid Loans and/or Negotiated Rate Loans made by any Bank may at any time (but shall not be required to) exceed the Commitment of such Bank so long as the Dollar Equivalent of the aggregate outstanding principal amount of all Loans and L/C Obligations does not at any time exceed the aggregate amount of the Commitments.

(b)      (i)  The Company and the Capital Corporation shall request Bid Loans or Negotiated Rate Loans by delivering (A) in the case of an Index Rate Bid Loan, a Bid Loan Request to the Administrative Agent, c/o JPMorgan Chase Bank, N.A., as Administrative Agent, 500 Stanton Christiana Road, Ops 2, Floor 03, Newark, Delaware, 19713, Attention:  Pranay Tyagi, Telephone:  (302) 634-8799, Facsimile: (302) 634-8459, not later than 12:00 Noon (New York City time) four Working Days prior to the proposed Borrowing Date, (B) in the case of an Absolute Rate Bid Loan, a Bid Loan Request to the Administrative Agent at the address set forth in clause (A) of this subsection 2.2(b)(i) not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date or (C) in the case of a Negotiated Rate Loan, a Negotiated Rate Loan Request to any Bank at such time as the applicable Borrower and the applicable Bank shall agree.  Each Bid Loan Request may solicit bids for Bid Loans in an aggregate principal amount of $25,000,000 or an integral multiple of $5,000,000 in excess thereof and for not more than three alternative Interest Periods for such Bid Loans.  The Administrative Agent shall promptly notify each Bid Loan Bank by facsimile transmission or by telephone, immediately confirmed by facsimile transmission, of the contents of each Bid Loan Request received by it.

(ii)                              In the case of an Index Rate Bid Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Bid Loan Request, any Bid Loan Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans at the Applicable Index Rate plus or minus a margin for each such Bid Loan determined by such Bid Loan Bank, in its sole discretion.  Any such irrevocable offer shall be made by delivering a Bid Loan Offer to the Administrative Agent at the address set forth in clause (i)(A) above before 10:30 A.M. (New York City time) three Working Days before the proposed Borrowing Date, setting forth the maximum amount of Bid Loans for each Interest Period, and the aggregate maximum amount for all Interest Periods, which such Bank would be willing to make and the margin above or below the Applicable Index Rate at which such Bid Loan Bank is willing to make each such Bid Loan.  The Administrative Agent shall advise the relevant Borrower before 11:00 A.M. (New York City time) three Working Days before the proposed Borrowing Date of the contents of each such Bid Loan Offer received by it.  If the Administrative Agent in its capacity as a Bid Loan Bank shall, in its sole discretion, elect to make any such offer, it shall advise such Borrower of the contents of its Bid Loan Offer before 10:15 A.M. (New York City time) three Working Days before the proposed Borrowing Date.

(iii)                          In the case of an Absolute Rate Bid Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Bid Loan Request, any Bid Loan Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans at a rate or rates of interest for each such Bid Loan determined by such Bid Loan Bank in its sole discretion.  Any such irrevocable offer shall be made by delivering a Bid Loan Offer to the Administrative Agent at the address set forth in clause (i)(A) of this subsection 2.2(b) before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth the maximum amount of Bid Loans for each Interest Period, and the aggregate maximum amount for all Interest Periods, which such Bid Loan Bank would be willing to make and the rate or rates of interest at which such Bid Loan Bank is willing to make each such Bid Loan.  The Administrative Agent shall advise the relevant Borrower before 10:00 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such Bid Loan Offer received by it.  If the Administrative Agent in its capacity as a Bid Loan Bank shall, in its sole discretion, elect to make any such offer, it shall advise such Borrower of the contents of its Bid Loan Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

(iv)                          The relevant Borrower shall before 11:30 A.M. (New York City time) three Working Days before the proposed Borrowing Date (in the case of Bid Loans requested by an Index Rate Bid Loan Request) and before 10:30 A.M. (New York City time) on the proposed Borrowing Date (in the case of Bid Loans requested by an Absolute Rate Bid Loan Request) either, in its absolute discretion:

(A)                           cancel such Bid Loan Request by giving the Administrative Agent telephone notice to that effect, or

(B)                            accept one or more of the offers made by any Bid Loan Bank or Bid Loan Banks pursuant to clause (ii) or clause (iii) of this subsection 2.2(b), as the case may be, by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent at the address set forth in clause (i)(A) of this subsection 2.2(b) of a Bid Loan Confirmation) of the amount of Bid Loans for each relevant Interest Period to be made by each Bid Loan Bank (which amount shall be equal to or less than the maximum amount for such Interest Period specified in the Bid Loan Offer of such Bid Loan Bank, and for all Interest Periods included in such Bid Loan Offer shall be equal to or less than the aggregate maximum amount specified in such Bid Loan Offer for all such Interest Periods) and reject any remaining offers made by Bid Loan Banks pursuant to clause (ii) or clause (iii) above, as the case may be; provided, however, that (x) such Borrower may not accept offers for Bid Loans for any Interest Period in an aggregate principal amount in excess of the maximum principal amount requested for such Interest Period in the related Bid Loan Request, (y) if such Borrower accepts any such offers, it must accept offers strictly based upon pricing (starting with the lowest pricing) for such relevant Interest Period and upon no other criteria whatsoever and (z) if two or more Bid Loan Banks submit offers for any Interest Period at identical pricing and such Borrower accepts any of such offers but does not wish to borrow the total amount offered by such Bid Loan Banks with such identical pricing, such Borrower shall accept offers from all of such Bid Loan Banks in amounts allocated among them pro rata according to the amounts offered by such Bid Loan Banks (or as nearly pro rata as shall be practicable, after giving effect to the requirement that Bid Loans made by a Bid Loan Bank on a Borrowing Date for each relevant Interest Period shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, it being agreed that to the extent that it is not possible to make allocations in accordance with the provisions of this clause (z) such allocations shall be made in accordance with the instructions of such Borrower, it being understood that in no event shall any Bank be obligated to make any Bid Loan in a principal amount less than $5,000,000).

(v)                              If such Borrower notifies the Administrative Agent that a Bid Loan Request is cancelled pursuant to clause (iv)(A) of this subsection 2.2(b), the Administrative Agent shall give prompt telephone notice thereof to the Bid Loan Banks, and the Bid Loans requested thereby shall not be made.

(vi)                          (A)  If such Borrower accepts pursuant to clause (iv)(B) of this subsection 2.2(b) one or more of the offers made by any Bid Loan Bank or Bid Loan Banks pursuant to a Bid Loan Request, the Administrative Agent shall promptly notify by telephone each Bid Loan Bank which has made such an offer of the aggregate amount of such Bid Loans to be made on such Borrowing Date for each Interest Period and of the acceptance or rejection of any offers to make such Bid Loans made by such Bid Loan Bank.  Each Bid Loan Bank which is to make a Bid Loan pursuant to a Bid Loan Request shall, before 12:00 Noon (New York City time) on the Borrowing Date specified in the Bid Loan Request applicable thereto, make available to the Administrative Agent at its office set forth in subsection 10.2 the amount of Bid Loans to be made by such Bid Loan Bank, in immediately available funds.  The Administrative Agent will make such funds available to such Borrower as soon as practicable on such date at the Administrative Agent’s aforesaid address.

(B)                            If such Borrower and any Bank agree to the terms of a Negotiated Rate Loan to be made on a Borrowing Date pursuant to a Negotiated Rate Loan Request, such Borrower and such Bank shall promptly notify by telephone the Administrative Agent of the aggregate amount of Negotiated Rate Loans to be made on such Borrowing Date and the respective Interest Periods therefor.  Each Bank which is to make a Negotiated Rate Loan shall, at such time, on such Borrowing Date and at such location as shall be mutually agreed upon between such Borrower and such Bank, make available to such Borrower the amount of Negotiated Rate Loans to be made by such Bank, in immediately available funds.

(C)                            As soon as practicable after each Borrowing Date for Bid Loans and Negotiated Rate Loans, the Administrative Agent shall notify each Bank of the aggregate amount of Bid Loans or Negotiated Rate Loans advanced pursuant to a Bid Loan Request or Negotiated Rate Loan Request on such Borrowing Date and the respective Interest Periods therefor.

(c)       Within the limits and on the conditions set forth in this subsection 2.2, the Company and the Capital Corporation may from time to time borrow under this subsection 2.2, repay pursuant to paragraph (d) below, and reborrow under this subsection 2.2.

(d)      The Company or the Capital Corporation, as applicable, shall repay to the Administrative Agent for the account of each Bid Loan Bank (or the Loan Assignee in respect thereof, as the case may be) which has made a Bid Loan to such Borrower on the last day of the Interest Period for each Bid Loan (such Interest Period being that specified by such Borrower for repayment of such Bid Loan in the related Bid Loan Request) the then unpaid principal amount of such Bid Loan.  Each Borrower shall repay to each Bank which has made a Negotiated Rate Loan to such Borrower (or the Loan Assignee in respect thereof, as the case may be) the principal thereof as agreed by such Borrower and such Bank.  Notwithstanding anything herein to the contrary, each Borrower’s obligation to repay its Bid Loans and Negotiated Rate Loans is a several obligation.

(e)       Each Borrower shall pay interest on the unpaid principal amount of each Bid Loan and each Negotiated Rate Loan borrowed by such Borrower from the applicable Borrowing Date to the stated maturity date thereof, in the case of a Bid Loan, at the rate of interest determined pursuant to paragraph (b) of this subsection 2.2, and, in the case of a Negotiated Rate Loan, as agreed by such Borrower and the relevant Bank (calculated on the basis of a 360 day year for actual days elapsed), payable on the interest payment date or dates (i) specified by such Borrower for such Bid Loan in the related Bid Loan Request and (ii) mutually agreed upon between such Borrower and such Bank in the case of Negotiated Rate Loans, provided that as to any Bid Loan in respect of which the stated maturity date is more than three months after such Borrowing Date, interest shall also be paid on the day which occurs three months after such Borrowing Date.  If all or a portion of the principal amount of any Bid Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Bank under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 1% above the rate which would otherwise be applicable to such Bid Loan until the scheduled maturity date with respect thereto and for each day thereafter at a rate per annum which is 1% above the ABR until paid in full (as well after as before judgment).  If all or any portion of the principal amount of any Negotiated Rate Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Bank under this Agreement, bear interest from the date on which such payment was due at a rate per annum as shall be mutually agreed upon between the relevant Borrower and the relevant Bank.  Notwithstanding anything herein to the contrary, each Borrower’s obligation to pay the interest accrued on its Bid Loans and Negotiated Rate Loans is a several obligation.

(f)        After the first Bid Loan Request has been given hereunder, no Bid Loan Request or Negotiated Rate Loan Request shall be given until at least one Business Day, in the case of an Absolute Rate Bid Loan Request, or one Working Day, in the case of an Index Rate Bid Loan Request, after the earliest to occur of (i) the Borrowing Dates with respect to all prior Bid Loan Requests made pursuant to subsection 2.2(b)(i), (ii) the date on which all Bid Loan Banks have failed to submit Bid Loan Offers with respect to any Bid Loan Requests within the time specified in subsection 2.2(b)(ii) or (iii), as the case may be, and (iii) the date on which the relevant Borrower has cancelled all prior Bid Loan Requests pursuant to subsection 2.2(b)(iv).

2.3    Loan Accounts.  Each Bank, with respect to its Committed Rate Loans, Bid Loans and Negotiated Rate Loans, and the Administrative Agent, with respect to all Committed Rate Loans, Negotiated Rate Loans and Bid Loans, shall open and maintain in the name of each Borrower loan accounts (as to each Bank, its “Loan Account” applicable to such Borrower) on its books and records setting forth the amounts of principal, interest and other sums paid and payable by such Borrower from time to time hereunder in respect of such Loans, and the obligation of such Borrower to pay or repay, as the case may be, such amounts to such Bank shall be evidenced by such Bank’s Loan Account.  In case of any dispute, action or proceeding relating to any Committed Rate Loan, Bid Loan or Negotiated Rate Loan, the entries in such records shall constitute prima facie evidence of the accuracy of the information set forth therein.  In case of discrepancy between the entries in the Administrative Agent’s books and records and any Bank’s, the entries in the Administrative Agent’s books and records shall constitute prima facie evidence of the accuracy of the information set forth therein.

2.4    Fees.  (a)  The Company and the Capital Corporation jointly and severally agree to pay to the Administrative Agent for the account of each Bank a commitment fee from and including the Closing Date to but excluding the date on which the Commitment of such Bank terminates hereunder, computed at a per annum rate equal to the Commitment Fee Rate on the average daily amount of the Available Commitment of such Bank in effect during the period for which payment is made, payable quarterly in arrears on the first Business Day of each January, April, July and October of each year and on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein, commencing in April, 2014.  For purposes of calculating the commitment fee, any Bid Loans and Negotiated Rate Loans shall be deemed not to be outstanding.

(b)      The Company and the Capital Corporation jointly and severally agree to pay to the Administrative Agent for its own account all fees set forth in the letter agreement dated January 21, 2014 from J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. to the Borrowers.

(c)       The Company and the Capital Corporation jointly and severally agree to pay to the Administrative Agent for its own account all other fees payable to the Administrative Agent as the Borrowers and the Administrative Agent shall mutually agree from time to time.

2.5    Termination or Reduction of Commitments; Cancellation of Capital Corporation or JD Luxembourg as Borrower.  (a)  The Borrowers, acting jointly, shall have the right, upon not less than five Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, reduce the amount of the Commitments, provided that (i) any such reduction shall be accompanied by prepayment of Committed Rate Loans and reduction of the L/C Obligations hereunder, together with accrued interest on the amount so prepaid to the date of such prepayment, to the extent, if any, that the Dollar Equivalent of the aggregate outstanding principal amount of all Loans and L/C Obligations exceeds the amount of the Commitments as then reduced and (ii) any such termination of the Commitments shall be accompanied by prepayment in full of the Loans then outstanding hereunder in accordance with subsection 2.6 and payment of all Reimbursement Obligations together with accrued fees and interest thereon, and cash collateralization of outstanding Letters of Credit in an amount equal to the aggregate then undrawn and unexpired amount thereof (or the provision of other credit support acceptable to the applicable Issuing Banks), and any termination of a Bank’s Commitment pursuant to subsection 2.13, 2.16 or 2.17 shall, with respect to each affected Loan, on the last day of the applicable Interest Period therefor or, if earlier, on such earlier date as shall be notified by the Borrowers, be accompanied by prepayment in full of such Loan, together with, in each case, accrued interest thereon to the date of such prepayment, the payment of any Reimbursement Obligation owed to such Bank or unpaid commitment fee then accrued hereunder, the payment of any Letter of Credit interest and fees then accrued hereunder, and the payment of any amounts then payable pursuant to subsections 2.13, 2.14, 2.15 and 2.17.  Upon receipt of such notice from the Borrowers the Administrative Agent shall promptly notify each Bank thereof.  Any reduction of the Commitments pursuant to this subsection 2.5 shall be in an amount not less than $25,000,000, and shall be an amount which is a whole multiple of $5,000,000, and shall reduce permanently the amount of the Commitments then in effect.

(b)      The Company may cancel the ability of the Capital Corporation to borrow hereunder upon not less than five Business Days’ notice to the Administrative Agent.  Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify each Bank thereof.  On the first day following receipt of such notice, on which all Loans to the Capital Corporation and all interest thereon shall have been paid in full and all Reimbursement Obligations arising in connection with Letters of Credit issued for the account of the Capital Corporation, together with the accrued interest and fees thereon, shall have been paid in full and all outstanding Letters of Credit issued for the account of the Capital Corporation shall have been cash collateralized in an amount equal to the aggregate then undrawn and unexpired amount thereof (or otherwise credit supported in a manner acceptable to the applicable Issuing Banks), and notwithstanding any other provision of this Agreement, (i) the Capital Corporation shall cease to be a party hereto or to have any right or obligation hereunder, (ii) rights and obligations expressed herein to be, in effect, of the Company, the Capital Corporation or JD Luxembourg, each of them or of any of them together with the Capital Corporation, but not any such rights and obligations expressed herein to be of the Capital Corporation only, shall be deemed to be rights and obligations of the Company only and (iii) the Banks shall cease to have any right or obligation hereunder which depends or is contingent upon any action, condition or performance, or the absence thereof, whether past or present, of the Capital Corporation other than any action, condition or performance, or the absence thereof, of the Capital Corporation in its capacity as a Subsidiary, Significant Subsidiary or Restricted Subsidiary hereunder; provided, however, that the obligation of the Capital Corporation to make any payment pursuant to subsection 2.13, 2.14, 2.15 or 2.17 which arises prior to the cancellation of the ability of the Capital Corporation to borrow hereunder shall survive the cancellation of the ability of the Capital Corporation to borrow hereunder; provided further that any cancellation of the ability of the Capital Corporation to borrow hereunder shall be accompanied by the cancellation of the ability of JD Luxembourg to borrow hereunder pursuant to clause (c) below.

(c)       The Company may cancel the ability of JD Luxembourg to borrow hereunder upon not less than five Business Days’ notice to the Administrative Agent.  Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify each Bank thereof.  On the first day following receipt of such notice, on which all Loans to JD Luxembourg and all interest thereon shall have been paid in full, and notwithstanding any other provision of this Agreement, (i) JD Luxembourg shall cease to be a party hereto or to have any right or obligation hereunder, (ii) rights and obligations expressed herein to be, in effect, of each of the Company, the Capital Corporation or JD Luxembourg, each of them or any of them together with JD Luxembourg, but not any such rights and obligations expressed herein to be of JD Luxembourg only, shall be deemed to be rights and obligations of the Company and the Capital Corporation, as applicable, only and (iii) the Banks shall cease to have any right or obligation hereunder which depends or is contingent upon any action, condition or performance, or the absence thereof, whether past or present, of JD Luxembourg other than any action, condition or performance, or the absence thereof, of JD Luxembourg in its capacity as a Subsidiary, Significant Subsidiary or Restricted Subsidiary hereunder; provided, however, that the obligation of JD Luxembourg to make any payment pursuant to subsection 2.13, 2.14, 2.15 or 2.17 which arises prior to the cancellation of the ability of JD Luxembourg to borrow hereunder shall survive the cancellation of the ability of JD Luxembourg to borrow hereunder.

2.6    Optional Prepayments.  (a)  Each Borrower may at any time and from time to time prepay its Committed Rate Loans in whole or in part, without premium or penalty, but subject to the provisions of subsection 2.14, upon at least three Working Days’ irrevocable notice (by 11:00 A.M. Local Time), in the case of Eurocurrency Loans, or same day irrevocable notice in the case of ABR Loans, in each case to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of its Eurocurrency Loans, ABR Loans, or a combination thereof, and if of a combination thereof, the amount of prepayment allocable to each.  Upon receipt of such notice the Administrative Agent shall promptly notify each Bank thereof.  If such notice is given, the Borrower delivering such notice shall make such prepayment, and the payment of the amount specified in such notice shall be due and payable, on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts payable pursuant to subsections 2.14 and 2.15.  Except as provided in the immediately following sentence, partial prepayments shall be in an aggregate principal amount of $5,000,000, or a whole multiple thereof (or comparable amounts reasonably determined by the Administrative Agent in the case of Foreign Currency Loans); provided, however, that after giving effect thereto, the aggregate principal amount of all Committed Rate Loans made on the same Borrowing Date shall not be less than $25,000,000 (or comparable amounts reasonably determined by the Administrative Agent in the case of Foreign Currency Loans).  Anything contained in this subsection 2.6 to the contrary notwithstanding, partial prepayments of a Cancelled Bank’s Loans in connection with the termination under subsection 2.13(a), (b) or (c), 2.16(c) or 2.17(b), or upon a Defaulting Bank becoming a Cancelled Bank, of such Cancelled Bank’s Commitment (in whole or in part) shall be in an amount equal to the principal amount of the Loans of such Bank being prepaid, notwithstanding the amount thereof, and shall be permitted notwithstanding the provisions of the foregoing proviso.  The Company and the Capital Corporation may prepay Negotiated Rate Loans or Bid Loans on such terms as shall be mutually agreed upon between the relevant Borrower and the relevant Bank.

(b)      If, on any Calculation Date, the Total Extensions of Credit outstanding on such date exceed the Total Commitments, on such date, the Borrowers shall, without notice or demand, within five Business Days (i) repay Loans and reduce L/C Obligations in an aggregate principal amount such that, after giving effect thereto, the Total Extensions of Credit shall be equal to or less than the Total Commitments and (ii) pay interest and fees accrued to the date of such payment, prepayment or reduction on the principal so prepaid or reduced and any amounts payable under subsection 2.14 in connection therewith.

2.7    Minimum Amount of Certain Loans.  All borrowings, conversions, continuations, payments and, except as set forth in the penultimate sentence of subsection 2.6, prepayments in respect of Committed Rate Loans shall be in such amounts and be made pursuant to such elections that, after giving effect thereto, (a) the aggregate principal amount of Committed Rate Loans made on any Borrowing Date shall not be less than $25,000,000 or a whole multiple of $5,000,000 in excess thereof (or comparable amounts reasonably determined by the Administrative Agent in the case of Foreign Currency Loans) and (b) the aggregate principal amount of Committed Rate Loans of any Type with the same Interest Period shall not be less than $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or comparable amounts reasonably determined by the Administrative Agent in the case of Foreign Currency Loans).

2.8    Committed Rate Loan Interest Rate and Payment Dates.  (a)  The Eurocurrency Loans shall bear interest for the period from the date thereof until the stated maturity thereof on the unpaid principal amount thereof at a rate per annum equal to the Eurocurrency Rate determined for the Interest Period therefor plus the Applicable Margin.

(b)      The ABR Loans shall bear interest for each day during the period from the date thereof until the payment in full thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the ABR for such day plus the Applicable Margin.

(c)       If all or a portion of the principal amount of any of the Committed Rate Loans or Reimbursement Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such overdue principal amount of such Committed Rate Loan and Reimbursement Obligations (i) shall bear interest at a rate per annum which is 1% above the rate which would otherwise be applicable pursuant to subsection 2.8(a) or (b) as the case may be, from the date when such principal amount is due until the date on which such amount is paid in full and (ii) shall, if such Committed Rate Loan is a Eurocurrency Loan denominated in Dollars, be converted to an ABR Loan at the end of the Interest Period applicable thereto.

(d)      Interest shall be payable in arrears on each Interest Payment Date.

2.9    Conversion and Continuation Options.  (a)  The relevant Borrower may elect from time to time to convert Committed Rate Loans denominated in Dollars of one Type into Committed Rate Loans denominated in Dollars of another Type by giving to the Administrative Agent irrevocable notice of such conversion by the earliest time that they would have been required to give notice under subsection 2.1(c) if they had been borrowing Committed Rate Loans of each such Type on the conversion date specified in such notice, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto.  Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor.  Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof.  All or any part of outstanding Eurocurrency Loans and ABR Loans denominated in Dollars may be converted as provided herein, provided that no Loan may be converted into a Eurocurrency Loan after the date that is one month prior to (i) in the case of a Loan made by an Objecting Bank, such Objecting Bank’s Commitment Expiration Date, and (ii) in the case of all Loans, the Termination Date.

(b)      Any Eurocurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving notice to the Administrative Agent or the Foreign Currency Agent, as the case may be, such notice to be given by the time it would have been required to give notice under subsection 2.1(c) if it had been borrowing Eurocurrency Loans on the last day of the then expiring Interest Period therefor, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency Loan denominated in Dollars may be continued as such after the date that is one month prior to (i) in the case of a Loan made by an Objecting Bank, such Objecting Bank’s Commitment Expiration Date, and (ii) in the case of all Loans, the Termination Date.  Upon receipt of any such notice, the Administrative Agent or the Foreign Currency Agent, as the case may be, shall promptly notify each Bank thereof.

2.10                    Computation of Interest and Fees.  (a)  Commitment fees and interest in respect of ABR Loans based upon clause (a) of the definition of ABR shall be calculated on the basis of a 365- (or 366- as the case may be) day year for the actual days elapsed (including the first day and excluding the last day).  Interest in respect of Eurocurrency Loans, Bid Loans and ABR Loans based upon clause (b) or (c) of the definition of ABR and Letter of Credit Fees shall be calculated on the basis of a 360-day year for the actual days elapsed (including the first day and excluding the last day), provided, that interest in respect of Foreign Currency Loans denominated in Pounds Sterling, Australian Dollars or New Zealand Dollars shall be calculated on the basis of a 365- (or 366- as the case may be) day year for actual days elapsed. The Administrative Agent shall promptly notify the Borrowers and the Banks of each determination of a Eurocurrency Rate.  Any change in the interest rate on a Committed Rate Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change in the ABR shall become effective.  The Administrative Agent or the Foreign Currency Agent, as applicable, shall promptly notify the Borrowers and the Banks of the effective date and the amount of each such change.

(b)      Each determination of an interest rate by the Administrative Agent or the Foreign Currency Agent, as applicable, pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error.

2.11                    Inability to Determine Interest Rate.  (a)  In the event that the Administrative Agent or the Foreign Currency Agent, as applicable, shall have determined (which determination shall be conclusive and binding upon the Borrowers) that (i) by reason of circumstances affecting the interbank market for the applicable Currency generally, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for any requested Interest Period with respect to Committed Rate Loans that a Borrower has requested be made as, continued as or converted into Eurocurrency Loans or (ii) that deposits in the applicable Currency are not generally available, or cannot be obtained by the Banks, in the applicable market (any Foreign Currency affected by the circumstances described in clause (i) or (ii) is referred to as an “Affected Foreign Currency”), the Administrative Agent or the Foreign Currency Agent, as applicable, shall promptly give notice of such determination to such Borrower and the Banks prior to the first day of the requested Interest Period for such Eurocurrency Loans.  If such notice is given, such Borrower may (A) in accordance with the provisions of subsection 2.1 or 2.9, as the case may be (including any requirements for notification), request that the affected Loans denominated in Dollars be made as, continued as or converted into, as the case may be, ABR Loans, (B) request that any outstanding Foreign Currency Loans in an Affected Foreign Currency be converted, on the last day of the then-current

Interest Period, to Dollar Loans at the applicable Exchange Rate or (C) in the case of Loans requested to be made on the first day of such Interest Period, withdraw the notice given under subsection 2.1 or 2.9, as the case may be, by giving telephonic notice to the Administrative Agent or the Foreign Currency Agent, as applicable, no later than 10:00 A.M. (Local Time) one Business Day prior to the applicable Borrowing Date, confirmed in writing no later than one Business Day after such telephonic notice is given; provided that if the Administrative Agent or the Foreign Currency Agent, as applicable, does not receive any notice permitted from the relevant Borrower hereunder, such Borrower shall be deemed to have requested that the affected Loans be made as, continued as or converted into, as the case may be, ABR Loans or, in the case of Foreign Currency Loans, shall be deemed to have requested that the affected Loans be made as, continued as or converted into, as the case may be, Dollar Loans which are (1) ABR Loans (in the case of clause (i) above) or (2) Eurocurrency Loans (in the case of clause (ii) above).  Until the notice given pursuant to the first sentence of this paragraph has been withdrawn by the Administrative Agent or the Foreign Currency Agent, as applicable, no further Eurocurrency Loans denominated in Dollars (in the case of clause (i) above) or in an Affected Foreign Currency shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurocurrency Loans.

(b)      In the event that the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the interbank market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for any Interest Period with respect to a proposed Bid Loan to be made pursuant to an Index Rate Bid Loan Request, the Administrative Agent shall forthwith give notice of such determination to the relevant Borrower and the Bid Loan Banks at least two Business Days prior to the proposed Borrowing Date, and such Bid Loans shall not be made on such Borrowing Date.  Until any such notice has been withdrawn by the Administrative Agent, no further Index Rate Bid Loan Requests shall be submitted by any Borrower.

2.12                    Pro Rata Treatment and Payments.  (a)  All payments (including prepayments), to be made by the Borrowers on account of principal, Reimbursement Obligations, interest and fees shall be made without defense, set-off or counterclaim and shall be made, in the case of fees and principal of, and interest on, Loans (other than Negotiated Rate Loans) and Reimbursement Obligations at the Administrative Agent’s office specified in subsection 10.2, in each case in the relevant Currency in which the Loan was made (and in dollars in the case of Reimbursement Obligations) and in immediately available funds not later than 11:00 A.M. (Local Time) on the date due.  The Administrative Agent shall distribute such payments to the Banks entitled thereto on the day of receipt in like funds as received, provided that the Administrative Agent shall have received such payments not later than 11:00 A.M. (Local Time).  If the Administrative Agent shall distribute such payments to the Banks entitled thereto on a date after the date on which such payments were received prior to 11:00 A.M. (Local Time), the Administrative Agent shall pay to each such Bank on demand an amount equal to the product of (i) the daily average applicable Overnight Rate, times (ii) the amount of such Bank’s share of such payment, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such date of receipt of payment by the Administrative Agent to but excluding the date on which such Bank’s share of such payment shall have become immediately available to such Bank and the denominator of which is 360.  All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees relating to Negotiated Rate Loans shall be made to the Bank with respect thereto on such terms, at such address and at such time as shall be mutually agreed upon between the relevant Borrower and the relevant Bank in lawful money of the United States of America on the date due.

(b)      (i)  Each borrowing by a Borrower of Committed Rate Loans and each payment of principal in respect of Committed Rate Loans (subject to the provisions of subsection 2.20(e)) shall be made in accordance with the following requirements:

(A)                           All borrowings of Committed Rate Loans and all principal payments in respect of such Loans, shall be made pro rata according to the respective Commitments of the Banks.

(B)                            As provided in clause (b)(ii) below, if any principal payment is made in respect of any Loans (other than Negotiated Rate Loans) on any day on which principal amounts are due and owing in respect of any Loans (other than Negotiated Rate Loans), such principal payment shall be applied to the Banks pro rata according to the respective amounts of principal due and owing to the Banks under this Agreement.

(ii)                              Except as provided in subsections 2.13, 2.16 and 2.17, each reduction of the Commitments shall be made pro rata among the Banks according to their respective Commitment Percentages.  Each payment by the Borrowers under this Agreement or of any Loan (other than Negotiated Rate Loans) shall be applied, first, to any fees then due and owing pursuant to subsections 2.4 and 2.26, second, to interest then due and owing in respect of the Loans (other than Negotiated Rate Loans) and Reimbursement Obligations and third, to principal then due and owing hereunder (other than principal due and owing under Negotiated Rate Loans) under the Loans (other than Negotiated Rate Loans) and Reimbursement Obligations.  Each payment made by the Company or the Capital Corporation under this Agreement relating to a Negotiated Rate Loan to the Bank with respect thereto shall be applied, first, to interest then due and owing in respect of such Negotiated Rate Loan and second, to principal then due and owing hereunder with respect to such Negotiated Rate Loan and under such Negotiated Rate Loan.  Each payment (other than voluntary prepayments made when no principal payments are due and owing hereunder) by a Borrower on account of principal of and interest on the Loans (other than Negotiated Rate Loans) and Reimbursement Obligations shall be made for the account of each Bank pro rata according to the respective amounts of principal, Reimbursement Obligations and interest due and owing to such Bank under this Agreement.  Subject to the requirements of clause (i) of this paragraph (b), each payment by a Borrower on account of principal of the Loans (other than Negotiated Rate Loans) and Reimbursement Obligations shall be applied, first, to such of its Committed Rate Loan borrowings and Reimbursement Obligations as such Borrower may designate and, second, after all Committed Rate Loans and Reimbursement Obligations shall have been paid in full, to all of its Absolute Rate Bid Loans or Index Rate Bid Loans made on the same Borrowing Date with the same Interest Period as such Borrower may designate, pro rata according to the respective amounts outstanding; provided, however, that prepayments made pursuant to subsection 2.13(a), (b) or (c), 2.16(c) or 2.17(b) shall be applied in accordance with such subsection.

(c)       If any payment hereunder (other than payments on the Eurocurrency Loans and Index Rate Bid Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  If any payment on a Eurocurrency Loan or Index Rate Bid Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Working Day.  With respect to any extension of the payment of principal pursuant to this subsection 2.12(c), interest thereon shall be payable at the then applicable rate during such extension.

(d)      Unless the Administrative Agent shall have been notified in writing by any Bank prior to the date of the Committed Rate Loan, Committed Rate Loans, Bid Loan or Bid Loans to be made by such Bank (which notice shall be effective upon receipt) that such Bank will not make its pro rata share of the amount of the requested borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such amount available to it on such date and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount.  If a Bank shall make such amount available to the Administrative Agent on a date after such Borrowing Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average applicable Overnight Rate, times (ii) the amount of such Bank’s pro rata share of such borrowing, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Borrowing Date to but excluding the date on which such Bank’s pro rata share of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360.  A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this subsection 2.12(d) shall be conclusive, absent manifest error.  If such Bank’s pro rata share is not in fact made available to the Administrative Agent by such Bank within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount, on demand, from the relevant Borrower with interest thereon at the rate equal to the product of (i) during the period from and including such Borrowing Date to the Business Day next following the date of such demand, the daily average applicable Overnight Rate, times a fraction, the numerator of which is the number of days that elapse from and including such Borrowing Date to but excluding the Business Day next following the date of such demand and the denominator of which is 360 and (ii) thereafter, the interest rate or rates applicable to the Loan or Loans funded by the Administrative Agent on behalf of such Bank on such Borrowing Date, times a fraction, the numerator of which is the number of days which elapse from and including the Business Day next following the date of such demand to but excluding the date such amount is recovered by the Administrative Agent from such Borrower and the denominator of which is 360.  In the event any Bank’s pro rata share of a borrowing is not made available to the Administrative Agent in accordance with this paragraph within three Business Days of the applicable Borrowing Date (i) such Bank shall, during the period from such Borrowing Date to the date such Bank makes its pro rata share of the applicable borrowing available, not accrue and shall not be entitled to receive any commitment fee under subsection 2.4 and (ii) each Borrower may exercise or pursue any other rights, remedies, powers and privileges against such Bank as are provided by law or by contract.

2.13                    Requirements of Law.  (a)  If any Bank shall determine that by reason of (i) the introduction after the date hereof of any applicable law, regulation or guideline or any change after the date hereof in any applicable law, regulation or guideline (including the phasing-in of a provision of any applicable law, regulation or guideline) or in the interpretation thereof by any governmental or other regulatory authority charged with the administration thereof or any court of competent jurisdiction and/or (ii) compliance by such Bank with any requirement adopted after the date hereof or directive adopted after the date hereof from any central bank or other fiscal, monetary or other regulatory authority (whether or not having the force of law), there shall be any increase in the cost of such Bank of maintaining or giving effect to its obligations with respect to Committed Rate Loans or Letters of Credit under this Agreement or maintaining its Commitment with respect to Committed Rate Loans or Letters of Credit or making or maintaining any Eurocurrency Loans or any reduction in any amount receivable by such Bank in respect of Eurocurrency Loans under this Agreement, notwithstanding the reasonable efforts (such reasonable efforts not to result in the incurrence of additional costs or expenses) of such Bank to mitigate such increase or reduction (excluding for purposes of this subsection 2.13 any such increased costs resulting from (x) Indemnified Taxes (as to which subsection 2.17 shall govern), (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Bank is organized or has its applicable lending office or any political subdivision thereof and (z) FATCA), then the relevant Borrower shall from time to time on receipt (whenever occurring) of a certificate from such Bank (which shall be executed by an officer thereof and a copy of which shall be delivered to the Administrative Agent) pay to such Bank such amounts as are stated therein to be required to indemnify such Bank against such increased costs or reduction; provided, however, that if such Borrower becomes obligated to pay any Bank any additional amount pursuant to this subsection 2.13(a), such Borrower shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and such Bank in accordance with subsection 2.6, to prepay in full the Loans of such Bank, together with accrued interest thereon, any amounts payable to such Bank pursuant to subsections 2.13, 2.14, 2.15 and 2.17 and any accrued and unpaid commitment fee, Letter of Credit Fee, Reimbursement Obligations in respect of Letters of Credit or other amount payable to such Bank hereunder and/or, upon giving not less than three Business Days’ notice to any such Bank and the Administrative Agent, to cancel the whole or part of the Commitment of any such Bank (and upon such cancellation, such Bank’s participation in any then outstanding undrawn Letters of Credit shall terminate) (it being understood that any partial cancellation of the Commitment shall result in a corresponding reduction of such Bank’s participating interest in respect of Letters of Credit); provided, further, that such Borrower shall not be obligated to pay any Bank any additional amount pursuant to this subsection 2.13(a) (A) which constitutes a present or future income, stamp or other tax, levy, impost, duty, charge, fee, deduction or withholding referred to in subsection 2.17(a) or (B) as a result of any law, rule, guideline, regulation, request or directive regarding capital adequacy referred to in subsection 2.13(b).  A certificate of such Bank as to the amount of such increased costs or reduction shall set forth in reasonable detail the computation of such increased costs or reduction, and shall be binding and conclusive in the absence of manifest error.  A Bank which demands indemnification hereunder as a result of an increased cost or reduction referred to herein shall deliver the certificate referred to above to the relevant Borrower demanding indemnification no later than the later of (y) the thirtieth day immediately following each payment or realization by such Bank of such increased cost or reduction (and such certificate shall certify that the amounts set forth therein were paid or realized within such thirty-day period) and (z) the thirtieth day immediately following such Bank’s knowledge of the incurrence or realization by such Bank of such increased cost or reduction (and such certificate shall so certify).

(b)  In the event that any Bank shall have determined that the adoption after the date hereof of any law, rule, guideline or regulation regarding capital adequacy, or any change after the date hereof in any existing or future law, rule, guideline or regulation regarding capital adequacy (excluding, however, the phasing-in of any existing law, rule, regulation or guideline regarding capital adequacy) or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Bank’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Bank’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after receipt (whenever occurring) of a certificate from such Bank (which shall be executed by an officer thereof and a copy of which shall be delivered to the Administrative Agent), the Borrowers jointly and severally agree to pay to such Bank such additional amounts as are stated therein to be required to compensate it for such reduction; provided, however, that if such Borrower becomes obligated to pay any Bank any additional amount pursuant to this subsection 2.13(b), such Borrower shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and such Bank in accordance with subsection 2.6, to prepay in full the Loans of such Bank, together with accrued interest thereon, any amounts payable pursuant to subsections 2.13, 2.14, 2.15 and 2.17 and any accrued and unpaid commitment fee, Letter of Credit Fee, Reimbursement Obligations in respect of Letters of Credit or other amounts payable to it hereunder and/or, upon giving not less than three Business Days’ notice to any such Bank and the Administrative Agent, to cancel the whole or part of the Commitment of any such Bank (and upon such cancellation, such Bank’s participation in any then outstanding undrawn Letters of Credit shall terminate) (it being understood that any partial cancellation of the Commitment shall result in a corresponding reduction of such Bank’s participating interest in respect of Letters of Credit) (but only if after giving effect to such cancellation and prepayment the Total Extensions of Credit do not exceed the Total Commitments).  A certificate of such Bank as to the amount of such reduction shall set forth in reasonable detail the computation of such reduction, and shall be binding and conclusive in the absence of manifest error.  A Bank which demands indemnification hereunder as a result of a reduction referred to herein shall deliver the certificate referred to above to the relevant Borrower demanding indemnification no later than the later of (i) the thirtieth day immediately following each realization by such Bank of such reduction (and such certificate shall certify that the amounts set forth therein were realized within such thirty-day period) and (ii) the thirtieth day immediately following such Bank’s knowledge of the realization by such Bank of such reduction (and such certificate shall so certify).

(c)  Each Borrower shall pay to each Bank that delivers a certificate to such Borrower in accordance with this subsection (c) such amounts as shall be necessary to reimburse such Bank for the costs (determined in accordance with the immediately following sentence), if any, incurred by such Bank, as a result of the application to such Bank during any period on which there are outstanding Eurocurrency Loans advanced by such Bank to such Borrower of basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) maintained by a member bank of such System (any such reserves dealing with reserve requirements prescribed for eurocurrency funding being referred to as “Reserves”), such amount to be set forth in a certificate of such Bank delivered to the relevant Borrower; provided, however, that if a Bank gives to a Borrower the written notice contemplated by the proviso set forth in the second following sentence, such Borrower shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and such Bank in accordance with subsection 2.6, to prepay in full the Loans of such Bank, together with accrued interest thereon, any amounts payable pursuant to subsections 2.13, 2.14, 2.15 and 2.17 and any accrued and unpaid commitment fee, Letter of Credit Fee, Reimbursement Obligations in respect of Letters of Credit or other amounts payable to it hereunder and/or upon giving not less than three Working Days’ notice to such Bank and the Administrative Agent, to cancel the whole or part of the Commitment of any such Bank (and upon such cancellation, such Bank’s participation in any then outstanding undrawn Letters of Credit shall terminate) (it being understood that any partial cancellation of the Commitment shall result in a corresponding reduction of such Bank’s participating interest in respect of Letters of Credit).  Amounts certified by a Bank hereunder for any period shall represent such Bank’s calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Bank shall determine) of the actual costs, if any, theretofore incurred by such Bank as a result of the application of Reserves to Eurocurrency liabilities (as referred to in Regulation D referred to above) of such Bank in an amount equal to such Bank’s Eurocurrency Loans during such period and in any event shall not exceed the amount obtainable utilizing the maximum Reserves prescribed by the Board or other Governmental Authority having jurisdiction with respect thereto for such period.  Such payment shall be made within fifteen days after receipt by the relevant Borrower of a certificate, signed by an officer of the Bank delivering such certificate, which certificate shall be binding and conclusive in the absence of demonstrable error, specifying the period (prior to the date of such certificate) during which the cost set forth therein was incurred by such Bank and stating (i) that such amount represents the actual cost, or, if an accurate calculation of such cost is impracticable stating that such amount represents such Bank’s reasonable estimate of the actual cost, incurred by such Bank during such period as a result of the application of Reserves to Eurocurrency liabilities of such Bank in an amount equal to such Bank’s Eurocurrency Loans during such period and specified in such certificate and (ii) that the amount set forth therein does not in any event exceed the amount obtainable utilizing the maximum Reserves prescribed for such period by the Board or such other Governmental Authority having jurisdiction with respect thereto; provided that the obligation of the Borrowers to pay any amounts pursuant to this subsection 2.13(c) shall apply only in the case of those Banks that give to the relevant Borrower and the Administrative Agent, no later than 3:00 P.M. (Local Time) on the day that is two Working Days prior to the applicable Borrowing Date therefor, a written notice stating that such Bank intends to demand reimbursement pursuant hereto.  A Bank which demands reimbursement of Reserve costs hereunder on account of a Eurocurrency Loan made by such Bank shall deliver the certificate referred to in the preceding sentence to the relevant Borrower setting forth the items specified in clauses (i) and (ii) of the preceding sentence no later than the thirtieth day immediately following the last day of the Interest Period applicable to such Eurocurrency Loan.

(d)  If any Governmental Authority of the jurisdiction of any Foreign Currency (or any other jurisdiction in which the funding operations of any Bank shall be conducted with respect to such Foreign Currency) shall put into effect after the date hereof any reserve, liquid asset or similar requirement with respect to any category of deposits or liabilities customarily used to fund loans in such Foreign Currency (excluding any Reserves), or by reference to which interest rates applicable to loans in such Foreign Currency are determined, and the result of such requirement shall be to increase the cost to such Bank of making or maintaining any Foreign Currency Loan in such Foreign Currency, and such Bank shall deliver to the Borrowers a notice requesting compensation under this paragraph, then the Borrower will pay to such Bank on each Interest Payment Date with respect to each affected Foreign Currency Loan an amount that will compensate such Bank for such additional cost; provided, that the Borrowers shall not be required to compensate a Bank pursuant to this paragraph for any amounts incurred more than three months prior to the date that such Banks notifies the Borrowers of such Bank’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such three-month period shall be extended to include the period of such retroactive effect.  Notwithstanding the foregoing, if a Bank gives to a Borrower the written notice contemplated by the proviso set forth in the following sentence, such Borrower shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and such Bank in accordance with subsection 2.6, to prepay in full the Loans of such Bank, together with accrued interest thereon, any amounts payable pursuant to subsections 2.13, 2.14, 2.15 and 2.17 and any accrued and unpaid commitment fee, Letter of Credit Fee, Reimbursement Obligations in respect of Letters of Credit or other amounts payable to it hereunder and/or upon giving not less than three Working Days’ notice to such Bank and the Administrative Agent, to cancel the whole or part of the Commitment of any such Bank (and upon such cancellation, such Bank’s participation in any then outstanding undrawn Letters of Credit shall terminate) (it being understood that any partial cancellation of the Commitment shall result in a corresponding reduction of such Bank’s participating interest in respect of Letters of Credit).  Such payment shall be made within fifteen days after receipt by the relevant Borrower of a certificate, signed by an officer of the Bank delivering such certificate, which certificate shall be binding and conclusive in the absence of demonstrable error, specifying the period (prior to the date of such certificate) during which the cost set forth therein was incurred by such Bank and stating (i) that such amount represents the actual cost, or, if an accurate calculation of such cost is impracticable stating that such amount represents such Bank’s reasonable estimate of the actual cost, incurred by such Bank during such period as a result of the application of such reserve, liquid asset or similar requirements in an amount equal to such Bank’s Foreign Currency Loans during such period and specified in such certificate and (ii) that the amount set forth therein does not in any event exceed the amount obtainable utilizing such reserves prescribed for such period by such Governmental Authority having jurisdiction with respect thereto; provided that the obligation of the Borrowers to pay any amounts pursuant to this subsection 2.13(d) shall apply only in the case of those Banks that give to the relevant Borrower and the Administrative Agent, no later than 3:00 P.M. (Local Time) on the day that is two Working Days prior to the applicable Borrowing Date therefor, a written notice stating that such Bank intends to demand reimbursement pursuant hereto.  A Bank which demands reimbursement of reserve costs hereunder on account of a Foreign Currency Loan made by such Bank shall deliver the certificate referred to in the preceding sentence to the relevant Borrower setting forth the items specified in clauses (i) and (ii) of the preceding sentence no later than the thirtieth day immediately following the last day of the Interest Period applicable to such Foreign Currency Loan.

(e)        Notwithstanding any other provision of this Agreement, if (A) the adoption of any law, rule or regulation after the date of this Agreement, (B) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this

Agreement or (C) compliance by any Bank with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, shall make it unlawful for any such Bank to make or maintain any Foreign Currency Loan or to give effect to its obligations as contemplated hereby with respect to any Foreign Currency Loan, then, by written notice to the Borrowers and to the Administrative Agent:

(i)         such Bank or Banks may declare that Foreign Currency Loans (in the affected Currency or Currencies) will not thereafter (for the duration of such unlawfulness) be made by such Bank or Banks hereunder (or be continued for additional Interest Periods), whereupon any request for a Foreign Currency Loan (in the affected Currency or Currencies) or to continue a Foreign Currency Loan (in the affected Currency or Currencies), as the case may be, for an additional Interest Period) shall, as to such Bank or Banks only, be of no force and effect, unless such declaration shall be subsequently withdrawn; and

(ii)        such Bank may require that all outstanding Foreign Currency Loans (in the affected Currency or Currencies), made by it be converted to ABR Loans or Eurocurrency Loans denominated in Dollars, as the case may be (unless repaid by the Borrowers), in which event all such Foreign Currency Loans (in the affected Currency or Currencies) shall be converted to ABR Loans or Eurocurrency Loans denominated in Dollars, as the case may be, as of the effective date of such notice as provided in paragraph (f) below and at the Exchange Rate on the date of such conversion or, at the option of the Borrower, repaid on the last day of the then current Interest Period with respect thereto or, if earlier, the date on which the applicable notice becomes effective.

In the event any Bank shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the converted Foreign Currency Loans of such Bank shall instead be applied to repay the ABR Loans or Loans denominated in Dollars, as the case may be, made by such Bank resulting from such conversion.

(f)  For purposes of subsection 2.13(e), a notice to a Borrower by any Bank shall be effective as to each Foreign Currency Loan made by such Bank, if lawful, on the last day of the Interest Period currently applicable to such Foreign Currency Loan; in all other cases such notice shall be effective on the date of receipt thereof by such Borrower.

(g)  The obligations of the parties under this subsection 2.13 shall survive termination of this Agreement and payment of the Loans.

(h)  For purposes of this Section 2.13, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall be deemed to have been introduced and adopted after the date of this Agreement.  Notwithstanding the foregoing, no Bank shall be entitled to seek compensation for costs imposed pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or Basel III if it shall not be the general policy of such Bank at such time to seek compensation from other investment grade borrowers with the same or similar ratings under yield protection provisions in credit agreements with such borrowers that provide for such compensation and the applicable Bank is in fact generally seeking such compensation from such borrowers (and, upon any request by such Bank for payment, certifies to the Borrower to the effect of the foregoing).

2.14     Indemnity.  Each Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by such Borrower in payment of the principal amount of or interest on any Loan by such Bank, including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Loans hereunder, (b) default by such Borrower in making a borrowing, conversion or continuance after such Borrower has given a notice in accordance with subsection 2.1, 2.2 or 2.9, (c) default by such Borrower in making any prepayment after such Borrower has given a notice in accordance with subsection 2.5 or 2.6 or (d) the making by such Borrower of a prepayment of a Committed Rate Loan (other than an ABR Loan), a Bid Loan or, to the extent agreed to by the relevant Borrower and the relevant Bank with respect to a Negotiated Rate Loan, a Negotiated Rate Loan on a day which is not the last day of an Interest Period with respect thereto (with respect to Committed Rate Loans) or the maturity date therefor (with respect to Bid Loans) or any agreed date (with respect to Negotiated Rate Loans), including, but not limited to, any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Loans hereunder.  This covenant shall survive termination of this Agreement and payment of the outstanding Loans.  A certificate as to any amount payable pursuant to the foregoing shall be submitted by such Bank (and executed by an officer thereof) to the relevant Borrower, setting forth the computation of such amounts in reasonable detail, and shall be conclusive in the absence of manifest error.

2.15   Non-Receipt of Funds by the Administrative Agent.  With respect to all Loans except Negotiated Rate Loans, unless the Administrative Agent shall have been notified by the relevant Borrower prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that such Borrower does not intend to make such payment, the Administrative Agent may assume that such Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Bank on such payment date an amount equal to the portion of such assumed payment to which such Bank is entitled hereunder, and if such Borrower has not in fact made such payment to the Administrative Agent, such Bank shall, on demand, repay to the Administrative Agent the amount made available to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to such Bank and ending on (but excluding) the date such Bank repays such amount to the Administrative Agent, at a rate per annum equal to the applicable Overnight Rate.  A certificate of the Administrative Agent submitted to the relevant Bank with respect to any amount owing under this subsection 2.15 shall be conclusive absent manifest error.

2.16     Extension of Termination Date.  (a)  No later than one year prior to the Termination Date then in effect, provided that no Event of Default shall have occurred and be continuing, the Borrowers may request an extension of such Termination Date by submitting to the Administrative Agent an Extension Request containing the information in respect of such extension specified in Exhibit I, which the Administrative Agent shall promptly furnish to each Bank.  If, within 30 days of their receipt of an Extension Request, the Majority Banks shall approve in writing the extension of the Termination Date requested in such Extension Request, the Termination Date shall automatically and without any further action by any Person be extended for the period specified in such Extension Request; provided that (i) each extension pursuant to this subsection 2.16 shall be for a maximum of one year and (ii) the Commitment of any Bank which does not consent in writing to such extension within 30 days of its receipt of such Extension Request (an “Objecting Bank”) shall, unless earlier terminated in accordance with this Agreement, expire on the Termination Date in effect on the date of such Extension Request (such Termination Date, if any, referred to as the “Commitment Expiration Date” with respect to such Objecting Bank).  If, within 30 days of their receipt of an Extension Request, the Majority Banks shall not approve in writing the extension of the Termination Date requested in an Extension Request, the Termination Date shall not be extended pursuant to such Extension Request.  The Administrative Agent shall promptly notify (y) the Banks and the Borrowers of any extension of the Termination Date pursuant to this subsection 2.16 and (z) the Borrowers and any other Bank of any Bank which becomes an Objecting Bank.  No Bank has an obligation to extend its Commitment pursuant to this Section 2.16 except in its sole discretion.

(b)  Any Objecting Bank the Commitment of which shall expire prior to any extended Termination Date shall, subject to subsection 2.16(c), have its Committed Rate Loans repaid in full by the applicable Borrower(s) on such expiration date, together with accrued interest thereon, and shall have any accrued and unpaid commitment fee, Letter of Credit Fee, Reimbursement Obligations in respect of Letters of Credit or other amount payable to it hereunder paid on the first date to occur following such expiration date on which the fees referred to in subsection 2.4(a) or 2.26 or other amounts are payable to the non-Objecting Banks or, if such fees or other amounts shall be so payable on such expiration date, such unpaid commitment fee, Letter of Credit Fee and other amount shall be paid on such expiration date.  In addition, the participating interest of any Objecting Bank in any then outstanding undrawn Letters of Credit shall terminate on such expiration date (it being understood that each Objecting Bank shall remain liable to fund its participating interest in respect of any Letters of Credit which are drawn upon by the beneficiary thereof prior to such expiration date) and such participating interest shall be deemed to be reallocated to and among the non-Objecting Banks ratably in accordance with their respective Commitments.

(c)  The Borrowers shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and the Objecting Banks in accordance with subsection 2.6, to prepay in full the Committed Rate Loans of the Objecting Banks, together with accrued interest thereon, any amounts payable pursuant to subsections 2.13, 2.14, 2.15 and 2.17 and any accrued and unpaid commitment fee, Letter of Credit Fee, Reimbursement Obligations in respect to Letters of Credit or other amounts payable to it hereunder and/or, upon giving not less than three Working Days’ notice to the  Objecting Banks and the Administrative Agent, to cancel the whole or part of the Commitments of the Objecting Banks (and upon such cancellation, such Objecting Bank’s participation in any then outstanding undrawn Letters of Credit shall terminate and such participation shall be deemed to be reallocated to and among the non-Objecting Banks ratably in accordance with their respective Commitments) (it being understood that any partial cancellation of the Commitment shall result in a corresponding reduction of such Objecting Bank’s participating interest in respect of Letters of Credit) (but only if after giving effect to such cancellation or prepayment the Total Extensions of Credit do not exceed the Total Commitments), provided that during the period from the Closing Date through February 24, 2015 and, commencing February 25, 2015, during each one-year period thereafter to and including the Termination Date (each, a “Deal Year”), the aggregate Commitments of Banks which are terminated pursuant to this subsection 2.16(c) and are not replaced during such Deal Year pursuant to subsection 2.19 shall not exceed 33-1/3% of the aggregate Commitments in effect on the first day of such Deal Year of Banks which were not Objecting Banks on such first day.

2.17     Indemnified Taxes.  (a)  All payments made under this Agreement shall be made without set-off, counterclaim, restriction or condition and free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature whatsoever, now or hereafter imposed, levied, collected, withheld or assessed by any governmental or other regulatory authority charged with the administration thereof with respect to any amount that is paid under this Agreement excluding, in the case of each Bank, (i) income and franchise taxes (including, without limitation, branch taxes) imposed by the United States or similar taxes imposed by a political subdivision or taxing authority thereof or therein, (ii) in the case of any Foreign Bank, any taxes imposed by the United States by means of withholding at the source unless such Bank has provided the Borrowers and the Administrative Agent with the documents it is required to provide to them under subsection 2.17(c) or such tax is imposed by reason of a change in United States law (other than FATCA described in clause (vi)) after the date the Bank becomes a party to this

Agreement, (iii) taxes that would not have been imposed on such Bank but for the existence of a connection between such Bank and the jurisdiction imposing such taxes (other than a connection arising principally by virtue of such Bank having executed, delivered or performed its obligations or received a payment under, or enforced this Agreement), (iv) taxes that are attributable to such Bank’s failure to comply with the requirements of subsection 2.17(d), (v) any taxes imposed upon a Non-Qualifying Bank (as defined in subsection 2.17(e)) pursuant to the Luxembourg laws of 21 June, 2005 implementing the European Union Savings Directive (Council Directive 2003/48/EC) and several agreements concluded with certain dependent or associated territories, providing for the possible application of a withholding tax, as in effect as of the date hereof, other than any taxes which can be avoided pursuant to an exchange of information and for which such information is available to the Borrower, and (vi) any withholding imposed pursuant to FATCA (such non-excluded taxes being called “Indemnified Taxes”).  If any Indemnified Taxes are required to be withheld from any amounts so payable to the Administrative Agent, the Issuing Bank or any Bank hereunder, as determined in good faith by the applicable Withholding Agent, (i) such amounts shall be paid to the relevant Government Authority in accordance with applicable law and (ii) the amounts so payable by the applicable Borrower shall be increased to the extent necessary to yield to such Bank (after payment of all Indemnified Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement as if such withholding or deduction had not been made.  Whenever any Indemnified Taxes are payable by any Borrower, as the case may be, as promptly as possible thereafter such Borrower, as the case may be, shall send to the Administrative Agent, for its own account, or for the account of the affected Bank, a certified copy of the original official receipt, if any, or other documentary evidence received by such Borrower showing payment thereof.  If (i) such Borrower fails to pay any Indemnified Taxes when due to the appropriate taxing authority, (ii) such Borrower fails to remit to the Administrative Agent the required receipts or other required documentary evidence, or (iii) as a result of a failure listed in (i) directly above, any Indemnified Taxes are imposed directly upon the Administrative Agent, the Issuing Bank or any Bank, such Borrower shall indemnify the Administrative Agent, the Issuing Bank, or such Bank, as the case may be, for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Issuing Bank or such Banks, as the case may be, as a result of any such failure, in the case of (i) or (ii), or any such direct imposition, in the case of (iii).

(b)  If a Borrower is required by this subsection 2.17 to make a payment to or in respect of any Bank, such Borrower shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and such Bank in accordance with subsection 2.6, to prepay in full the Loans of such Bank, together with accrued interest thereon, any amounts payable pursuant to subsections 2.13, 2.14, 2.15 and 2.17 and any accrued and unpaid commitment fee, Letter of Credit Fee, Reimbursement Obligations in respect to Letters of Credit or other amounts payable to it hereunder and/or on giving not less than three Business Days’ notice to any such Bank and the Administrative Agent, to cancel the whole or part of the Commitment of any such Bank (and upon such cancellation, such Bank’s participation in any then outstanding undrawn Letters of Credit shall terminate) (it being understood that any partial cancellation of the Commitment shall result in a corresponding reduction of such Bank’s participating interest in respect of Letters of Credit) (but only if after giving effect to such cancellation or prepayment the Total Extensions of Credit do not exceed the Total Commitments).

(c)  At least two Business Days prior to the first Borrowing Date or, if such date does not occur within thirty days after the Closing Date, by the end of such thirty-day period, each Bank agrees that it will deliver to each Borrower and the Administrative Agent either (A) in the case of a Domestic Bank, two duly completed copies of United States Internal Revenue Service (“IRS”) Form W-9 (or any successor form), (B) in the case of a Foreign Bank, two duly completed copies of United States Internal Revenue Service Form W-8BEN (including, as applicable, a letter in duplicate in substantially the form of Exhibit J), Form W-8ECI (including, as applicable, a letter in duplicate in substantially the form as

Exhibit K) or Form W-8IMY, as the case may be, (or any applicable successor forms) together with any applicable underlying IRS forms certifying in each case that such Bank is entitled to receive payment under this Agreement without deduction or withholding of any United States Federal income taxes or (C) in the case of a Bank claiming exception under Sections 871(h) or 881(c) of the Code, a Certificate of Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN, or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax; and, in addition to the forms documents and certifications described in clauses (A), (B) and (C), any other form prescribed by applicable requirements of United States Federal income tax law as a basis for claiming a complete exemption from United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirement of Law to permit the relevant Borrower and the Administrative Agent to determine the withholding or deduction required to be made.  Each Bank (including, without limitation, each Transferee) agrees (for the benefit of the Administrative Agent and the Borrowers), to provide the Administrative Agent and the Borrowers a new letter or a new Certificate of Non-Bank Status, if applicable, and Form W-8BEN, Form W-8ECI or Form W-8IMY, or successor applicable form or other manner of certification, (x) in the case of a Transferee, on or before the date it becomes party to this Agreement, (y) on or before the date that any such letter, form or document expires or becomes obsolete or  promptly after the occurrence of any event requiring a change in the most recent letter, form or document previously delivered by it, certifying in the case of a Form W-8BEN, W-8ECI or W-8IMY that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income tax, and in the case of a Form W-8BEN establishing exemption from United States backup withholding tax, (z) promptly after the date the relevant Borrower or the Administrative Agent reasonably requests any form of document referred to in this subsection 2.17(c); provided, however, that if a Bank is unable to provide a letter, form, certificate, successor or other document described in this sentence by reason of a change in the applicable law occurring after the date on which such letter, form, certificate, successor or other document originally was required to be provided by such Bank, then such Bank shall be required to comply with this sentence to the extent permitted under such applicable law, and the letter, form, certificate, successor or other document provided in accordance with this proviso (if any) shall certify that such Bank is entitled to receive payments under this Agreement at the lowest rate of deduction, withholding or backup withholding to which it is entitled under such applicable law.  The Administrative Agent shall not be responsible for obtaining such documentation from any Bank other than JPMorgan Chase Bank, N.A.

(d)        A Bank that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Bank is legally entitled to complete, execute and deliver such documentation and in such Bank’s judgment such completion, execution or submission would not materially prejudice the legal or commercial position of such Bank.

(e)        Each Bank (including, without limitation, each Transferee) shall represent that (i) it is neither an individual resident in a Member State of the European Union or in certain of the territories dependent on or associated with certain Member States (i.e., Aruba, the British Virgin Islands, Curaçao, Guernsey, the Isle of Man, Jersey, Montserrat and Sint Maarten), nor a person charged with collecting the payments derived from the Loans on behalf of such an individual and (ii) it is not an entity established in a Member State of the European Union or in one of the aforementioned territories dependent on or associated with certain Member States or, when it is such an entity, that (A) it is an entity with legal personality under the laws of the jurisdiction of its incorporation, organization or formation other than a Finnish Avoin Yhtiö or a Finnish Kommandiittiyhtiö or a Swedish Handelsbolag or a Swedish

Kommanditbolag, (B) it is an entity which profits are taxed under the general rules for the taxation of enterprises applicable in the jurisdiction in which it is a resident or deemed to be a resident, (C) it is a UCITS (undertaking for collective investment in transferable securities) authorized under the EC Directive 85/611/EEC or (D) none of its members are  individuals resident in a Member State of the European Union or the abovementioned territories dependent on or associated with certain Member States; provided, however, that any Bank that is or becomes unable to make such representation shall promptly deliver notice of such inability to the Borrower and the Administrative Agent (such Bank a “Non-Qualifying Bank”).

(f)  If a payment made to a Bank under this Agreement would be subject to United States federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including, without limitation, those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Withholding Agent, at the time or times prescribed by applicable law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including, without limitation, as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Bank has or has not complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(g)  To the extent that, as determined by the Administrative Agent, the Issuing Bank or any Bank in its sole discretion and without any obligation to disclose its tax records, Indemnified Taxes have been irrevocably utilized by the Administrative Agent, the Issuing Bank or such Bank (either as credits or deductions) to reduce its tax liabilities and such utilization is consistent with its overall tax policies, the Administrative Agent, the Issuing Bank or such Bank shall pay to the relevant Borrower, an amount equal to such reduction obtained to the extent of such increased amounts paid by such Borrower to the Administrative Agent, the Issuing Bank or such Bank as aforesaid; provided, that such Borrower, upon the request of the Administrative Agent, the Issuing Bank or such Bank, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the Issuing Bank or such Bank in the event such Governmental Authority determines that the Administrative Agent, the Issuing Bank or such Bank was not entitled to such credit or deduction.

The obligations of the parties under this subsection 2.17 shall survive termination of this Agreement, payment of the Loans and termination of the Letters of Credit.

2.18     Confirmations.  The Administrative Agent shall, within 15 days following the last day of each calendar quarter (each such period being a “Report Period”), furnish to the Borrowers a written account with respect to all amounts outstanding under the Loan Accounts as at the last day of such Report Period, including an accounting setting forth, for such Report Period the amounts of principal, interest and other sums paid and payable hereunder.  The Borrowers shall, within 15 days following receipt of such written account, notify the Administrative Agent of any discrepancies between such written account and the Borrowers’ records or, if no such discrepancies exist, furnish written confirmation to the Administrative Agent of the accuracy of such written account.  Upon any Bank’s request, the Administrative Agent shall furnish to each Bank a copy of such written account together with the Borrowers’ response thereto.

2.19     Replacement of Cancelled Banks.  The Borrowers may designate one or more financial institutions to act as a Bank hereunder in place of any Cancelled Bank, and upon the Borrowers, each such financial institution and the Administrative Agent executing a writing substantially in the form of Exhibit L, such financial institution shall become and be a Bank hereunder with all the rights and obligations it would have had if it had been named on the signature pages hereof, and having for all such financial institutions an aggregate Commitment no greater than the whole, or such cancelled part, of the Commitment of the Cancelled Bank in place of which such financial institutions were designated; provided, however, that all rights and obligations of such Cancelled Bank relating to the Loans made by such Cancelled Bank that are outstanding on the date of such cancellation shall be the rights and obligations of such Cancelled Bank and not of any such financial institution.  The Administrative Agent shall execute any such writing presented to it and shall notify the Banks of the execution thereof, the name of the financial institution executing such writing and the amount of its Commitment.

2.20     Commitment Increases.  (a)  At any time after the Closing Date, provided that no Event of Default shall have occurred and be continuing, the Borrowers may request an increase of the aggregate Commitments by notice to the Administrative Agent in writing of the amount (the “Offered Increase Amount”) of such proposed increase (such notice, a “Commitment Increase Notice”).  Any such Commitment Increase Notice must offer each Bank the opportunity to subscribe for its pro rata share of the increased Commitments; provided, however, the Borrowers may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), without offering to each Bank the opportunity to subscribe for its pro rata share of the increased Commitments, offer to any existing Bank or any bank or other financial institution that is not an existing Bank the opportunity to provide a new Commitment pursuant to paragraph (b) below if the aggregate amount of all Commitments made hereunder pursuant to this proviso which will be in effect when such new Commitment becomes effective does not exceed $500,000,000 subject to subsection 2.20(f).  If any portion of the increased Commitments offered to the Banks as contemplated in the immediately preceding sentence is not subscribed for by the Banks, the Borrowers may, with the consent of the Administrative Agent as to any bank or financial institution that is not at such time a Bank (which consent shall not be unreasonably withheld or delayed), offer to any existing Bank or to one or more additional banks or financial institutions the opportunity to provide all or a portion of such unsubscribed portion of the increased Commitments pursuant to paragraph (b) below.  No Bank has an obligation to increase its Commitment pursuant to this Section 2.20 except in its sole discretion.

(b)  Any additional bank or financial institution that the Borrowers select to offer the opportunity to provide any portion of the increased Commitments, and that elects to become a party to this Agreement and provide a Commitment, shall execute a New Bank Supplement with the Borrowers and the Administrative Agent, substantially in the form of Exhibit N (a “New Bank Supplement”), whereupon such bank or financial institution (a “New Bank”) shall become a Bank for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule II shall be deemed to be amended to add the name and Commitment of such New Bank, provided that the Commitment of any such New Bank shall be in an amount not less than $10,000,000.

(c)  Any Bank that accepts an offer to it by the Borrowers to increase its Commitment pursuant to this subsection 2.20 shall, in each case, execute a Commitment Increase Supplement with the Borrowers and the Administrative Agent, substantially in the form of Exhibit O (a “Commitment Increase Supplement”), whereupon such Bank (an “Increasing Bank”) shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule II shall be deemed to be amended to so increase the Commitment of such Bank.

(d)  The effectiveness of any New Bank Supplement or Commitment Increase Supplement shall be contingent upon receipt by the Administrative Agent of such corporate resolutions of the Borrowers and legal opinions of counsel to the Borrowers as the Administrative Agent shall reasonably request with respect thereto.

(e)  (i)  Except as otherwise provided in subparagraphs (ii) and (iii) of this paragraph (e), if any bank or financial institution becomes a New Bank pursuant to subsection 2.20(b) or any Bank’s Commitment is increased pursuant to subsection 2.20(c), additional Committed Rate Loans made on or after the date of the effectiveness thereof (the “Re-Allocation Date”) shall be made in accordance with the pro rata provisions of subsection 2.12(b) based on the Commitment Percentages in effect on and after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Bank making an aggregate principal amount of Committed Rate Loans in excess of its Commitment, in which case such excess amount will be allocated to, and made by, the relevant New Banks and Increasing Banks to the extent of, and in accordance with the pro rata provisions of subsection 2.12(b) based on, their respective Commitments).  On each Re-Allocation Date, the Administrative Agent shall deliver such amended Schedule II and a notice to each Bank of the adjusted Commitment Percentages after giving effect to any increase in the aggregate Commitments made pursuant to this subsection 2.20 on such Re-Allocation Date.

(ii)        In the event that on any such Re-Allocation Date there is an unpaid principal amount of ABR Loans, the applicable Borrower shall make prepayments thereof and one or both Borrowers shall make borrowings of ABR Loans and/or Eurocurrency Loans, as the applicable Borrower shall determine, so that, after giving effect thereto, the ABR Loans and Eurocurrency Loans outstanding are held as nearly as may be in accordance with the pro rata provisions of subsection 2.12(b) based on such new Commitment Percentages.  In addition, on each Re-Allocation Date, participating interests in then outstanding Letters of Credit shall be adjusted to reflect the new Commitment Percentages.

(iii)       In the event that on any such Re-Allocation Date there is an unpaid principal amount of Eurocurrency Loans, such Eurocurrency Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the applicable Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and on the last day of the respective Interest Periods the applicable Borrower shall make prepayments thereof and one or both Borrowers shall make borrowings of ABR Loans and/or Eurocurrency Loans so that, after giving effect thereto, the ABR Loans and Eurocurrency Loans outstanding are held as nearly as may be in accordance with the pro rata provisions of subsection 2.12(b) based on such new Commitment Percentages.

(f)  Notwithstanding anything to the contrary in this subsection 2.20, (i) in no event shall any transaction effected pursuant to this subsection 2.20 cause the aggregate Commitments to exceed the Total Commitments as of the Closing Date by more than $500,000,000, (ii) the Commitment of an individual Bank shall not, as a result of providing a new Commitment or of increasing its existing Commitment pursuant to this subsection 2.20, exceed 15% of the aggregate Commitments on any Re-Allocation Date and (iii) no Bank shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion.

(g)  The Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes of any Bank, if any, new Notes to the order of such Bank, if requested, in an amount equal to the Commitment of such Bank after giving effect to any increase in such Bank’s Commitment.

2.21     Pricing Determinations.  The Administrative Agent shall determine the Applicable Margin from time to time in accordance with the provisions set forth below:

The “Eurocurrency Margin” is a rate per annum equal to the Credit Default Swap Spread at the applicable date of determination specified below, subject to the minimum and maximum rates which are set forth in the Pricing Grid table below under the respective columns headed “Eurocurrency

Margin Floor” and “Eurocurrency Margin Ceiling” corresponding to the Prevailing Rating in effect on such date of determination.  The Eurocurrency Margin applicable to any Eurocurrency Loans for any Interest Period will be determined based on the Credit Default Swap Spread in effect as of three Business Days prior to the commencement of such Interest Period; provided that if such Interest Period is a period greater than three months, the applicable Eurocurrency Margin shall be redetermined at the end of each successive three-month period during such Interest Period.

The “ABR Margin” applicable at all times during any Calendar Quarter (or shorter period commencing on the Closing Date and ending on the last day of the Calendar Quarter in which the Closing Date occurs) is a rate per annum equal to the excess, if any, of the Eurocurrency Margin determined on the first Business Day of such Calendar Quarter (or shorter period) over 1.00% per annum (but not less than 0%).

The “Credit Default Swap Spread” shall mean, at any Determination Date, the credit default swap spread applicable to Index Debt of the Company interpolated for a period to the Termination Date, determined as of the close of business on the Business Day immediately preceding such Determination Date, as reported and interpolated by Markit or any successor thereto; provided, that if such period is less than one year, the Credit Default Swap Spread shall be based on the credit default swap spread shown for a period of one year.

Pricing Grid

Prevailing Rating:	Eurocurrency Margin Floor	Eurocurrency Margin Ceiling	ABR Margin Floor	ABR Margin Ceiling

Aa3/AA-	0.150%	0.750%	0%	0%
A1/A+	0.250%	0.875%	0%	0%
A2/A	0.350%	1.000%	0%	0%
A3/A-	0.500%	1.250%	0%	0.250%
Baa1/BBB+	0.625%	1.375%	0%	0.375%
Lower	0.750%	1.500%	0%	0.500%

If at any time the Credit Default Swap Spread is unavailable, the Company and the Banks shall negotiate in good faith (for a period of up to thirty days after the Credit Default Swap Spread becomes unavailable (such thirty-day period, the “Negotiation Period”)) to agree on an alternative method for establishing the Eurocurrency Margin and the ABR Margin.  The Eurocurrency Margin and the ABR Margin at any date of determination thereof in accordance with the preceding provisions of this Section which falls during the Negotiation Period shall be based upon the then most recently available quote of the Credit Default Swap Spread.  If no such alternative method is agreed upon during the Negotiation Period, the Eurocurrency Margin and the ABR Margin at any date of determination subsequent to the end of the Negotiation Period shall be a rate per annum equal to 100% of the maximum margin set forth in the Pricing Grid table above under the columns headed “Eurocurrency Margin Ceiling” and “ABR Margin Ceiling” corresponding to the Prevailing Rating in effect on such date of determination.

2.22     Markit Data.  (a)  JPMorgan Chase Bank, N.A., in any capacity, whether in an individual capacity or as Administrative Agent or Bank or otherwise, shall receive data from Markit with respect to the Credit Default Swap Spread and agrees in such capacity to provide to Designated Users identified by each Bank and the Company (and, if JPMorgan Chase Bank, N.A. is not the Administrative Agent, the Administrative Agent) such data, including any accompanying written notice or supporting information from Markit (together, the “Markit Data”), via email, log-in or other means of communication at the discretion of JPMorgan Chase Bank, N.A.  JPMorgan Chase Bank, N.A. shall have all of the rights, benefits and protections of the Administrative Agent provided for in Section 9 when acting in such capacity with respect to the provision of any Markit Data.

For the avoidance of doubt, any Designated User shall only access and use the Markit Data for the purposes as specified in this Agreement on behalf of the Borrowers, the respective Bank or, if applicable, the Administrative Agent and shall be required by the Borrowers, such Bank, and if applicable, the Administrative Agent, to comply with the terms of this subsection 2.22.  The Borrowers, each Bank, and if applicable, the Administrative Agent, hereby agrees, without limiting Markit’s or JPMorgan Chase Bank, N.A.’s other rights and remedies, that it is responsible for and liable for any breach of any of the provisions of this subsection 2.22 by its respective Designated Users.

(b)        Each Borrower and each Bank acknowledges that all copyright, database rights, trade marks, patents, rights of privacy or publicity and other proprietary or intellectual property rights (including all models, software, data and any materials) comprised in all or any of the Markit Data, or their provision, and all enhancements, modifications or additional services thereto, are and will be the exclusive property of Markit.  Except as provided for under this Agreement, each of the Borrowers and each Bank agrees that it will not use the same (including copying, reverse engineering or, except as otherwise required by law or regulation, disclosing it to any Person, for any purpose whatsoever) and will not remove or deface any trademarks associated with the Markit Data.  Each Bank acknowledges that the Markit Data was developed, compiled, prepared, revised, selected and arranged by Markit and others (including certain information sources (each a “Data Provider”)) through the application of methods and standards of judgment developed and applied through the expenditure of substantial time, effort and money, and constitute valuable intellectual property and trade secrets of Markit.  Each Borrower and each Bank shall make reasonable efforts to comply, at Markit’s expense, with all reasonable written requests made by JPMorgan Chase Bank, N.A. (upon Markit’s reasonable written requests to JPMorgan Chase Bank, N.A.) to protect any contractual, statutory and common law rights in the Markit Data.

(c)        Each Borrower and each Bank acknowledges that none of Markit, JPMorgan Chase Bank, N.A., their respective affiliates or any Data Provider makes any warranty, express or implied, as to the accuracy or completeness of the Markit Data or as to the results to be attained by any Borrower or any Bank or others from the use of the Markit Data.  Each Borrower and each Bank hereby acknowledges that there are no express or implied warranties of title, merchantability or fitness for a particular purpose or use, and that it has not relied upon any warranty, guaranty or representation made by Markit, JPMorgan Chase Bank, N.A., their respective affiliates or any Data Provider.

(d)        Neither Markit and its affiliates (except in the event of fraud, gross negligence or willful misconduct on part of Markit or its affiliates) nor any Data Provider nor JPMorgan Chase Bank, N.A. and its affiliates shall in any way be liable to the Borrowers, any Bank or any client of any Bank for any inaccuracies, errors or omissions, regardless of cause, in the Markit Data provided hereunder or for any damages (whether direct or indirect) resulting therefrom.  Without limiting the foregoing, Markit and JPMorgan Chase Bank, N.A. shall have no liability whatsoever to any Borrower or any Bank or client of a Bank, whether in contract (including under an indemnity), in tort (including negligence), under a warranty, under statute or otherwise, in respect of any loss or damage suffered by any Borrower, such Bank or client as a result of or in connection with any opinions, recommendations, forecasts, judgments, or any other conclusions, or any course of action determined, by such Bank or any client of such Bank, based on the Markit Data.  To the extent permitted by law, neither Markit nor JPMorgan Chase Bank, N.A. nor their respective affiliates shall be liable for any loss of profits or revenue or any indirect or consequential losses or damages whatsoever incurred, whether or not it has been advised in advance of the possibility of any such loss.

(e)        Each Bank acknowledges that it or its employees may, in the course of performing such Bank’s responsibilities under this Agreement, be exposed to or acquire information which is proprietary or confidential to Markit or to third parties to whom Markit owes a duty of confidentiality.  Each Borrower acknowledges that it or its employees may be exposed to or acquire information which is proprietary or confidential to Markit or to third parties to whom Markit owes a duty of confidentiality.  Markit’s and such third parties’ confidential information means the Markit Data and any related materials provided by Markit through JPMorgan Chase Bank, N.A. to each Borrower, each Bank and the Administrative Agent under this Agreement.  Each Bank agrees to hold Markit’s and such third parties’ confidential information in confidence to the same extent and in the same manner as such Bank is required to hold Borrower’s information confidential pursuant to subsection 10.7 hereof and agrees that it will follow procedures which are intended to put any transferee of such confidential information on notice that such confidential information may not be used for any other purposes except as contemplated herein.  Each Borrower also agrees to be bound by the requirements of the immediately preceding sentence in the same manner as if were a Bank solely for purposes of subsection 10.7 hereof.  It is understood and agreed that in the event of a breach of confidentiality, damages may not be an adequate remedy and that JPMorgan Chase Bank, N.A. shall be entitled to injunctive relief to restrain any such breach, threatened or actual.  Notwithstanding anything herein to the contrary, the Borrowers, the Banks and the Administrative Agent are entitled to disclose and use the Markit Data in the normal course of their business as it relates to the Agreement, including but not limited to disclosing such information to regulators, ratings agencies, league table providers and prospective assignees and participants.

(f)        Each Borrower acknowledges that each of JPMorgan Chase Bank, N.A. and the other Banks from time to time may conduct business with and may be a shareholder of Markit and that each of JPMorgan Chase Bank, N.A. or the other Banks may have from the time to time the right to appoint one or more directors to the Board of Directors of Markit.

2.23     Defaulting Banks.  (a)  Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(b)        fees shall cease to accrue on the Available Commitment of such Defaulting Bank pursuant to subsection 2.4(a);

(c)        the Commitment and Loans of such Defaulting Bank shall not be included in determining whether all Banks, the Majority Banks or the Required Banks have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to subsection 10.1); provided that any waiver, amendment or modification requiring the consent of all Banks or each affected Bank which affects such Defaulting Bank differently than other affected Banks shall require the consent of such Defaulting Bank; and

(d)        if any L/C Obligations exist at the time a Bank becomes a Defaulting Bank then:

(i)         all or any part of such L/C Obligations shall be reallocated among the non-Defaulting Banks in accordance with their respective Commitment Percentages but only to the extent (x) the sum of all non-Defaulting Banks’ Loans plus non-Defaulting Banks’ L/C Obligations plus such Defaulting Bank’s Commitment Percentage of the L/C Obligations does not exceed the total of all non-Defaulting Banks’ Commitments and, in the case of each non-Defaulting Bank and after giving effect to such reallocation, the Loans and L/C Obligations of any such non-Defaulting Bank do not exceed such non-Defaulting Bank’s Commitment and (y) the conditions set forth in subsection 4.2 are satisfied at such time;

(ii)        if (w) the reallocation described in clause (i) above cannot, or can only partially, be effected, then upon the written request of any Issuing Bank, the applicable Borrower shall deposit, within five Business Days after its receipt of such request, in a cash collateral account opened by the Administrative Agent, cash in an amount requested in such notice, such amount not to exceed such Defaulting Bank’s Commitment Percentage of the L/C Obligations at the time of such request attributable to the Letters of Credit issued by such Issuing Bank for the account of such Borrower;

(iii)       amounts deposited pursuant to clause (ii) above at the request of any Issuing Bank shall be applied by the Administrative Agent to reimburse such Issuing Bank for any participations required to be funded by such Defaulting Bank;

(iv)       to the extent the Borrowers cash collateralize any portion of such Defaulting Bank’s L/C Obligations pursuant to clause (ii) above, the Borrowers shall not be required to pay any Letter of Credit fees pursuant to Section 2.26(c) to such Defaulting Bank with respect to such Defaulting Bank’s L/C Obligations during the period such Defaulting Bank’s L/C Obligations are cash collateralized;

(v)        if such Defaulting Bank’s L/C Obligations are reallocated pursuant to clause (i) above, then the Letter of Credit fees payable to the Banks shall be adjusted in accordance with such non-Defaulting Banks’ Commitment Percentages;

(e)        so long as any Bank is a Defaulting Bank, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the non-Defaulting Banks and/or cash collateral will be provided by the Company in accordance with Section 2.23(d), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Banks in a manner consistent with Section 2.26(d)(i) (and Defaulting Banks shall not participate therein);

(f)        any amount payable to such Defaulting Bank hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Bank pursuant to subsection 10.6 but excluding subsection 2.19) shall, in lieu of being distributed to such Defaulting Bank, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent, in the following order of priority:  (i) first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder, (ii) second, to payment of any amounts owing by such Defaulting Bank to an Issuing Bank, (iii) third, if so determined by the Administrative Agent or requested by an Issuing Bank, held in such account as cash collateral for future funding obligations of the Defaulting Bank in respect of any existing or future participating interest in any Letter of Credit, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement and (v) fifth, if so determined by the Administrative Agent and the Company, held in such account as cash collateral for future funding obligations of the Defaulting Bank in respect of any Loans under this Agreement.

The rights and remedies against a Defaulting Bank under this subsection 2.23 are in addition to other rights and remedies that the Borrowers may have against such Defaulting Bank.

In the event and on the date that the Administrative Agent, the Company and the Issuing Banks  each agree that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then the L/C Obligations of the Banks shall be readjusted to reflect the inclusion of such Bank’s Commitment and on such date such Bank shall purchase at par such of the Loans of the other Banks (other than Competitive Loans) as the Administrative Agent shall determine may be necessary in order for such Bank to hold such Loans in accordance with its Commitment Percentage and such Bank shall no longer be a Defaulting Bank.

2.24     Judgment Currency.  (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)        The obligations of the Borrowers in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrowers as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Applicable Creditor against such loss.  The obligations of the Borrowers contained in this subsection 2.24 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

2.25     Foreign Currency Exchange Rate.  (a)  No later than 1:00 P.M., London time, on each Calculation Date with respect to a Foreign Currency, the Foreign Currency Agent shall determine the Exchange Rate as of such Calculation Date with respect to such Foreign Currency (it being acknowledged and agreed that the Foreign Currency Agent shall use such Exchange Rate for the purposes of determining compliance with subsection 2.1 with respect to such borrowing request).  The Exchange Rates so determined shall become effective on the relevant Calculation Date, shall remain effective until the next succeeding Calculation Date and shall for all purposes of this Agreement (other than subsection 2.13(e) and subsection 2.24(a)) be the Exchange Rates employed in converting any amounts between Dollars and Foreign Currencies.

(b)        No later than 5:00 P.M., London time, on each Calculation Date, the Foreign Currency Agent shall determine the aggregate amount of the Dollar Equivalents of the principal amounts of the Foreign Currency Loans then outstanding (after giving effect to any Foreign Currency Loans to be made or repaid on such date).

(c)        The Administrative Agent shall promptly notify the Borrowers of each determination of an Exchange Rate hereunder.

2.26     Letters of Credit.  (a)  L/C Obligations. (i)  Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Banks set forth in subsection 2.26(d)(i), agrees to issue letters of credit (“Letters of Credit”) for the account of the Company or the Capital Corporation on any Business Day during the Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that such Issuing Bank shall not issue any Letter of Credit if, after giving effect to such issuance, (A) the L/C Obligations would exceed the L/C Commitment or (B) the Total Extensions of Credit would be greater than the Total Commitments (it being understood that (a) rollovers and renewals of Letters of Credit and amendments which do not increase the drawable amount of a Letter of Credit shall be deemed not to be issuances for purposes of the preceding proviso and (b) the proviso will not be violated if Total Extensions of Credit exceed Total Commitments as a result of changes in Exchange Rates).  Each Letter of Credit shall (1) be denominated in Dollars, and (2) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

(ii)        An Issuing Bank shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

(iii)       Existing Letters of Credit shall be deemed to be Letters of Credit issued under this Agreement on the Closing Date.

(b)  Procedure for Issuance of Letter of Credit.  A Borrower may from time to time request that an Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may reasonably request.  Upon receipt of any Application, such Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its reasonable customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Bank and such Borrower.  An Issuing Bank shall furnish a copy of such Letter of Credit to the applicable Borrower promptly following the issuance thereof.  An Issuing Bank shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Banks, notice of the issuance of each Letter of Credit (including the amount thereof).

(c)  Fees and Other Charges.  (i)  Each Borrower will pay a fee on all outstanding Letters of Credit issued for its account at a per annum rate equal to the Letter of Credit Fee, shared ratably among the Banks and payable quarterly in arrears on the first Business Day of each January, April, July and October of each year after the issuance date and on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.  In addition, each Borrower shall pay to an Issuing Bank for its own account a fronting fee in an amount to be agreed between each Borrower and such Issuing Bank, not to exceed 0.125% per annum, on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each date on which the Letter of Credit Fee is payable.

(ii)        In addition to the foregoing fees, each Borrower shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit issued for such Borrower’s account.

(d)  L/C Participations.  (i)  Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Bank to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the applicable Issuing Bank, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Commitment Percentage in such Issuing Bank’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by such Issuing Bank thereunder.  Each L/C Participant agrees with such Issuing Bank that, if a draft is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing

Bank upon demand at such Issuing Bank’s address for notices specified herein an amount equal to such L/C Participant’s Commitment Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.  Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against any Issuing Bank, the Borrowers or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 4, (iii) any adverse change in the condition (financial or otherwise) of the Borrowers, (iv) any breach of this Agreement by the Borrowers or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(ii)        If any amount required to be paid by any L/C Participant to an Issuing Bank pursuant to subsection 2.26(d)(i) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit is paid to such Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average applicable Overnight Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  If any such amount required to be paid by any L/C Participant pursuant to subsection 2.26(d)(i) is not made available to such Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans.  A certificate of the applicable Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

(iii)       Whenever, at any time after an Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 2.26(d)(i), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such L/C Participant shall return to such Issuing Bank the portion thereof previously distributed by such Issuing Bank to it.

(iv)       Upon any cancellation of the Commitment of a Bank pursuant to subsection 2.13, 2.16 or 2.17, any replacement of a Cancelled Bank pursuant to subsection 2.19 or any increase in the Commitments pursuant to subsection 2.20, the participating interests in then outstanding Letters of Credit shall be re-allocated among the Banks to give effect to their respective Commitment Percentages as in effect after such cancellation, replacement or increase, and payment of fees payable pursuant to subsection 2.26(c) shall be made so as to give effect to such reallocation.

(e)  Reimbursement Obligation of the Borrowers.  If any draft is paid under any Letter of Credit, the Borrower for whose account such Letter of Credit was issued shall reimburse the applicable Issuing Bank for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment, not later than 12:00 Noon, Local Time, on the second Business Day following the Business Day that such Borrower receives notice of such draft.  Each such payment shall be made to such Issuing Bank at its address for notices referred to herein in Dollars and in immediately available funds.  Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full is made by the Borrower at the rate set forth in (x) subsection 2.8(b), until the second Business Day next succeeding the date of the relevant notice and (y) subsection 2.8(c), thereafter.

(f)  Obligations Absolute.  The obligations of the Borrowers under this subsection 2.26 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such Borrowers may have or have had against an Issuing Bank, any beneficiary of a Letter of Credit or any other Person.  The Borrowers also agree with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Reimbursement Obligations of the Borrowers under subsection 2.26(e) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee.  No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Bank.  The Borrowers agree that any action taken or omitted by an Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrowers and shall not result in any liability of such Issuing Bank to the Borrowers.

(g)  Letter of Credit Payments.  If any draft shall be presented for payment under any Letter of Credit, the applicable Issuing Bank shall promptly notify the Borrower for whose account such Letter of Credit was issued of the date and amount thereof.  The responsibility of an Issuing Bank to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

(h)  Applications.  To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

2.27     Capital Corporation Guaranty. In order to induce the Banks to make Loans to JD Luxembourg, the Capital Corporation hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Banks and their respective successors, indorsees, transferees and assigns, the prompt and complete payment by JD Luxembourg when due (whether at the stated maturity, by acceleration or otherwise) of the Luxembourg Obligations.

The Capital Corporation waives promptness, diligence, presentment to, demand of payment from and protest to JD Luxembourg of any Luxembourg Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment.  The obligations of the Capital Corporation hereunder shall be absolute and unconditional and not be affected by (a) the failure of any Bank or the Administrative Agent to assert any claim or demand or to enforce any right or remedy against JD Luxembourg under the provisions of this Agreement or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any other agreement; (c) the failure of any Bank to exercise any right or remedy against JD Luxembourg; (d) the invalidity or unenforceability of this Agreement; or (e) any other circumstance which might otherwise constitute a defense available to or discharge of JD Luxembourg (other than payment).

The Capital Corporation further agrees that its agreement hereunder constitutes a promise of payment when due and not of collection, and waives any right to require that any resort be had by any Bank to any balance of any deposit account or credit on the books of any Bank in favor of JD Luxembourg or any other Person.

The obligations of the Capital Corporation hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Luxembourg Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of the Capital Corporation hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Bank to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Luxembourg Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Capital Corporation or otherwise operate as a discharge of the Capital Corporation as a matter of law or equity.

The Capital Corporation further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Luxembourg Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Bank upon the bankruptcy or reorganization of JD Luxembourg or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Bank may have at law or in equity against the Capital Corporation by virtue hereof, upon the failure of JD Luxembourg to pay any Luxembourg Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Capital Corporation hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Luxembourg Obligation.  In the event that, by reason of the bankruptcy of JD Luxembourg, (i) acceleration of Loans made to JD Luxembourg is prevented and (ii) the Capital Corporation shall not have prepaid the outstanding Loans and other amounts due hereunder owed by JD Luxembourg, the Capital Corporation will forthwith purchase such Loans at a price equal to the principal amount thereof plus accrued interest thereon and any other amounts due hereunder with respect thereto.  The Capital Corporation further agrees that if payment in respect of any Luxembourg Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any change in law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Luxembourg Obligation in such currency or such place of payment shall be impossible or, in the reasonable judgment of any applicable Bank, not consistent with the protection of its rights or interests, then, at the election of any applicable Bank, the Capital Corporation shall make payment of such Luxembourg Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York.

Notwithstanding any payment made by the Capital Corporation hereunder or any set-off or application of funds of the Capital Corporation by the Administrative Agent or any Bank, the Capital Corporation shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Bank against JD Luxembourg or any guarantee or right of offset held by the Administrative Agent or any Bank for the payment of the Luxembourg Obligations, until all amounts owing to the Administrative Agent and the Banks by JD Luxembourg on account of the Luxembourg Obligations are paid in full in cash.  If any amount shall be paid to the Capital Corporation on account of such subrogation rights at any time when all of the Luxembourg Obligations shall not have been paid in full in cash, such amount shall be held by the Capital Corporation in trust for the Administrative Agent and the Banks, segregated from its other funds, and shall, forthwith upon receipt by it, be turned over to the Administrative Agent in the exact form received by it (duly indorsed by it to the Administrative Agent, if required), to be applied against the Luxembourg Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

SECTION 3.                 REPRESENTATIONS AND WARRANTIES

Each Borrower hereby represents and warrants to the Administrative Agent and to each Bank that:

3.1    Financial Condition.  The consolidated balance sheet of such Borrower and its consolidated Subsidiaries as at October 31, 2013 and the related consolidated statements of income and of cash flow for the fiscal year then ended (including the related schedules and notes) reported on by Deloitte & Touche LLP, copies of which have heretofore been furnished to each Bank, fairly present the consolidated financial condition of such Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and changes in financial position for the fiscal year then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with generally accepted accounting principles in the United States of America applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

3.2    Corporate Existence.  Such Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to conduct the business in which it is currently engaged.

3.3    Corporate Power; Authorization; Enforceable Obligations.  Such Borrower has the corporate power and authority and the legal right to execute, deliver and perform this Agreement and to borrow hereunder and has taken all necessary corporate action to authorize its borrowings on the terms and conditions of this Agreement and to authorize its execution, delivery and performance of this Agreement.  No consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement other than any such consents, authorizations, filings or acts as have been obtained, taken or made and are in full force and effect.  This Agreement has been duly executed and delivered on behalf of such Borrower, and this Agreement constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (whether enforcement is sought by proceedings in equity or at law).

3.4    No Legal Bar.  The execution, delivery and performance of this Agreement, the issuance of the Letters of Credit, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of such Borrower, and will not result in, or require, the creation or imposition of any lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

3.5    No Material Litigation.   No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Borrower, threatened by or against such Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues except actions, suits or proceedings which will not materially adversely affect the ability of such Borrower to perform its obligations hereunder.  All of the defaults, if any, of such Borrower or any of its Subsidiaries with respect to any order of any Governmental Authority do not, and will not collectively, have a material adverse effect on the business, operations, property or financial or other condition of such Borrower and its Subsidiaries taken as a whole.

3.6    Taxes.  Each of such Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of such Borrower, are required to be filed (except where the failure to file such tax returns would not have a material adverse effect on the business, operations, property or financial or other condition of such Borrower and its Subsidiaries taken as a whole), and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than assessments, taxes, fees and other charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower or its Subsidiaries, as the case may be).

3.7    Margin Regulations.  No part of the proceeds of any Loan hereunder will be used for any purpose which violates the provisions of Regulation U of the Board as now and from time to time hereafter in effect.

3.8    Use of Proceeds.  The proceeds of the Loans will be used by such Borrower for its general corporate purposes, which shall include, but shall not be limited to, any purchase or other acquisition of all or a portion of the debt or stock or other evidences of ownership of such Borrower or the assets or stock or other evidences of ownership of any other Person or Persons.

3.9    Sanctions Laws and Regulations.  None of the Borrowers or their respective Subsidiaries is a Designated Person, nor, to the best of each Borrower’s knowledge, are any of its directors or officers or any directors or officers of its Subsidiaries.  Each of the Borrowers and their employees is subject to a Code of Business Conduct (the “Code of Conduct”) which is in full force and effect on the date hereof.  Among the commitments in the Code of Conduct is the commitment that each of the Borrowers and their Subsidiaries, and their respective employees, comply with international trade, export control, and import laws in the sale of products including export controls.  The Code of Conduct also applies to Anti-Corruption Laws and Sanctions Laws and Regulations.  The Code of Conduct will apply to all activities undertaken by each Borrower and each of their Subsidiaries, including any use of the proceeds of this Agreement and, accordingly, neither the Borrower nor any of its Subsidiaries will directly or to its knowledge indirectly use the proceeds of the Loans or the Letters of Credit in violation of any Sanctions Laws and Regulations or any Anti-Corruption Laws.

SECTION 4.                 CONDITIONS PRECEDENT

4.1    Conditions to Initial Extensions of Credit.  The obligation of each Bank to make its initial Loan and of each Issuing Bank to issue Letters of Credit hereunder is subject to the satisfaction of the following conditions precedent:

(a)       Counterparts.  The Administrative Agent shall have received counterparts hereof, executed by all of the parties hereto.

(b)      Resolutions.  The Administrative Agent shall have received, with a counterpart for each Bank, resolutions, certified by the Secretary or an Assistant Secretary of each Borrower (or in the case of JD Luxembourg, a certificate of directors of JD Luxembourg), in form and substance satisfactory to the Administrative Agent, adopted by the Board of Directors of such Borrower authorizing the execution of this Agreement and the performance of its obligations hereunder and any borrowings hereunder from time to time.

(c)       Legal Opinions.  The Administrative Agent shall have received, with a counterpart for each Bank, an opinion of Mary K.W. Jones, Esq., or her successor as General Counsel of the Company, or an associate general counsel of the Company, dated the Closing Date and addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit G, and an opinion of Shearman & Sterling LLP, special counsel to the Borrowers, dated the Closing Date and addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit H.  Such opinions shall also cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent shall reasonably require.

(d)      Incumbency Certificate.  The Administrative Agent shall have received, with a counterpart for each Bank, a certificate of the Secretary or an Assistant Secretary of each Borrower (or in the case of JD Luxembourg, a certificate signed by two directors of JD Luxembourg) certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement, together with evidence of the incumbency of such Secretary or Assistant Secretary (or in the case of JD Luxembourg, of such directors).

(e)       Termination of Existing Credit Agreements.  The Administrative Agent shall have received evidence satisfactory to it that the commitment of each financial institution to make loans pursuant to (i) the $1,000,000,000 364-Day Credit Agreement, dated as of February 25, 2013, among the Company, the Capital Corporation, JD Luxembourg, the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank Securities Inc., as Documentation Agents, and Bank of America, N.A., as Syndication Agent, (ii) the $2,500,000,000 Multi-Year Credit Agreement, dated as of February 27, 2012, as amended on February 25, 2013, among the Company, the Capital Corporation, JD Luxembourg, the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank Securities Inc., as Documentation Agents, and Bank of America, N.A., as Syndication Agent, and (iii) the $2,500,000,000 2018 Credit Agreement, dated as of February 25, 2013 (the “Existing Credit Agreement”), among the Company, the Capital Corporation, JD Luxembourg, the lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank Securities Inc., as Documentation Agents, and Bank of America, N.A., as Syndication Agent, shall have been terminated in full and the outstanding principal amount of the indebtedness thereunder and all other amounts owing to any bank thereunder shall have been repaid or paid by the Borrowers.

(f)        No Material Adverse Change Certificate.  The Administrative Agent shall have received concurrently with the execution of this Agreement, with a counterpart for each Bank, a certificate of a Responsible Officer for each of the Company and the Capital Corporation dated the date of this Agreement certifying that since October 31, 2013, at the date of such certificate there has been no material adverse change in the business, property, operations, condition (financial or otherwise) or prospects of such Borrower and its Subsidiaries, taken as a whole.

(g)       Fees.  The Administrative Agent shall have received, for the accounts of the Banks and the Administrative Agent, and each Agent shall have received, for the account of such Agent, all accrued fees and expenses owing hereunder or in connection herewith to the Banks and the Agents to be received on the Closing Date.

(h)      Additional Matters.  All other documents which the Administrative Agent may reasonably request in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

4.2    Conditions to All Extensions of Credit.  The obligation of each Bank to make Loans and of each Issuing Bank to issue Letters of Credit (which shall include the initial Loan to be made by it hereunder but shall not include any Loan made pursuant to subsection 2.20(e)(ii) or (iii) if, after the making of such Loan and the application of the proceeds thereof, the aggregate outstanding principal amount of the Committed Rate Loans would not be increased) to be made by it hereunder on any Borrowing Date is subject to the satisfaction of the following conditions precedent:

(a)       Representations and Warranties.  The representations and warranties made by the Borrowers herein or which are contained in any certificate, document or financial or other statement furnished by any Borrower at any time hereunder or in connection herewith (other than any representations and warranties which by the terms of such certificate, document or financial or other statement do not survive the execution of this Agreement) shall be correct on and as of the date of such Loan or the date of such issuance of such Letter of Credit, as applicable, as if made on and as of such date except as such representations and warranties expressly relate to an earlier date.

(b)      No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to such Loan or issuance of such Letter of Credit, as applicable, to be made on such date and the application of the proceeds thereof.

(c)       Additional Conditions to Bid Loans.  If such Loan is made pursuant to subsection 2.2, all conditions set forth in subsection 2.2(f) shall have been satisfied.

Each acceptance by any Borrower of a Loan, each issuance of a Letter of Credit and each increase in the drawable amount of any Letter of Credit for the account of a Borrower, shall constitute a representation and warranty by the relevant Borrower as of the date of such Loan or issuance of such Letter of Credit, as applicable, that the applicable conditions in clauses (a), (b) and (c) of this subsection 4.2 have been satisfied.

SECTION 5.                 AFFIRMATIVE COVENANTS

Each of the Borrowers (except as otherwise specified) hereby agrees that, so long as there is any obligation by any Bank to make Loans to it hereunder, any obligation of an Issuing Bank to issue Letters of Credit hereunder, any Loan of such Borrower remains outstanding and unpaid, any Letter of Credit remains outstanding or any other amount is owing by such Borrower to any Bank, any Issuing Bank or any Agent hereunder (unless the Majority Banks shall otherwise consent in writing):

5.1    Financial Statements.  Such Borrower (other than, with respect to clause (b) below, JD Luxembourg) shall furnish to each Bank:

(a)       as soon as available, but in any event within 120 days after the end of each fiscal year of such Borrower, a copy of the consolidated balance sheet of such Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and of cash flow for such year, reported on by (i) in the case of the Company and the Capital Corporation, Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing in the United States and (ii) in the case of JD Luxembourg, Deloitte & Touche LLP or other independent certified public accountants of recognized standing in Luxembourg or the European Union; and

(b)      as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of such Borrower, the condensed unaudited consolidated balance sheet of such Borrower and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated statement of income of such Borrower and its consolidated Subsidiaries for such quarterly period and the portion of the fiscal year through such date, certified by a Responsible Officer of such Borrower (subject to normal year-end audit adjustments).

All such financial statements described in clause (a) or (b) above shall present fairly the consolidated financial condition and results of operations of such Borrower and its consolidated Subsidiaries and be prepared in accordance with generally accepted accounting principles in the United States of America (or, in the case of any such financial statements furnished by JD Luxembourg, international financial reporting standards in effect from time to time as applicable to JD Luxembourg, or such other accounting standards required by any applicable Luxembourg Governmental Authority) applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).  The Company and the Capital Corporation shall be deemed to have furnished such financial statements to each Bank when they are filed with the Securities and Exchange Commission and posted on its EDGAR system, and JD Luxembourg shall be deemed to have furnished such financial statements to each Bank when they are delivered to the Administrative Agent via electronic mail or other electronic transmission.

5.2    Certificates; Other Information.  Such Borrower (other than, with respect to clause (a) below, JD Luxembourg) shall furnish to the Administrative Agent, and the Administrative Agent shall make available to each Bank:

(a)       within 10 days of the delivery of the financial statements referred to in subsections 5.1(a) and (b) above (or, if such financial statements are filed with the Securities and Exchange Commission and posted on its EDGAR system, within 10 days of the posting of such financial statements on the EDGAR system), a certificate of a Responsible Officer of such Borrower stating that (i) he has no knowledge of the occurrence and continuance of any Default or Event of Default except as specified in such certificate, in which case such certificate shall contain a description thereof and a statement of the steps, if any, which such Borrower is taking, or proposes to take, to cure the same and (ii) the financial statements delivered pursuant to subsection 5.1 would not be materially different if prepared in accordance with GAAP except as specified in such certificate; and

(b)      promptly, such additional financial and other information as any Bank may from time to time reasonably request.

5.3    Company Indenture Documents.  The Company shall, contemporaneously with the delivery thereof to the Trustee, furnish to each Bank a copy of any information, document or report required to be filed with the Trustee pursuant to Section 7.03 of the Indenture dated October 1, 1998 between the Company and JPMorgan Chase Bank, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (National Association)), as trustee.  The Company shall be deemed to have furnished such information, document or report to each Bank when it is filed with the Securities and Exchange Commission and posted on its EDGAR system.

5.4    Capital Corporation Indenture Documents.  The Capital Corporation shall, contemporaneously with the delivery thereof to the trustee, furnish to each Bank a copy of any information, document or report required to be filed with the Trustee pursuant to Section 7.03 of the Indenture dated March 15, 1997, between the Capital Corporation and The Bank of New York, as trustee.  The Capital Corporation shall be deemed to have furnished such information, document or report to each Bank when it is filed with the Securities and Exchange Commission and posted on its EDGAR system.

5.5    Notice of Default.  Such Borrower shall promptly give notice to the Administrative Agent of the occurrence of any Default or Event of Default, which notice shall be given in writing as soon as possible, and in any event within 10 days after a Responsible Officer of such Borrower obtains knowledge of such occurrence, with a description of the steps being taken to remedy the same (provided that such Borrower shall not be obligated to give notice of any Default or Event of Default which is remedied prior to or within 10 days after a Responsible Officer of such Borrower first acquires such knowledge).  Upon receipt of any such notice, the Administrative Agent shall promptly notify each Bank thereof.

5.6    Ownership of Capital Corporation and JD Luxembourg Stock.  The Company shall continue to own, directly or through one or more wholly-owned Subsidiaries, free and clear of any lien or other encumbrance, 51% of the voting stock of (i) the Capital Corporation and (ii) JD Luxembourg for so long as JD Luxembourg is a Borrower hereunder; provided, however, that the Capital Corporation may merge or consolidate with, or sell or convey substantially all of its assets to, the Company as provided in subsection 7.4.

5.7    Employee Benefit Plans.  The Company shall maintain, and cause each of its Subsidiaries to maintain, each Plan as to which it may have liability, in compliance with all applicable requirements of law and regulations.

5.8    Compliance.  Each of the Borrowers shall comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, noncompliance with which would reasonably be expected to materially adversely affect (i) the financial condition or operations of such Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of such Borrower to perform its obligations under this Agreement.

SECTION 6.                 NEGATIVE COVENANTS OF THE COMPANY

The Company hereby agrees that, so long as there is any obligation by any Bank to make Loans hereunder, any obligation of an Issuing Bank to issue Letters of Credit hereunder, any Loan remains outstanding and unpaid, any Letter of Credit remains outstanding or any other amount is owing to any Agent, any Issuing Bank or any Bank hereunder, it shall not, nor in the case of subsections 6.2 and 6.3 shall it permit any Restricted Subsidiary to (unless the Majority Banks shall otherwise consent in writing):

6.1    Company May Consolidate, etc., Only on Certain Terms.  Consolidate with or merge with or into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(a)       either the Company shall be the continuing corporation, or the corporation (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall expressly assume, by an assumption agreement, executed and delivered to the Administrative Agent, in form satisfactory to the Majority Banks, the due and punctual payment of the principal of and interest on the Loans to the Company and the performance of every covenant of this Agreement on the part of the Company to be performed or observed;

(b)      immediately after giving effect to such transaction, no Default or Event of Default, shall have happened and be continuing;

(c)       if as a result thereof any property or assets of the Company or a Restricted Subsidiary would become subject to any Mortgage not permitted by (i) through (xii) of subsection 6.2(a) or subsection 6.2(b), compliance shall be effected with the first clause of subsection 6.2(a); and

(d)      the Company and the successor Person have delivered to the Administrative Agent an officers’ certificate signed by two Responsible Officers of the Company stating that such consolidation, merger, conveyance or transfer and such assumption agreement comply with this subsection 6.1 and that all conditions precedent herein provided for relating to such transaction have been complied with.

6.2    Limitation on Liens.  (a)  Issue, incur, assume or guarantee any debt (hereinafter in this subsection referred to as “Debt”) secured by any mortgage, security interest, pledge, lien or other encumbrance (hereinafter called “Mortgage” or “Mortgages”) upon any Important Property, or upon any shares of stock or indebtedness issued or incurred by any Restricted Subsidiary (whether such Important Property, shares of stock or indebtedness is now owned or hereafter acquired) without in any such case effectively providing, concurrently with the issuance, incurrence, assumption or guaranty of any such Debt, that the Loans and all other amounts hereunder (together with, if the Company shall so determine, any other indebtedness of or guaranty by the Company or such Restricted Subsidiary ranking equally with the Loans then existing or thereafter created) shall be secured equally and ratably with or prior to such Debt; provided, however, that the foregoing restrictions shall not apply to:

(i)                                  Mortgages on any property acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of this Agreement which are created or assumed contemporaneously with, or within 120 days after, such acquisition, construction or improvement to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of this Agreement, or (in addition to Mortgages contemplated by clauses (ii), (iii) and (iv) below) Mortgages on any property existing at the time of acquisition thereof; provided that such Mortgages shall not apply to any Important Property theretofore owned by the Company or any Restricted Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

(ii)                              Mortgages on any property, shares of stock, or indebtedness existing at the time of acquisition thereof from a corporation which is consolidated with or merged into, or substantially all of the assets of which are acquired by, the Company or a Restricted Subsidiary;

(iii)                          Mortgages on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

(iv)                          Mortgages to secure Debt of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(v)                              Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Mortgages and Mortgages given to secure indebtedness incurred in connection with the financing of construction of pollution control facilities, the interest on which indebtedness is exempt from income taxes under the Code;

(vi)                          any deposit or pledge of assets (1) with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against the Company or a Restricted Subsidiary, or in connection with other proceedings or actions at law or in equity by or against the Company or a Restricted Subsidiary, or (2) as security for the performance of any contract or undertaking not directly related to the borrowing of money or the securing of indebtedness, if made in the ordinary course of business, or (3) with any governmental agency, which deposit or pledge is required or permitted to qualify the Company or a Restricted Subsidiary to conduct business, to maintain self-insurance, or to obtain the benefits of any law pertaining to worker’s compensation, unemployment insurance, old age pensions, social security, or similar matters, or (4) made in the ordinary course of business to obtain the release of mechanics’, workmen’s, repairmen’s, warehousemen’s or similar liens, or the release of property in the possession of a common carrier;

(vii)                      Mortgages existing on property acquired by the Company or a Restricted Subsidiary through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

(viii)                  judgment liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

(ix)                          Mortgages for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any Mortgage referred to in the foregoing clauses (i) to (viii), inclusive, or in this clause (ix), provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property);

(x)                              liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens of a nature similar to those hereinabove described in this clause (x) which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or a Restricted Subsidiary or the value of such property for the purposes of such business;

(xi)                          Mortgages on Margin Stock owned by the Company and its Restricted Subsidiaries to the extent such Margin Stock so Mortgaged exceeds 25% of the fair market value of the sum of the Important Property of the Company and the Restricted Subsidiaries plus the shares of stock (including Margin Stock) and indebtedness issued or incurred by the Restricted Subsidiaries; and

(xii)                      Mortgages on any Important Property of, or any shares of stock or indebtedness issued or incurred by, any Restricted Subsidiary organized under the laws of Canada.

(b)      (i)  The provisions of subsection 6.2(a) shall not apply to the issuance, incurrence, assumption or guarantee by the Company or any Restricted Subsidiary of Debt secured by a Mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with the sum of (A) all other Debt issued or incurred by the Company and its Restricted Subsidiaries secured by Mortgages (other than Mortgages permitted by subsection 6.2(a)) which would otherwise be subject to the foregoing restrictions and (B) the Attributable Debt in respect of Sale and Lease-back Transactions in existence at such time (other than Sale and Lease-back Transactions which, if the Attributable Debt in respect of such Sale and Lease-back had been a Mortgage, would have been permitted by clause (i) of subsection 6.2(a) and other than Sale and Lease-back Transactions the proceeds of which have been applied in accordance with subsection 6.3(b)) does not at the time exceed 5% of Consolidated Net Worth.

(ii)                              For purposes of this Agreement, the term “Consolidated Net Worth” shall mean the aggregate of capital and surplus of the Company and its consolidated Subsidiaries, less minority interests in Subsidiaries, determined in accordance with GAAP; and the term “Attributable Debt” shall mean, as of any particular time, the present value, discounted at a rate per annum equal to the interest rate set forth in the Company’s 8-1/2% Debentures Due 2022, compounded semi-annually, of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); the net amount of rent required to be paid for any such period shall be the total amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges; and, in the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

(c)       If, upon any consolidation or merger of any Restricted Subsidiary with or into any other corporation, or upon any consolidation or merger of any other corporation with or into the Company or any Restricted Subsidiary or upon any sale or conveyance of the property of any Restricted Subsidiary as an entirety or substantially as an entirety to any other Person, or upon any acquisition by the Company or any Restricted Subsidiary by purchase or otherwise of all or any part of the property of any other Person, any Important Property theretofore owned by the Company or such Restricted Subsidiary would thereupon become subject to any Mortgage not permitted by the terms of subsection (a) or (b) of this subsection 6.2, the Company, prior to such consolidation, merger, sale or conveyance, or acquisition, will, or will cause such Restricted Subsidiary to, secure payment of the principal of and interest on the Loans (equally and ratably with or prior to any other indebtedness of the Company or such Subsidiary then entitled thereto) by a direct lien on all such property prior to all liens other than any liens theretofore existing thereon by an assumption agreement or otherwise.

(d)      If at any time the Company or any Restricted Subsidiary shall issue, incur, assume or guarantee any Debt secured by any Mortgage not permitted by this subsection 6.2, to which the covenant in subsection 6.2(a) is applicable, the Company will promptly deliver to the Administrative Agent (with counterparts for each Bank):

(i)                                  an officers’ certificate signed by two Responsible Officers of the Company stating that the covenant of the Company contained in paragraph (a) or (c) of this subsection 6.2 has been complied with; and

(ii)                              an opinion of counsel satisfactory to the Administrative Agent to the effect that such covenant has been complied with, and that any instruments executed by the Company in the performance of such covenant comply with the requirements of such covenant.

6.3    Limitations on Sale and Lease-back Transactions.  Enter into any arrangement with any Person providing for the leasing to the Company or any Restricted Subsidiary of any Important Property owned or hereafter acquired by the Company or such Restricted Subsidiary (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which Important Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (herein referred to as a “Sale and Lease-back Transaction”) unless the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors of the Company or such Restricted Subsidiary, as applicable) of such property and either (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of (1) subsection 6.2(a)(i) or (2) subsection 6.2(b), to incur Debt secured by a Mortgage on the Important Property to be leased without equally and ratably securing the Loans, or (b) the Company shall, and in any such case the Company covenants that it will, within 120 days of the effective date of any such arrangement, apply an amount equal to the fair value (as so determined) of such property to the reduction of the Commitments (to be accompanied by prepayment of the Loans in accordance with subsection 2.6 to the extent that the principal amount thereof outstanding prior to such prepayment would exceed the Commitments as so reduced) or to the payment or other retirement of funded debt for money borrowed, incurred or assumed by the Company which ranks senior to or pari passu with the Loans or of funded debt for money borrowed, incurred or assumed by any Restricted Subsidiary (other than, in either case, funded debt owned by the Company or any Restricted Subsidiary).  For this purpose, funded debt means any Debt which by its terms matures at or is extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than twelve months after the date of the creation of such Debt.

6.4    Equipment Operations Debt.  Permit Equipment Operations Debt as at the end of any fiscal quarter of the Company and its consolidated Subsidiaries (including the last quarter of any fiscal year of the Company and its consolidated Subsidiaries) to exceed 65% of the sum, at the end of each such fiscal quarter, of (i) Equipment Operations Debt plus (ii) Total Stockholders’ Equity.

SECTION 7.                 NEGATIVE COVENANTS OF THE CAPITAL CORPORATION

The Capital Corporation hereby agrees that, so long as there is any obligation by any Bank to make Loans to the Capital Corporation hereunder, any obligation of any Issuing Bank to issue Letters of Credit hereunder, any Loan of the Capital Corporation remains outstanding and unpaid, any Letter of Credit remains outstanding or any other amount is owing by the Capital Corporation to any Bank, any Issuing Bank or any Agent hereunder, the Capital Corporation shall not, nor in the case of the agreements set forth in subsection 7.3 shall it permit any of its Subsidiaries to, directly or indirectly (unless the Majority Banks shall otherwise consent in writing):

7.1    Fixed Charges Ratio.  Permit the ratio of Net Earnings Available for Fixed Charges to Fixed Charges for any fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the last quarter of any fiscal year of the Capital Corporation and its consolidated Subsidiaries) to be less than 1.05 to 1.

7.2    Consolidated Senior Debt to Consolidated Capital Base.  Permit the ratio of Consolidated Senior Debt to Consolidated Capital Base as at the end of any fiscal quarter of the Capital Corporation and its consolidated Subsidiaries (including the end of any fiscal year of the Capital Corporation and its consolidated Subsidiaries) to be more than 11 to 1.

7.3    Limitation on Liens.  Issue, incur, assume or guarantee any Debt secured by any Mortgage upon any of its property or assets, or any of the property or assets of any of its Subsidiaries (whether any such property or assets is now owned or hereafter acquired) without in any such case effectively providing, concurrently with the issuance, incurrence, assumption or guaranty of any such Debt, that the Loans and all other amounts hereunder (together with, if the Capital Corporation shall so determine, any other indebtedness of or guaranty by such Borrower or such Subsidiary ranking equally with the Loans then existing or thereafter created) shall be secured equally and ratably with or prior to such Debt; provided, however, that the foregoing restrictions shall not apply to:

(a)       Mortgages on fixed assets or other physical properties hereafter acquired to secure all or part of the purchase price thereof or the acquiring hereafter of such assets or properties subject to any existing lien or charge securing indebtedness (whether or not assumed);

(b)  easements, liens, franchises or other minor encumbrances on or over any real property which do not materially detract from the value of such property or its use in the business of the Capital Corporation or a Subsidiary of the Capital Corporation;

(c)  any deposit or pledge of assets (i) with any surety company or clerk of any court, or in escrow, as collateral in connection with or in lieu of, any bond on appeal from any judgment or decree against the Capital Corporation or a Subsidiary of the Capital Corporation, or in connection with other proceedings or actions at law or in equity by or against the Capital Corporation or a Subsidiary of the Capital Corporation or (ii) as security for the performance of any contract or undertaking not directly or indirectly related to the borrowing of money or the securing of indebtedness, if made in the ordinary course of business, or (iii) with any governmental agency, which deposit or pledge is required or permitted to qualify the Capital Corporation or a Subsidiary of the Capital Corporation to conduct business, to maintain self-insurance, or to obtain the benefits of any law pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security, or similar matters, or (iv) made in the ordinary course of business to obtain the release of mechanics’, workmen’s, repairmen’s, warehousemen’s or similar liens, or the release of property in the possession of a common carrier;

(d)  Mortgages by a Subsidiary as security for indebtedness owed to the Capital Corporation or to any other Subsidiary;

(e)  liens for taxes and governmental charges not yet due or contested by appropriate proceedings in good faith;

(f)  Mortgages existing on property acquired by the Capital Corporation or a Subsidiary of the Capital Corporation through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

(g)  judgment liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

(h)  any Mortgage (other than directly or indirectly to secure borrowed money) if, after giving effect thereto, the aggregate principal sums secured by pledges or liens otherwise within the restrictions in clauses (a) through (h) of this subsection 7.3 do not exceed $500,000;

(i)   any Mortgage securing Securitization Indebtedness;

(j)   Mortgages on Margin Stock owned by the Capital Corporation and its Subsidiaries to the extent such Margin Stock exceeds 25% of the fair market value of property and assets of the Capital Corporation and its Subsidiaries (including Margin Stock); and

(k)  cash collateral provided to any counterparty of the Capital Corporation or to any Subsidiary of the Capital Corporation in connection with any Hedging Transaction.

7.4 Consolidation; Merger.  Merge or consolidate with, or sell or convey (other than a conveyance by way of lease) all or substantially all of its assets to, any other corporation, unless (a) the Capital Corporation shall be the surviving corporation in the case of a merger or the surviving, resulting or transferee corporation (the “successor corporation”) shall be a corporation organized under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume the due and punctual performance of all of the agreements, covenants and obligations of the Capital Corporation under this Agreement by supplemental agreement satisfactory to the Administrative Agent and executed and delivered to the Administrative Agent by the successor corporation and (b) the Capital Corporation or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any such agreements, covenants or obligations; provided, however, that the Capital Corporation may merge or consolidate with, or sell or convey substantially all of its assets to, the Company, if (i) the Company is the successor corporation (as defined above) and (ii) subclause (b) above is complied with.  Upon any such merger, consolidation, sale or conveyance, the successor corporation shall succeed to and be substituted for, and may exercise every right and power of and shall be subject to all the obligations of, the Capital Corporation under this Agreement, with the same effect as if the successor corporation had been named as the Capital Corporation herein and therein.

SECTION 8.                 EVENTS OF DEFAULT

Upon the occurrence and during the continuance of any of the following events:

(a)  A Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof or to pay any interest on any Loan or Reimbursement Obligation, in each case within two Business Days after any such amount becomes due in accordance with the terms hereof or shall fail to pay any other amount payable hereunder within five Business Days after any such other amount becomes due in accordance with the terms thereof or hereof; or

(b)  Any representation or warranty made or pursuant to subsection 4.2 deemed made by a Borrower herein or which is contained in any material certificate, material document or material financial statement or other material statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c)  The Company shall default in the observance or performance of any agreement contained in subsection 5.6, 6.1 or 6.4, or the Capital Corporation shall default in the observance or performance of any agreement contained in subsections 7.1, 7.2 or 7.4; or

(d)  A Borrower shall default in the observance or performance of any agreement contained in this Agreement (other than those agreements referred to above in this Section 8), and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to such Borrower by the Administrative Agent or any of the Banks through the Administrative Agent; or

(e)  (i)  A Borrower or any of its Significant Subsidiaries shall default in any payment of principal of or interest on any indebtedness for borrowed money (other than the Loans and any Securitization Indebtedness) in a principal amount in excess of $100,000,000 in the aggregate, or any interest or premium thereon, when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (ii) any other default (other than any default arising solely out of a Borrower’s, or any of its Significant Subsidiaries’, violation of any arrangement with any Bank, or any affiliate of any Bank, in any way restricting such Borrower’s, or such Significant Subsidiary’s, right or ability to sell, pledge or otherwise dispose of Margin Stock other than Restricted Margin Stock), or any other event that with notice or the lapse of time, or both, would constitute such a default, under any agreement or instrument relating to any such indebtedness for borrowed money (other than the Loans), shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate the maturity of such indebtedness; or (iii) any such indebtedness for borrowed money shall, by reason of default, be declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof (unless such indebtedness is declared due and payable, or required to be prepaid, solely by reason of any Borrower’s, or any of its Significant Subsidiaries’, violation of any arrangement with any Bank, or any affiliate of any Bank, in any way restricting such Borrower’s, or such Significant Subsidiary’s, right or ability to sell, pledge or otherwise dispose of Margin Stock other than Restricted Margin Stock); provided that, no Event of Default under this Section 8(e) shall occur or be continuing if such failure, default or breach has been waived by the holder(s) or trustee or agent on behalf of such holder(s) of such indebtedness unless payment of such indebtedness has been accelerated and such acceleration has not been waived; or

(f)  (i)  A Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or such Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or

(g)  Any action is undertaken to terminate any Plan as to which a Borrower, or any Subsidiary of a Borrower, may have liability, or any such Plan is terminated or such Borrower or Subsidiary withdraws from such Plan, or any Reportable Event as to any such Plan shall occur, and there shall exist a deficiency in the assets available to satisfy the benefits guaranteeable under ERISA with respect to such Plan, in the aggregate for all such Plans with respect to which any of the foregoing shall have occurred in the immediately preceding 12 consecutive months, of more than 25% of the Consolidated Net Worth of such Borrower and in the reasonable judgment of the Required Banks, such occurrence is reasonably expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrowers; or

(h)  Any Person shall own beneficially, directly or indirectly, 30% or more of the common stock of the Company; or any Person shall have the power, direct or indirect, to vote securities having 30% or more of the ordinary voting power for the election of directors of the Company or shall own beneficially, directly or indirectly, securities having such power, provided that there shall not be included among the securities as to which any such Person has such power to vote or which such Person so owns securities owned by such Person as nominee for the direct or indirect beneficial owner thereof or securities as to which such power to vote arises by virtue of proxies solicited by the management of the Company; or

(i)   So long as any Luxembourg Obligations remain outstanding or JD Luxembourg is a party to this Agreement, the guaranty in Section 2.27 shall cease, for any reason, to be in full force and effect or any Borrower shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Loans shall immediately become due and payable, and (B)(1) if such event is an Event of Default specified in paragraph (a) or (e), then with the consent of the Majority Banks, the Administrative Agent may, or upon the request of the Majority Banks, the Administrative

Agent shall, or (2) if such event is an Event of Default specified in paragraph (b), (c), (d), (g) or (h), then with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, take either or both of the following actions:  (i) by notice to the Borrowers, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) by notice of default to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder.  After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto).  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived with respect to this Agreement by the Borrowers.

SECTION 9.                 THE AGENTS

9.1 Appointment.  (a)  Each Bank hereby irrevocably designates and appoints JPMorgan Chase Bank, N.A. as the Administrative Agent of such Bank under this Agreement, and each Bank hereby irrevocably authorizes JPMorgan Chase Bank, N.A. as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.

(b)  Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby agree that neither the Syndication Agent, the Documentation Agents, Lead Arrangers nor Bookrunners on the cover of this Agreement shall have any rights, duties, responsibilities or liabilities in such respective capacity under this Agreement, nor shall any such Person have the authority to take any action hereunder in its capacity as such.

(c)  Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Agent.

9.2 Delegation of Duties.  Each Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Each Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions.  Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable to any Bank for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Borrowers to perform their obligations hereunder.  No Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers.

9.4 Reliance by Agents.  Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Loan, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by such Agent.  Each Agent may deem and treat the payee of any Loan as the owner thereof for all purposes except as provided in subsections 10.5(c) and 10.5(d).  Each Agent shall be fully justified in failing or refusing to take any discretionary action under this Agreement unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, the Required Banks or all of the Banks (if the consent of the Majority Banks, the Required Banks or all of the Banks, respectively, is required), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

9.5 Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Bank or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Banks, the Required Banks or all Banks, as applicable; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

9.6 Non-Reliance on Agents and Other Banks.  Each Bank expressly acknowledges that neither any Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by such Agent hereafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by such Agent to any Bank.  Each Bank represents to each Agent that it has, independently and without reliance upon such Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Borrower and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Bank also represents that it will, independently and without reliance upon each Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers.  Except for notices, reports and other documents expressly required to be furnished to the Banks by any Agent hereunder, such Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of a Borrower which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7 Indemnification.  (a) The Banks agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably (as reasonably determined by the Administrative Agent), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct.  The agreements in this subsection 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

(b)  Each Bank shall indemnify the Administrative Agent for the full amount of any taxes, levies, imposts, duties, fees, deductions, withholdings or similar charges imposed by any Governmental Authority that are attributable to such Bank and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith.  A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error.

9.8 Agents in their Individual Capacities.  Each Agent and its respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though such Agent were not an Agent hereunder.  With respect to its Loans made by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not an Agent, and the terms “Bank” and “Banks” shall include the Administrative Agent in its individual capacity.

9.9 Successor Agents.  Each Agent may resign as Agent upon 30 days’ notice thereof to the Borrowers and the Banks.  If any Agent shall resign as Agent under this Agreement, then the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Borrowers, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and the term “Administrative Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 10.         MISCELLANEOUS

10.1     Amendments and Waivers.  With the written consent of the Majority Banks, the Administrative Agent and the Borrowers may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Banks or of the Borrowers hereunder, and with the consent of the Majority Banks the Administrative Agent on behalf of the Banks may execute and deliver to the

Borrowers a written instrument waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver, amendment, supplement or modification shall (a) extend the maturity of any Loan or Reimbursement Obligation, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce the rate of any fee payable hereunder or extend the time of payment thereof, in each case, without the written consent of (i) with respect to any such change to any Committed Rate Loan, each Bank directly affected thereby and (ii) with respect to any such change to any Bid Loan, the Bank which made such Bid Loan, or (b) change the amount of any Bank’s Commitment or the terms of its obligation to make Loans hereunder (other than in accordance with subsection 2.20), or amend, modify or waive the pro rata treatment and payment provisions of subsection 2.12(b), or amend, modify or waive any provision of this subsection 10.1, or reduce the percentage specified in the definition of Majority Banks or Required Banks, or consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement, in each case without the written consent of each Bank, or (c) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent and, if applicable, any other Agent affected by such amendment, modification or waiver, or (d) extend the Termination Date with respect to any Bank without the written consent of such Bank; and provided, further, however, that no such waiver, amendment, supplement or modification shall waive, amend, supplement or otherwise modify subsections 2.16 without the written consent of the Required Banks or (e) amend, modify or waive any provision of subsections 2.23 (and related defined terms) and 2.26 without the written consent of each Issuing Bank, or (f) so long as any Luxembourg Obligations remain outstanding or JD Luxembourg is a party to this Agreement, release Capital Corporation from its guarantee obligations under Section 2.27 without the written consent of each Bank.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrowers, the Banks and the Agents.  In the case of any waiver, the Borrowers, the Banks and the Agents shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  Anything contained in the foregoing to the contrary notwithstanding, the relevant Borrower and the relevant Bank with respect to a Negotiated Rate Loan may, from time to time, enter into amendments, supplements or modifications for the purpose of adding any provisions to such Negotiated Rate Loans or changing in any manner the rights of such Bank and such Borrower thereunder and such Bank may waive any of the requirements of such Negotiated Rate Loan; provided, however, that such Borrower and such Bank shall notify the Administrative Agent in writing of any extension of the maturity of such Negotiated Rate Loan or reduction of the principal amount thereof; provided, further, that such Borrower and such Bank shall not extend the maturity of such Negotiated Rate Loan beyond the last day of the Commitment Period.

10.2     Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by facsimile transmission, by telephone confirmed in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, in the case of facsimile transmission, when received, addressed as follows in the case of the Borrowers, the Administrative Agent, or to such address or other address as may be hereafter notified by the respective parties hereto:

The Borrowers:

The Company:	Deere & Company
Attention: Treasurer
One John Deere Place
Moline, Illinois 61265
Telephone: 309-765-5344
Facsimile: 309-765-5021

The Capital Corporation:	John Deere Capital Corporation
Attention: Manager
1 East First Street
Suite 600
Reno, Nevada 89501
Telephone: 775-786-5527
Facsimile: 775-786-4145

JD Luxembourg:	John Deere Bank S.A.
43, avenue John F. Kennedy
L-1855 Luxembourg
Grand Duchy of Luxembourg
Facsimile: + 352 26 29 90 200

with a copy to:	Deere & Company
Attention: Treasurer
One John Deere Place
Moline, Illinois 61265
Telephone: 309-765-5344
Facsimile: 309-765-5021

The Administrative Agent:	JPMorgan Chase Bank, N.A.
Attention: Robert Kellas
383 Madison Avenue- 24th Floor
New York, New York 10179
Telephone: 212-270-3560
Facsimile: 212-270-5100

with a copy to:	JPMorgan Chase Bank, N.A.
Attention: Pranay Tyagi
500 Stanton Christiana Road, Ops 2, Floor 03
Newark, Delaware 19713
Telephone: 302-634-8799
Facsimile: 302-634-8459

The Foreign Currency Agent:	J.P. Morgan Europe Limited
Floor 6
25 Bank Street
Canary Wharf
London, E14 5JP
United Kingdom
Telephone: +44 20 7742 9941
Facsimile: +44 20 7777 2360

To any other Bank:	To it at its address (or facsimile number) set forth in its Administrative Questionnaire provided that any notice, request or demand to or upon the Administrative Agent or the Banks pursuant to subsections 2.1, 2.2, 2.5, 2.6, 2.9, 2.11, 2.20 and 9.9 shall not be effective until received (including receipt by telephone if permitted hereby).

10.3     No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of either Borrower, the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4     Payment of Expenses.  (a)  The Company agrees (i) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby in such manner and in such amounts as shall be agreed to in writing by the Company and the Administrative Agent, (ii) to pay or reimburse the Administrative Agent for the reasonable fees and disbursements of counsel to the Administrative Agent incurred in connection with the preparation and execution of, and any amendment, supplement, modification to, this Agreement and other documents prepared in connection herewith, and the consummation of the transaction contemplated hereby and thereby, and (iii) to pay or reimburse each Bank and each Agent for all its out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, including, without limitation, fees and disbursements of counsel to each Agent and one counsel representing the Banks; provided, however, that, notwithstanding anything herein to the contrary, the Company shall not be required to reimburse, indemnify or otherwise make any payment pursuant to this subsection 10.4 with respect to any registration duty payable in Luxembourg upon registration of this Agreement in Luxembourg except for any Luxembourg tax payable due to a registration of the Agreement when such registration is required to maintain, preserve, establish or enforce any rights of any Agent or Bank.

(b)  The Company and the Capital Corporation agree jointly and severally to indemnify and hold harmless each Agent and each Bank and each director, officer, employee, affiliate and agent thereof (each, an “Indemnified Person”) against, and to reimburse each Indemnified Person, upon its demand, for, any losses, claims, damages, liabilities or other expenses (“Losses”) to which such Indemnified Person may become subject insofar as such Losses arise out of or in any way relate to or result from this Agreement or the extensions of credit made hereunder (including the responsibilities, duties and obligations of the Banks hereunder and their agreement to make Loans hereunder), including, without limitation, Losses consisting of legal or other expenses incurred in connection with investigating, defending or participating in any legal proceeding relating to the foregoing (whether or not such Indemnified Person is a party thereto); provided, that the foregoing will not apply to any Losses to the extent they result from the negligence or willful misconduct of such Indemnified Person as finally determined by a non-appealable judgment of a court of competent jurisdiction.  This indemnity agreement shall be in addition to any liability which either Borrower may otherwise have and shall be subject to the following paragraph.

(c)  Promptly after receipt by an Indemnified Person under subsection 10.4(b) of written notice of any loss, claim, damage or liability in respect of which indemnity may be sought by it hereunder, such Indemnified Person will, if a claim is to be made against the Borrowers, notify the Borrowers thereof in writing; but the omission so to notify the Borrowers will not relieve the Borrowers from any liability (otherwise than under this subsection 10.4) which they may have to any Indemnified Person except as may be required or provided otherwise than under this subsection 10.4.  Thereafter, the Indemnified Person and the Borrowers shall consult, to the extent appropriate, with a view to minimizing the cost to the Borrowers of their obligations hereunder.  In case any Indemnified Person receives written notice of any loss, claim, damage or liability in respect of which indemnity may be sought hereunder by it and it notifies the Borrowers thereof, the Borrowers will be entitled to participate therein and, to the extent that they may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory at all times to such Indemnified Person; provided, however, that (i) if the parties against whom any loss, claim, damage or liability arises include both the Indemnified Person and a Borrower or any Subsidiary of a Borrower and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it or other Indemnified Persons which are different from or additional to those available to a Borrower or any Subsidiary of a Borrower and may conflict therewith, the Indemnified Person or Persons shall have the right to select one separate counsel for such Indemnified Person or Persons to assume such legal defenses and to otherwise participate in the defense of such loss, claim, damage or liability on behalf of such Indemnified Person or Persons and (ii) if any loss, claim, damage or liability arises out of actions brought by or for the benefit of a Borrower or any Subsidiary of a Borrower, the Indemnified Person or Persons shall have the right to select their counsel and to assume and direct the defense thereof and no Borrower shall be entitled to participate therein or assume the defense thereof.  Upon receipt of notice from the Borrowers to such Indemnified Person of their election so to assume the defense of such loss, claim, damage or liability and approval by the Indemnified Person of counsel, the Borrowers shall not be liable to such Indemnified Person under this subsection 10.4 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof unless (i) the Indemnified Person shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the Borrowers shall not have employed and continued to employ counsel satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of commencement of the action or (iii) the Borrowers shall have authorized the employment of counsel for the Indemnified Person at the expense of the Borrowers.

(d)  Notwithstanding any other provision contained in this subsection 10.4, (i) the Borrowers shall not be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any loss, claim, damage or liability effected without their consent and (ii) after the Borrowers have assumed the defense of any loss, claim, damage or liability under the preceding paragraph with respect to any Bank, they will not settle, compromise or consent to entry of any order adjudicating or otherwise disposing thereof (1) if such settlement, compromise or order involves the payment of money damages, except if the Borrowers agree with such Bank to pay such money damages, and, if not simultaneously paid, to furnish such Bank with satisfactory evidence of their ability to pay such money damages, and (2) if such settlement, compromise or order involves any relief against such Bank, other than the payment of money damages, except with the prior written consent of such Bank.

(e)       Each party hereto waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding relating to the Agreement any special, exemplary, punitive or consequential damages.

(f)        The agreements in this subsection 10.4 shall survive repayment of the Loans and all other amounts payable hereunder.

10.5                    Successors and Assigns; Participations; Purchasing Banks.  (a)  This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Banks, the Agents and their respective successors and assigns (including any affiliate of an Issuing Bank that issues any Letter of Credit), except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Bank.

(b)      Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions (“Participants”) participating interests in the Loans, Commitments and other interests of such Bank hereunder.  In the event of any such sale by a Bank of participating interests to a Participant, such Bank’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan for all purposes under this Agreement, and the Borrowers, each Issuing Bank and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement.  Each Bank that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person other than the Borrower (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall constitute prima facie evidence of the accuracy of the information so recorded, and the Borrowers, the Administrative Agent, the Issuing Banks and the Banks may treat each Person whose name is recorded in the Participant Register as the owner of such participation recorded therein for all purposes of this Agreement.

(c)       Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign to one or more banks or other financial institutions (“Loan Assignees”) any Bid Loan or Negotiated Rate Loan or portion thereof owing to such Bank, pursuant to a Loan Assignment executed by the assignor Bank and the Loan Assignee.  Upon such execution, from and after the Transfer Effective Date specified in such Loan Assignment, the Loan Assignee shall, to the extent of the assignment provided for in such Loan Assignment and to the extent permitted by applicable law, be deemed to have the same rights and benefits with respect to such Bid Loans and Negotiated Rate Loans and the same obligation to share pursuant to subsection 10.6 as it would have had if it were a Bank hereunder; provided, that unless such Loan Assignment shall otherwise specify and a copy of such Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with subsection 10.5(f), the assignor Bank shall act as collection agent for the Loan Assignee, and in the case of Bid Loans, the Administrative Agent shall pay all amounts received from the relevant Borrower which are allocable to the assigned Bid Loan directly to the assignor Bank without any further liability to the relevant Loan Assignee, and, in the case of Negotiated Rate Loans, the relevant Borrower shall pay all amounts due under the assigned Negotiated Rate Loan directly to the assignor Bank without any further liability to the Loan Assignee.  At the request of any Loan Assignee, on or promptly after the Transfer Effective Date specified in such Loan Assignment, the relevant Borrower, at its own expense, shall execute and deliver to the Loan Assignee a promissory note with respect to the Bid Loans or Negotiated Rate Loans to the order of such Loan Assignee in an amount equal to the Bid Loan or Negotiated Rate Loan assigned.  Such note shall be dated the Borrowing Date in respect of such Bid Loan or Negotiated Rate Loan and shall otherwise be in the form of Exhibit L; provided, however, that such Borrower shall not be required to execute and deliver more than an aggregate of two notes with respect to the Bid Loans of any Bank with the same Interest Period at any time outstanding.  A Loan Assignee shall not, by virtue of such Loan Assignment, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; provided, that (i) the assignor Bank and the Loan Assignee may, in their discretion, agree between themselves upon the manner in which the assignor Bank will exercise its rights under this Agreement and any related document, and (ii) if a copy of such Loan Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with subsection 10.5(f), neither the principal amount of, the interest rate on, nor the maturity date of, any Bid Loan or Negotiated Rate Loan assigned to a Loan Assignee will be modified without written consent of such Loan Assignee.

(d)      Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, sell to any Bank or any affiliate thereof and to one or more additional banks or other financial institutions (“Purchasing Banks”), all or any portion (subject to the last sentence of this subsection 10.5(d)) of its rights (which rights may include such Bank’s rights in respect of Loans it has disbursed) and obligations under this Agreement, with the prior written consent (such consent not to be unreasonably withheld or delayed) of (i) the Company, (ii) each Issuing Bank and (iii) the Administrative Agent.  Such sale shall be made pursuant to a Loan Assignment, executed by such Purchasing Bank and such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrowers and the Administrative Agent), and delivered to the Administrative Agent for its acceptance and recording in the Register.  Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Loan Assignment, (i) the Purchasing Bank thereunder shall be a party hereto with respect to the interest purchased and, to the extent provided in such Loan Assignment, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (ii) the transferor Bank thereunder shall cease to have those rights and obligations under this Agreement to which the Purchasing Bank has succeeded (and, in the case of a Loan Assignment covering all or the remaining portion of a transferor Bank’s rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto).  Such Loan Assignment shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitments and Commitment Percentages arising from the purchase by such Purchasing Bank of a portion of the rights and obligations of such transferor Bank under this Agreement.  On or promptly after the Transfer Effective Date specified in such Loan Assignment, the Purchasing Bank and the Administrative Agent, on behalf of such Purchasing Bank, shall open and maintain in the name of each Borrower a Loan Account with respect to such Purchasing Bank’s Committed Rate Loans and Bid Loans to such Borrower.  Anything contained in this Agreement to the contrary notwithstanding, no Bank may sell any portion of its rights and obligations under this subsection 10.5(d) to any bank or financial institution without the prior written consent (such consent not to be unreasonably withheld or delayed) of the Company if, after giving effect to such sale or at the time of such sale, as the case may be, (i) the Commitment of either of the selling and purchasing institutions would be greater than $0 but less than $5,000,000, (ii) the Purchasing Bank, together with all of its affiliates, would have a Commitment Percentage of more than 15% (or, if the Commitments shall have been terminated, such Purchasing Bank, together with all of its affiliates, would hold Loans aggregating to more than 15% in principal amount of all outstanding Loans), (iii) the Credit Rating of any Purchasing Bank shall be less than BBB+ from S&P or less than Baa1 from Moody’s or such Purchasing Bank shall have no Credit Rating or (iv) the Purchasing Bank is not a bank, insurance company, other financial institution or an affiliate of any thereof that is engaged in making, purchasing, holding or investing in bank loans or similar extensions of credit in the ordinary course of its business.

(e)       The Administrative Agent shall maintain at its address referred to in subsection 10.2 a copy of each Loan Assignment delivered to it and a register (the “Register”) for the recordation of (i) the names and addresses of the Banks and the Commitment of, and principal amount (and stated interest) of the Loans (other than Negotiated Rate Loans) and L/C Obligations owing to, each Bank from time to time, and (ii) with respect to each Loan Assignment delivered to the Administrative Agent, the name and address of the Loan Assignee and the principal amount of each Bid Loan owing to such Loan Assignee.  The entries in the Register shall constitute prima facie evidence of the accuracy of the information so recorded, and the Borrowers, the Administrative Agent, each Issuing Bank and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement.  The Register shall be available for inspection by the Company, each Issuing Bank or any Bank or Loan Assignee at any reasonable time and from time to time upon reasonable prior notice.

(f)        Upon its receipt of a Loan Assignment executed by an assignor Bank and a Loan Assignee and an Administrative Questionnaire from the Loan Assignee if it is not then a Bank, together with payment to the Administrative Agent (by the assignor Bank or the Loan Assignee, as agreed between them) of a registration and processing fee of $3,500, the Administrative Agent shall (i) accept such Loan Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the assignor Bank, the Loan Assignee and the Borrowers.  Upon its receipt of a Loan Assignment executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Borrowers and the Administrative Agent) and an Administrative Questionnaire from the Purchasing Bank if it is not then a Bank, together with payment to the Administrative Agent (by the transferor Bank or the Purchasing Bank, as agreed between them) of a registration and processing fee of $3,500 for each Purchasing Bank listed in such Loan Assignment, the Administrative Agent shall (A) accept such Loan Assignment, (B) record the information contained therein in the Register and (C) give prompt notice of such acceptance and recordation to the Banks and the Borrowers.

(g)       The Company authorizes each Bank to disclose to any Participant, Loan Assignee or Purchasing Bank (each, a “Transferee”) and any prospective Transferee any and all financial information in such Bank’s possession concerning the Borrowers and their Subsidiaries which has been delivered to such Bank by or on behalf of the Borrowers pursuant to this Agreement or in connection with such Bank’s credit evaluation of the Borrowers and their Subsidiaries prior to becoming a party to this Agreement, provided that with respect to confidential data or information described in subsection 10.7, such confidential data may be disclosed only to (i) a Purchasing Bank and/or (ii) any other Transferee or prospective Transferee with the Borrowers’ prior written consent, which consent shall not be unreasonably withheld with respect to prospective Participants, Participants, prospective Loan Assignees and Loan Assignees; provided, however, that such Bank shall not disclose any such confidential data or information pursuant to this subsection 10.5(g) unless (i) it has notified the Purchasing Bank or other Transferee or potential Transferee that such data or information are confidential, such notification to be in writing if such data or information are disclosed in writing and orally if such data or information are disclosed orally, and (ii) such Purchasing Bank, Transferee or potential Transferee has agreed in writing to be bound by the provisions of subsection 10.7.

(h)      If, pursuant to this subsection, any loan participation or series of loan participations is sold or any interest in this Agreement is transferred to any Transferee, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer or the first transfer to occur in a series of transfers between such transferor Bank and such Transferee, to comply with subsection 2.17(c), subsection 2.17(d) and subsection 2.17(e) as if it were a Bank.  The Administrative Agent shall not be responsible for obtaining such documentation except from its own Transferees.

(i)          Nothing in this subsection 10.5 shall prohibit any Bank from pledging or assigning its Loans to any Federal Reserve Bank in accordance with applicable law.

(j)          The Borrowers, upon receipt of written notice from the relevant Bank, agree to issue Notes to any Bank requiring Notes to facilitate transactions of the type described in paragraph (i) above.

(k)      Notwithstanding anything to the contrary contained herein, any Bank (a “Granting Bank”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Company, the option to provide to the Borrowers all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this subsection 10.5(k) any SPC may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.  This subsection 10.5(k) may not be amended without the written consent of the SPC.

10.6                    Adjustments.  Except as otherwise provided in this Agreement or as otherwise provided by court order, if any Bank (a “benefitted Bank”) shall at any time receive any payment of all or part of its Committed Rate Loans or L/C Obligations, or interest thereon or commitment fee or letter of credit fee hereunder, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (e) of Section 8, or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank’s Committed Rate Loans or L/C Obligations, or interest thereon, or commitment fee or letter of credit fee hereunder, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank’s Committed Rate Loans or L/C Obligations, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of such other Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  The Borrowers agree that each Bank so purchasing a portion of another Bank’s Committed Rate

Loans or L/C Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

10.7                    Confidentiality.  (a)  Each of the Agents and the Banks shall, subject as hereinafter provided, keep confidential from any third party any data or information received by them from the Borrowers pursuant to this Agreement which, if provided in writing, is designated in writing as such, and if provided orally, is designated orally as such by the Borrowers except:

(i)                                  any such data or information as is or becomes publicly available or generally known otherwise than as a result of any breach of the provisions of this subsection 10.7;

(ii)                              as required by law, rule, regulation or official direction or any Governmental Authority or self-regulatory body having or claiming authority or oversight over any Bank or its affiliates;

(iii)                          as may be necessary to protect as against the Borrowers or any of them the interests of the Banks or any of them under this Agreement;

(iv)                          to the extent permitted under subsection 10.5; and

(v)                              to the attorneys, accountants and regulators of such Banks, and to each other Bank.

(b)      Each of the Agents and the Banks shall use their reasonable efforts to ensure that any confidential data or information received by them from the Borrowers pursuant to this Agreement which is disclosed to employees of such Agent or Bank (as the case may be) is so disclosed only to the extent necessary for purpose of the administration of this Agreement and, in all cases, on the condition that such information and data shall be kept confidential except for such purpose.

(c)       The provisions of this subsection 10.7 shall survive the payment in full of all amounts payable hereunder and the termination of this Agreement.

10.8                    Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

10.9                    GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.10            Consent to Jurisdiction and Service of Process.  All judicial proceedings brought against the Borrowers with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, the Borrowers accept, for themselves and in connection with their properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available.  The Borrowers irrevocably agree that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to them at their addresses set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrowers to be effective and binding service in every respect.  Each of the Borrowers, the Agents and the Banks irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Agent or any Bank to bring proceedings against the Borrowers in the courts of any other jurisdiction.  JD Luxembourg irrevocably appoints the Company as its agent to receive process with respect to this Agreement.

10.11            WAIVERS OF JURY TRIAL.  EACH BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.12            USA Patriot Act.

Each Bank hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Bank to identify the Borrowers in accordance with the Act.  The Borrowers shall promptly provide such information upon request by any Bank.

10.13            No Fiduciary Duty.  The Borrowers acknowledge and agree that (a) no fiduciary, advisory or agency relationship between the Borrowers and the Agents and the Banks is intended to be or has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agents and the Banks have advised or are advising the Borrowers on other matters, (b) the Agents and the Banks, on the one hand, and the Borrowers, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Borrowers rely on, any fiduciary duty to the Borrowers or their respective affiliates on the part of the Agents and the Banks, (c) the Borrowers are capable of evaluating and understanding, and the Borrowers understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement, (d) the Borrowers have been advised that the Agents and the Banks are engaged in a broad range of transactions that may involve interests that differ from the Borrowers’ interests and that the Agents and the Banks have no obligation to disclose such interests and transactions to the Borrowers, (e) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent the Borrowers have deemed appropriate, (f) each Agent and Bank has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, any of the Borrowers’ affiliates or any other Person and (g) none of the Agents nor Banks has any obligation to the Borrowers or their respective affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein or in any other express writing executed and delivered by such Agent or Bank and the Borrowers or any such affiliate.

10.14            Headings.  Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

DEERE & COMPANY

By:
Name:
Title:

JOHN DEERE CAPITAL CORPORATION

By:
Name:
Title:

JOHN DEERE BANK S.A.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the 2019 Deere & Company Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Bank

By:
Name:
Title:

[Signature Page to the 2019 Deere & Company Credit Agreement]

BANK OF AMERICA, N.A.,
as Syndication Agent and as a Bank

By:
Name:
Title:

[Signature Page to the 2019 Deere & Company Credit Agreement]

CITIBANK, N.A.,
as a Documentation Agent and as a Bank

By:
Name:
Title:

[Signature Page to the 2019 Deere & Company Credit Agreement]

DEUTSCHE BANK SECURITIES INC.,
as a Documentation Agent

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Bank

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the 2019 Deere & Company Credit Agreement]

[BANK],
as a Bank

By:
Name:
Title:

[Signature Page to the 2019 Deere & Company Credit Agreement]

SCHEDULE I

TERMS OF SUBORDINATION

“Senior Indebtedness” means the principal of (and premium, if any) and unpaid interest, commitment fees and letter of credit fees on (a) indebtedness (including matured and contingent reimbursement obligations in respect of letters of credit) of John Deere Capital Corporation (the “Capital Corporation”) (including indebtedness of others guaranteed by the Capital Corporation), other than the indebtedness evidenced by the Securities [such term to be defined as the debt to be issued under the indenture or agreement to which this Schedule relates] and [specify any other indebtedness of the Capital Corporation (including indebtedness of others guaranteed by the Capital Corporation)], provided that indebtedness of the Capital Corporation under the credit agreement to which these Terms of Subordination are attached may not be so specified, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, for money borrowed, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the Securities, and (b) renewals, extensions, modifications and refundings of any such indebtedness.

SUBORDINATION

Section 1.  Agreement to Subordinate.

The Capital Corporation, for itself, its successors and assigns, covenants and agrees, and each holder of Securities, by such holder’s acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

Section 2.  Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities.

Upon any distribution of assets of the Capital Corporation upon any dissolution, winding up, liquidation or reorganization of the Capital Corporation, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Capital Corporation or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred in this Agreement upon the Senior Indebtedness and the holders thereof with respect to the Securities by a lawful plan of reorganization under applicable bankruptcy law),

(a)                               the holders of Senior Indebtedness shall be entitled to receive payment in full of the principal thereof (and premium if any) and the interest, commitment fees and letter of credit fees due on the Senior Indebtedness before the holders of the Securities are entitled to receive any payment upon the principal of (or premium, if any) or interest on indebtedness evidenced by the Securities; and

(b)                              any payment or distribution of assets of the Capital Corporation of any kind or character, whether in cash, property or securities, to which the holders of the Securities or any trustee therefor would be entitled except for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under

I-2

any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest, commitment fees and letter of credit fees on the Senior Indebtedness held or represented by each holder of Senior Indebtedness, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c)                               in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Capital Corporation of any kind or character, whether in cash, property or securities, shall be received by any trustee for the holders of the Securities or the holders of the Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to any trustee for the holders of the Securities, to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness, the holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Capital Corporation applicable to Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full and no such payments or distributions to the holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Capital Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of the Securities, be deemed to be a payment by the Capital Corporation to or on account of the Securities.  It is understood that the provisions of this Article are, and are intended, solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand.  Nothing contained in this Article or elsewhere in this Agreement or in the Securities is intended to or shall impair, as between the Capital Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of the Securities, the obligation of the Capital Corporation, which is unconditional and absolute, to pay to the holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Securities and creditors of the Capital Corporation other than the holders of Senior Indebtedness, nor shall anything herein or in the instruments or other evidence of the Securities prevent any trustee for the holders of the Securities or the holder of any Securities from exercising all remedies otherwise permitted by applicable law upon default under this Agreement or such instrument or other evidence, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Capital Corporation received upon the exercise of any such remedy.

Section 3.  No Payment on Securities in Event of Non-Payment When Due of Senior Indebtedness.

No payment by the Capital Corporation on account of principal (or premium, if any), sinking funds, or interest on the Securities shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds and interest and letter of credit fees and commitment fees on Senior Indebtedness has been made or duly provided for in money or money’s worth.

SCHEDULE II

COMMITMENTS

Bank	Commitment
JPMorgan Chase Bank, N.A.	$250,000,000
Bank of America, N.A.	$207,500,000
Citibank, N.A.	$207,500,000
Deutsche Bank AG New York Branch	$207,500,000
Barclays Bank Plc	$150,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$155,000,000
Goldman Sachs Bank USA	$70,000,000
HSBC Bank USA, National Association	$152,500,000
Royal Bank of Canada	$150,000,000
Wells Fargo Bank, National Association	$150,000,000
BNP Paribas	$130,000,000
Toronto Dominion (Texas) LLC	$140,000,000
Credit Suisse AG, Cayman Islands Branch	$110,000,000
The Bank of New York Mellon	$120,000,000
Banco Bilbao Vizcaya Argentaria, S.A., New York Branch	$45,000,000
Morgan Stanley Bank, N.A.	$35,000,000
Santander Bank, N.A.	$50,000,000
Standard Chartered Bank	$15,000,000
U.S. Bank National Association	$70,000,000
Westpac Banking Corporation	$40,000,000
Nordea Bank Finland Plc	$37,500,000
The Northern Trust Company	$7,500,000

TOTAL	$2,500,000,000

SCHEDULE III

EXISTING LETTERS OF CREDIT

NONE.

EXHIBIT A

[FORM OF BORROWING NOTICE]

_________, 20__

JPMorgan Chase Bank, N.A.,
  as Administrative Agent under the
    Credit Agreement referred to below
500 Stanton Christiana Road, Ops 2, Floor 03
Newark, Delaware  19713
Attention:  Pranay Tyagi

Ladies and Gentlemen:

Pursuant to subsection 2.1(c) of the $2,500,000,000 2019 Credit Agreement, dated as of February [•], 2014, among DEERE & COMPANY, JOHN DEERE CAPITAL CORPORATION, JOHN DEERE BANK S.A., the Banks parties thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, CITIBANK, N.A. and DEUTSCHE BANK SECURITIES INC., as Documentation Agents, and BANK OF AMERICA, N.A., as Syndication Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), the undersigned hereby requests that the following Committed Rate Loans be made on __________, 20__ as follows:

(1) Total Amount of Committed Rate Loans	$
(2) Requested Currency
(3) Amount of (1) to be allocated to Eurocurrency Loans	$
(4) Amount of (1) to be allocated to ABR Loans	$
(5) Interest Periods and amounts to be allocated thereto in respect of Eurocurrency Loans (amounts must total (3)):
(i) one month	$
(ii) two months	$
(iii) three months	$
(iv) six months	$
(v) 30 days (if Canadian Dollars requested)	$
(vi) 60 days (if Canadian Dollars requested)	$
(vii) 90 days (if Canadian Dollars requested)	$
Total Eurocurrency Loans	$

A-2

NOTE:  THE AMOUNT APPEARING IN LINE (1) ABOVE MUST BE AT LEAST EQUAL TO $25,000,000 AND IN A WHOLE MULTIPLE OF $5,000,000 (OR THE FOREIGN CURRENCY EQUIVALENT IN THE CASE OF FOREIGN CURRENCY LOANS) AND THE AMOUNTS APPEARING IN EACH OTHER LINE ABOVE MUST BE AT LEAST EQUAL TO $10,000,000 AND IN A WHOLE MULTIPLE OF $1,000,000 (OR THE FOREIGN CURRENCY EQUIVALENT IN THE CASE OF FOREIGN CURRENCY LOANS).

Terms defined in the Credit Agreement shall have the same meanings when used herein.

Very truly yours,
[DEERE & COMPANY]
[JOHN DEERE CAPITAL CORPORATION]
[JOHN DEERE BANK S.A.]

By:
Title:

EXHIBIT B

[FORM OF BID LOAN REQUEST]

_______, 20__

JPMorgan Chase Bank, N.A.,
  as Administrative Agent under the Credit
    Agreement referred to below
500 Stanton Christiana Road, Ops 2, Floor 03
Newark, Delaware  19713
Attention:  Pranay Tyagi

Ladies and Gentlemen:

Reference is made to the $2,500,000,000 2019 Credit Agreement, dated as of February [•], 2014, among DEERE & COMPANY, JOHN DEERE CAPITAL CORPORATION, JOHN DEERE BANK S.A., the Banks parties thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, CITIBANK, N.A. and DEUTSCHE BANK SECURITIES INC., as Documentation Agents, and BANK OF AMERICA, N.A., as Syndication Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are used herein as therein defined.

This is an [Index Rate] [Absolute Rate] Bid Loan Request pursuant to subsection 2.2 of the Credit Agreement requesting quotes for the following Bid Loans:

Aggregate Principal Amount	$	$	$
Borrowing Date
Interest Period
Maturity Period
Interest Payment Dates
Interest Rate Basis	360 day year

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NOTE: THE AGGREGATE PRINCIPAL AMOUNTS APPEARING ABOVE MUST BE IN THE AGGREGATE AT LEAST EQUAL TO $25,000,000 AND IN A WHOLE MULTIPLE OF $5,000,000.

Very truly yours,
[DEERE & COMPANY]
[JOHN DEERE CAPITAL CORPORATION]

By:
Title:

Note:              Pursuant to the Credit Agreement, a Bid Loan Request may be transmitted by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.  In any case, a Bid Loan Request shall contain the information specified in the second paragraph of this form.

EXHIBIT C

[FORM OF BID LOAN OFFER]

_______, 20__

JPMorgan Chase Bank, N.A.,

as Administrative Agent

under the Credit Agreement referred to below
500 Stanton Christiana Road, Ops 2, Floor 03
Newark, Delaware  19713
Attention:  Pranay Tyagi

Ladies and Gentlemen:

Reference is made to the $2,500,000,000 2019 Credit Agreement, dated as of February [•], 2014, among DEERE & COMPANY, JOHN DEERE CAPITAL CORPORATION, JOHN DEERE BANK S.A., the Banks parties thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, CITIBANK, N.A. and DEUTSCHE BANK SECURITIES INC., as Documentation Agents, and BANK OF AMERICA, N.A., as Syndication Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are used herein as therein defined.

In accordance with subsection 2.2 of the Credit Agreement, the undersigned Bid Loan Bank offers to make Bid Loans thereunder in the following amounts with the following maturity dates:

Borrowing Date:  _________________, 20__

Aggregate Maximum Amount:  $________

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Maturity Date 1:		Maturity Date 2:		Maturity Date 3:

Maximum Amount	$_____	Maximum Amount	$_______	Maximum Amount	$______

Rate* ____Amount	$______	Rate* ____Amount	$______	Rate* ___Amount	$_______

Rate* ____Amount	$______	Rate* ____Amount	$______	Rate* ___Amount	$_______

Very truly yours,

[NAME OF BID LOAN BANK]

By:
Name:
Title:
Telephone:
Facsimile:

*  If Index Rate Bid Loan, insert percentage above or below Eurocurrency Rate.

EXHIBIT D

[FORM OF BID LOAN CONFIRMATION]

               , 20

JPMorgan Chase Bank, N.A.,

as Administrative Agent

under the Credit Agreement referred to below
500 Stanton Christiana Road, Ops 2, Floor 03
Newark, Delaware 19713
Attention:  Pranay Tyagi

Ladies and Gentlemen:

Reference is made to the $2,500,000,000 2019 Credit Agreement, dated as of February [•], 2014, among DEERE & COMPANY, JOHN DEERE CAPITAL CORPORATION, JOHN DEERE BANK S.A., the Banks parties thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, CITIBANK, N.A. and DEUTSCHE BANK SECURITIES INC., as Documentation Agents, and BANK OF AMERICA, N.A., as Syndication Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are used herein as therein defined.

In accordance with subsection 2.2 of the Credit Agreement, the undersigned accepts and confirms the offers by Bid Loan Bank(s) to make Bid Loans to the undersigned on                         , 20    [Borrowing Date] under said subsection 2.2 in the (respective) amount(s) set forth on the attached list of Bid Loans offered.

Very truly yours,
[DEERE & COMPANY]
[JOHN DEERE CAPITAL CORPORATION]

By:
Title:

[Borrower to attach Bid Loan Offer list prepared by Administrative Agent with accepted amount entered by the Borrower to right of each Bid Loan Offer].

EXHIBIT E

[FORM OF ASSIGNMENT AND ASSUMPTION]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an affiliate/Approved Fund of [identify Bank]1]

3.	Borrower(s):

4.	Administrative Agent:	, as administrative agent under the Credit Agreement

5.	Credit Agreement:

The $2,500,000,000 2019 Credit Agreement dated as of February [•], 2014 among DEERE & COMPANY, JOHN DEERE CAPITAL CORPORATION, JOHN DEERE BANK S.A., the Banks parties thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the other agents parties thereto

1 Select as applicable.

E-2

6.                                    Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Banks	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date:                            , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers and their affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Title:

2 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Commitment” or “L/C Commitment”).

3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks.

[Consented to and][4] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By
Title:

[Consented to:][5]

[NAME OF BORROWER]

By
Title:

[NAME OF ANY OTHER RELEVANT PARTY]

By
Title:

4 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

5 To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Bank) is required by the terms of the Credit Agreement.

ANNEX 1

$2,500,000,000 2019 Credit Agreement dated as of February [•], 2014 (the “Credit Agreement”) among DEERE & COMPANY, JOHN DEERE CAPITAL CORPORATION, JOHN DEERE BANK S.A., the Banks parties thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the other agents parties thereto

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by each Borrower, any of their Subsidiaries or affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Bank, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank and (v) if it is a Non-U.S. Bank, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment

I-2

and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F

[RESERVED]

EXHIBIT G

[FORM OF OPINION OF GENERAL COUNSEL TO THE COMPANY]

[Closing Date]

To each of the Banks parties to
the Credit Agreement referred to
below and to JPMorgan Chase
Bank, N.A., as Administrative Agent

Deere & Company,
John Deere Capital Corporation and

John Deere Bank S.A.

Ladies and Gentlemen:

This opinion is furnished to you pursuant to subsection 4.1(c) of the $2,500,000,000 2019 Credit Agreement dated as of February [•], 2014 (the “Credit Agreement”) among Deere & Company (the “Company”), John Deere Capital Corporation (the “Capital Corporation” and, together with the Company, the “U.S. Borrowers”) and John Deere Bank S.A., the Banks parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank Securities Inc., as Documentation Agents, and Bank of America, N.A., as Syndication Agent.  Terms defined in the Credit Agreement are used herein as therein defined.

I am General Counsel of the Company and have acted as counsel for the Capital Corporation in this matter.  I am familiar with the corporate history and organization of each U.S. Borrower and of its Subsidiaries and the proceedings relating to the authorization, execution and delivery by each U.S. Borrower of the Credit Agreement.  In that connection I have examined or caused to have examined:

1.                                    The Credit Agreement;

2.                                    The documents furnished by each of the U.S. Borrowers pursuant to Section 4 of the Credit Agreement;

3.                                    The Certificates of Incorporation of the U.S. Borrowers and all amendments thereto (the “Charters”);

4.                                    The bylaws of the U.S. Borrowers and all amendments thereto (the “Bylaws”); and

5.                                    Certificates of the Secretary of State of Delaware, each dated a recent date, attesting to the continued corporate existence and good standing of the Company and the Capital Corporation in that State.

In addition, I have reviewed or caused to have reviewed such of the corporate proceedings of the U.S. Borrowers, and have examined or caused to have examined such documents, corporate records, and other instruments relating to the organization of the U.S. Borrowers and their respective Subsidiaries and such other agreements and instruments to which the U.S. Borrowers and their respective Subsidiaries are parties, as I consider necessary as a basis for the opinions hereinafter expressed.  I have assumed the due execution and delivery, pursuant to due authorization, of the Credit

G-2

Agreement by the Banks, the Administrative Agent, the Syndication Agent and the Documentation Agents, and the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted to me as certified, conformed or photostatic copies.

I am qualified to practice law in the State of Illinois and the State of Michigan and do not purport to be an expert on, and do not express any opinion herein concerning, any laws other than the laws of the State of Illinois and the State of Michigan, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

1.                                    Each of the Company and the Capital Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as now being conducted and to own its properties.

2.                                    The execution, delivery and performance by each U.S. Borrower of the Credit Agreement are within such U.S. Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene, or constitute a default under the Charter or the Bylaws of such U.S. Borrower, any judgment, law, rule or regulation applicable to such U.S. Borrower, or any Contractual Obligation by which such U.S. Borrower is bound or (ii) result in the creation of any lien, charge or encumbrance upon any of its property or assets.  The Credit Agreement has been duly executed and delivered on behalf of each U.S. Borrower.

3.                                    No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by each U.S. Borrower of the Credit Agreement.

4.                                    There is no pending or, to the best of my knowledge, threatened action or proceeding against either U.S. Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which is likely to have a materially adverse effect upon the financial condition or operations of such U.S. Borrower and its Subsidiaries taken as a whole.

Very truly yours,

Mary K.W. Jones

EXHIBIT H

[FORM OF OPINION OF SPECIAL NEW YORK COUNSEL
TO THE BORROWERS]

[Closing Date]

To each of the Banks parties to the
Credit Agreement referred to below and
to JPMorgan Chase Bank, N.A., as
Administrative Agent

Deere & Company
John Deere Capital Corporation

John Deere Bank S.A.

Ladies and Gentlemen:

We have acted as New York counsel to Deere & Company, a Delaware corporation (the “Company”) and John Deere Capital Corporation, a Delaware corporation (the “Capital Corporation”), John Deere Bank S.A. (“JD Luxembourg”, with the Company and the Capital Corporation being referred to herein as the “Borrowers”), in connection with the $2,500,000,000 2019 Credit Agreement, dated as of February [•], 2014 (the “Credit Agreement”), among the Banks parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank Securities Inc., as Documentation Agents, and Bank of America, N.A., as Syndication Agent.  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

In that connection, we have reviewed an execution copy of the Credit Agreement.  We have also reviewed originals or copies of such other records of the Borrowers, certificates of officers of the Borrowers and agreements and other documents, as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Credit Agreement and other documents, we have assumed:

(A)                           The genuineness of all signatures.

(B)                            The authenticity of the originals of the documents submitted to us.

(C)                            The conformity to authentic originals of any documents submitted to us as copies.

(D)                           That the Credit Agreement is the legal, valid and binding obligation of each party thereto, other than the Borrowers, enforceable against each such party in accordance with its terms.

(E)                             That:

(1)                              Each Borrower is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(2)                              Each Borrower has full power to execute, deliver and perform, and has duly executed and delivered, the Credit Agreement.

H-2

(3)                              The execution, delivery and performance by each Borrower of the Credit Agreement have been duly authorized by all necessary action (corporate or otherwise) and do not:

(a)                               contravene its  certificate or articles of incorporation, by-laws or other organizational documents;

(b)                              except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(c)                               result in any conflict with or breach of any agreement or document binding on it of which any addressee hereof has knowledge, has received notice or has reason to know.

(4)                              Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee hereof has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by any Borrower of the Credit Agreement or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto) that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to either Borrower or the Credit Agreement.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to a Borrower or the Credit Agreement solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to the Credit Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Credit Agreement is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms.

Our opinion expressed above is subject to the following qualifications:

(a)       Our opinion is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

(b)      Our opinion is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

H-3

(c)       We express no opinion with respect to the enforceability of indemnification provisions, or of release or exculpation provisions, contained in the Credit Agreement to the extent that enforcement thereof is contrary to public policy regarding the indemnification against or release or exculpation of criminal violations, intentional harm or violations of securities laws.

(d)      Our opinion with respect to the provisions of the Credit Agreement whereby the parties submit to the jurisdiction of the courts of the United States of America located in the State of New York, is subject to the limitations of 28 U.S.C. §§ 1331 and 1332 on subject matter jurisdiction of the Federal courts.

(e)       In connection with the provisions of the Credit Agreement which relate to forum selection of the courts of the United States located in the State of New York (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note such court’s discretion to transfer an action from one Federal court to another under 28 U.S.C. § 1404(a) or to dismiss an action under the common law doctrine of forum non conveniens.

(f)        We express no opinion with respect to any Bid Loan or Negotiated Rate Loan made in an amount of less than $2,500,000 that bears interest at a rate greater than 25% per annum.

(g)       Our opinion is limited to Generally Applicable Law.

A copy of this opinion letter may be delivered by any of you to any person that becomes a Bank in accordance with the provisions of the Credit Agreement.  Any such person may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such person on the date hereof.

This opinion letter is rendered to you in connection with the transactions contemplated by the Credit Agreement.  This opinion letter may not be relied upon by you or any person entitled to rely on this opinion pursuant to the preceding paragraph for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter even though such development or circumstance may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

Very truly yours,

SHEARMAN & STERLING LLP

EXHIBIT I

[FORM OF EXTENSION REQUEST]

____________________, 20__

JPMorgan Chase Bank, N.A.,
  as Administrative Agent
500 Stanton Christiana Road, Ops 2, Floor 03
Newark, Delaware  19713
Attention:  Pranay Tyagi

Ladies and Gentlemen:

Reference is made to the $2,500,000,000 2019 Credit Agreement, dated as of February [•], 2014, among Deere & Company, John Deere Capital Corporation, John Deere Bank S.A., the Banks parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank Securities, Inc., as Documentation Agents, and Bank of America, N.A., as Syndication Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are used herein as therein defined.

This is an Extension Request pursuant to subsection 2.16 of the Credit Agreement requesting an extension of the Termination Date to [INSERT REQUESTED TERMINATION DATE].  Please transmit a copy of this Extension Request to each of the Banks.

Very truly yours,

DEERE & COMPANY

By:
Title:

JOHN DEERE CAPITAL CORPORATION

By:
Title:

JOHN DEERE BANK S.A.

By:
Title:

EXHIBIT J

[FORM OF W-8BEN TAX LETTER]

[To be sent in DUPLICATE and accompanied
by TWO executed copies of Form W-8BEN of
the Internal Revenue Service]

[Bank’s Letterhead]

________________, 20__

Deere & Company
One John Deere Place
Moline, Illinois  61265
Attention:  Treasurer

John Deere Capital Corporation
First National Bank Building
1 East First Street
Reno, Nevada  89501
Attention:  Manager

[John Deere Bank S.A.

43, avenue John F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

Attention: ]

Re:                           $2,500,000,000 2019 Credit Agreement
dated as of February [•], 2014 with Deere &
Company, and John Deere Capital Corporation and John
Deere Bank S.A.

Ladies and Gentlemen:

In connection with the $2,500,000,000 2019 Credit Agreement, dated as of February [•], 2014, among Deere & Company, John Deere Capital Corporation, John Deere Bank S.A., the Banks parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank Securities Inc., as Documentation Agents, and Bank of America, N.A., as Syndication Agent, we hereby represent and warrant that [name of Bank, address] is a [name of Country] corporation and is currently exempt from any U.S. federal withholding tax on payments to it from U.S. sources by virtue of compliance with the provisions of the Income Tax Convention between the United States and [name of Country] signed [date], [as amended].  Our fiscal year is the twelve months ending [________________].

The undersigned (a) is a [corporation] organized under the laws of [_______] whose [registered] business is managed or controlled in [_______], (b) [does not have a permanent establishment or fixed base in the United States] [does have a permanent establishment or fixed base in the United States but the above Agreement is not effectively connected with such permanent establishment or fixed base], (c) is not exempt from tax on the income in [_______] and (d) is the beneficial owner of the income.

J-2

We enclose herewith two copies of Form W-8BEN of the U.S. Internal Revenue Service.

Yours faithfully,

[NAME OF BANK]

By:
Title:

cc:                              JPMorgan Chase Bank, N.A., as Administrative Agent

EXHIBIT K

[FORM OF W-8ECI TAX LETTER]

[To be sent in DUPLICATE and accompanied
by TWO executed copies of Form W-8ECI of
the Internal Revenue Service]

[Bank’s Letterhead]

______________, 20__

Deere & Company
One John Deere Place
Moline, Illinois  61265
Attention:  Treasurer

John Deere Capital Corporation
First National Bank Building
1 East First Street
Reno, Nevada  89501
Attention:  Manager

[John Deere Bank S.A.
43, avenue John F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

Attention:  ]

Re:                           $2,500,000,000 2019 Credit Agreement
dated as of February [•], 2014 with Deere &
Company, and John Deere Capital Corporation and John Deere Bank S.A.

Ladies and Gentlemen:

In connection with the above $2,500,000,000 2019 Credit Agreement, dated as of February [•], 2014, among Deere & Company, John Deere Capital Corporation, John Deere Bank S.A., the Banks parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank Securities Inc., as Documentation Agents, and Bank of America, N.A., as Syndication Agent, we hereby represent and warrant that [name of Bank, address] is a [corporation] and is entitled to exemption from U.S. federal withholding tax on payments to it under the Agreement by virtue of Section 1441(c)(1) of the Internal Revenue Code of the United States of America and Treasury Regulation Section 1.1441-4(a) thereunder.

K-2

We enclose herewith two copies of Form W-8ECI of the U.S. Internal Revenue Service.

Yours faithfully,

[NAME OF BANK]

By:
Title:

cc:        JPMorgan Chase Bank, N.A., as Administrative Agent

EXHIBIT L

[FORM OF REPLACEMENT BANK AGREEMENT]

THIS AGREEMENT, dated as of _____, 20__ (“Agreement”), among Deere & Company (the “Company”), John Deere Capital Corporation (the “Capital Corporation”), John Deere Bank S.A. (the “JD Luxembourg”) ____________ (“New Bank”) and JPMorgan Chase Bank, N.A., as Administrative Agent for the Existing Banks referred to below.

W I T N E S S E T H :

WHEREAS, the Company, the Capital Corporation, JD Luxembourg, the several financial institutions parties thereto (the “Existing Banks”), JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank Securities Inc., as Documentation Agents, and Bank of America, N.A., as Syndication Agent are parties to the $2,500,000,000 2019 Credit Agreement, dated as of February [•], 2014 (as the same may have been or may hereafter be amended, supplemented or otherwise modified, the “Credit Agreement”; terms defined therein being used herein as therein defined);

WHEREAS, subsection 2.19 of the Credit Agreement provides that one or more financial institutions (which may be Existing Banks) may be added as a “Bank” or “Banks” for purposes of the Credit Agreement upon the cancellation of all or a portion of the Commitments pursuant to subsection 2.13(a), (b) or (c), 2.16(c) or 2.17(b) of the Credit Agreement or the expiration of all or a portion of the Commitments pursuant to subsection 2.16(b) of the Credit Agreement or upon a Defaulting Bank becoming a Cancelled Bank and the execution of an agreement in substantially the form of this Agreement;

WHEREAS, the Borrowers have cancelled or there have expired an aggregate principal amount of Commitments equal to $______which have not heretofore been replaced (the “Cancelled Commitments”; the Banks that are maintaining or have maintained the Cancelled Commitments being collectively referred to as “Cancelled Banks”); such Cancelled Commitments being on the date hereof, or on the date of notice of cancellation hereof having been, utilized as follows:

Principal Amount		Last day of Interest Period
I	Unused Portion	N/A
II	Committed Rate Loans
Eurocurrency Loans 1 2 3

ABR Loans		N/A
III	Bid Loans
1 2 3
IV	Negotiated Rate Loans
1 2 3

WHEREAS, the cancellation of the Cancelled Commitments is effective in accordance with the Credit Agreement; and

WHEREAS, [the Borrowers desire the New Bank to become, and the New Bank is agreeable, to becoming, a “Bank” for purposes of the Credit Agreement] [the New Bank is an Existing Bank and the Borrowers desire the New Bank to increase, and the New Bank is agreeable to increasing, its Commitment]* on the terms contained herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1.  Benefits of Agreement.  The Borrowers, the Administrative Agent and the New Bank hereby [agree that on and as of the date hereof the New Bank shall be] [confirm that the New Bank is] a “Bank” for all purposes and shall [continue to] be bound by and entitled to the benefits of the Credit Agreement [as if the New Bank had been named on the signature pages thereof], provided that the New Bank shall not assume and shall, except as herein provided, have no obligations in respect of any Loans outstanding on the date hereof and made by any [Existing Bank.] [Cancelled Bank.]*

2.  Commitment of New Bank.  The Borrowers, the Administrative Agent and the New Bank hereby agree that on and as of the dates set forth below the New Bank shall replace, as specified herein, _% (such percentage being referred to as the New Bank’s “Percentage”) of each utilization of the Cancelled Commitments [set forth in the third recital hereof] [set forth under the caption “Committed Rate Loans”] and that the aggregate Commitment of the New Bank shall on and as of the date hereof be $_____**.  In connection therewith, the Borrowers, the Administrative Agent and the New Bank hereby agree as follows***:

(i)  for purposes of determining such New Bank’s pro rata share of each Committed Rate Loan borrowing advanced on or after the date hereof such Bank’s Commitment shall be equal to $[same as above];

*           As appropriate for New or Existing Banks.

**                                     Insert amount equal to sum of New Bank’s existing Commitment, if any, plus New Bank’s Percentage of Cancelled Commitments.

***                                 The following clauses (ii)-(iii) may be altered to reflect the agreements among the Cancelled Bank, the New Bank and the Borrowers provided such agreements do not adversely affect any Existing Bank or the Administrative Agent.

(ii)  the unused and available portion of such New Bank’s Commitment shall be deemed utilized by its Percentage of the Committed Rate Loans made by the Cancelled Banks and listed in the third recital hereof.  In furtherance thereof, the unused and available portion of such New Bank’s Commitment shall, on the earlier of (x) the last day of each Interest Period specified for each outstanding Committed Rate Loan in the third recital hereof (and the payment in full to the Cancelled Banks of the principal thereof and accrued interest thereon) and (y) the prepayment of the principal of such Loans together with accrued interest thereon, automatically and without any further action by any party increase by an amount equal to the New Bank’s Percentage of such Loan; and

(iii)  [(A)]  [concurrently with the execution hereof the New Bank shall disburse to each Borrower in immediately available funds such amount as shall be necessary so that the ratio which each Bank’s outstanding ABR Loans bears to all of the outstanding ABR Loans equals the ratio which each Bank’s Commitment (determined, for the New Bank, in accordance with clause (i) above) bears to all of the Commitments (determined, for the New Bank, in accordance with the immediately foregoing parenthetical);]

[(B)] [on the last day of each Interest Period for each outstanding Eurocurrency Loan, automatically and without any further action by either Borrower, the New Bank shall disburse to each Borrower in immediately available funds such amounts as shall be necessary so that the ratio which each Bank’s outstanding Eurocurrency Loans, bears to all of the outstanding Eurocurrency Loans, equals the ratio which each Bank’s Commitment (determined, for the New Bank, in accordance with clause (i) hereof) bears to all of the Commitments (determined, for the New Bank, in accordance with the immediately foregoing parenthetical);]

[(C)] [Funding of outstanding Bid Loans of Cancelled Banks]*

[(D)] [Funding of outstanding Negotiated Rate Loans of Cancelled Banks].*

3.  Representation and Warranty of Borrowers.  The Borrowers hereby represent and warrant that after giving effect to the provisions of paragraph 2 hereof the aggregate principal amount of the Commitments of all Banks (including, without limitation, the Commitment of the New Bank but excluding the cancelled or expired portion of the Commitments of the Cancelled Banks) under the Credit Agreement do not exceed the aggregate principal amount of the Commitments in effect immediately prior to the cancellation referred to in the third recital hereof.

4.  Confidentiality.  The New Bank agrees to [continue to] be bound by the provisions of subsection 10.7 of the Credit Agreement.

[5.  Taxes.  The New Bank (i) represents to the Administrative Agent and the Borrowers that [it is incorporated under the laws of the United States or a state thereof][under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent or the Borrowers with respect to any payments to be made to such New Bank in respect of the Loans], (ii) represents that it has furnished to the Administrative Agent and the Borrowers (A) [a statement that it is incorporated under the laws of the United States or a state thereof][a letter in duplicate in the form of Exhibit [J][K] to the Credit Agreement and two duly completed copies of United States Internal Revenue Service Form [W-8BEN] [W-8ECI] [successor applicable form], certifying that such New Bank is entitled to receive payments under the Credit Agreement without deduction or withholding of any United States federal income taxes], and (B) [an Internal Revenue Service Form [W-8BEN] [successor applicable form] to establish an

*                                           To be completed upon agreement of Borrowers and New Bank.

exemption from United States backup withholding tax, and (iii) agrees to provide the Administrative Agent and the Borrowers a new Form [W-8BEN] and Form [W-8ECI], or successor applicable form or other manner of certification, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it, certifying in the case of a Form [W-8BEN] [W-8ECI] that it is entitled to receive payments under the Credit Agreement without deduction or withholding of any United States federal income tax, and in the case of a Form [W-8BEN] establishing exemption from United States backup withholding tax.]*

[5][6].  Miscellaneous.  (a)  This Agreement may be executed by the parties hereto in separate counterparts and all of the counterparts taken together shall constitute one and the same instrument and shall be effective only upon receipt by the Administrative Agent of all of the counterparts.

(b)  This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

*                                           Use for non-Existing Banks.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

DEERE & COMPANY

By:
Title:

JOHN DEERE CAPITAL CORPORATION

By:
Title:

JOHN DEERE BANK S.A.

By:
Title:

[NAME OF NEW BANK]

By:
Title:
[Address]
Telephone:
Facsimile:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Title:

EXHIBIT M

[FORM OF BID LOAN OR NEGOTIATED RATE LOAN NOTE]

PROMISSORY NOTE

$__________	New York, New York
___________ __, 20__

FOR VALUE RECEIVED, the undersigned, [DEERE & COMPANY] [JOHN DEERE CAPITAL CORPORATION], a Delaware corporation (the “Borrower”), hereby promises to pay on [insert maturity date or dates] to the order of ________________ or registered assigns (the “Bank”) at the office of [JPMorgan Chase Bank, N.A. located at 383 Madison Avenue, New York, New York 10179 -- for Bid Loan Note] [Name and address of Bank -- for Negotiated Rate Loan Note], in lawful money of [the United States of America] and in immediately available funds, the principal sum of ______________[DOLLARS ($____________)].  The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof [at the rate of ___% per annum -- for Bid Loan Note] [specify rate for Negotiated Rate Loan Note] (calculated on the basis of a year of 360 days and actual days elapsed) until the due date hereof (whether at the stated maturity, by acceleration, or otherwise) and thereafter at the rates determined or agreed in accordance with subsection 2.2(e) of the $2,500,000,000 2019 Credit Agreement, dated as of February [•], 2014 (the “Credit Agreement”), among the Borrower, [Deere & Company] [John Deere Capital Corporation], John Deere Bank S.A., the Bank, the other financial institutions parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank Securities Inc., as Documentation Agents, and Bank of America, N.A., as Syndication Agent.  Interest shall be payable on _______________.  This Note may be prepaid pursuant to the provisions of subsection 2.6 of the Credit Agreement.

This Note is one of the [Bid] [Negotiated Rate Loan] Notes referred to in, is subject to and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement.

Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.  This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[DEERE & COMPANY]
[JOHN DEERE CAPITAL CORPORATION]

By:
Title:

EXHIBIT N

FORM OF
NEW BANK SUPPLEMENT

SUPPLEMENT, dated _______ __, to the $2,500,000,000 2019 Credit Agreement (as in effect on the date hereof, the “Credit Agreement”) dated as of February [•], 2014, among Deere & Company (the “Company”), John Deere Capital Corporation, John Deere Bank S.A., the banks and other financial institutions from time to time party thereto (each a “Bank,” and together, the “Banks”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Banks, Citibank, N.A. and Deutsche Bank Securities Inc., as Documentation Agents, and Bank of America, N.A., as Syndication Agent.  Unless the context otherwise requires, all capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Credit Agreement provides in subsection 2.20 thereof that any bank or financial institution, although not originally a party thereto, may become a party to the Credit Agreement in accordance with the terms thereof by executing and delivering to the Borrowers and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, the undersigned hereby agrees as follows:

The undersigned agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date this Supplement is accepted by the Borrowers and the Administrative Agent, become a Bank for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment of $__________________.

The undersigned (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon any Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank including, without limitation, its obligation pursuant to subsection 2.17(c), subsection 2.17(d) and subsection 2.17(e) of the Credit Agreement.

The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

N-2

Attention:

Fax:

N-3

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[NAME OF NEW BANK]

By:
Title:

Accepted this _____ day of
______________, 20__

DEERE & COMPANY

By:
Title:

JOHN DEERE CAPITAL CORPORATION

By:
Title:

JOHN DEERE BANK S.A.

By:
Title:

Accepted this _____ day of
______________, 20__

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Title:

EXHIBIT O

FORM OF
COMMITMENT INCREASE SUPPLEMENT

SUPPLEMENT, dated                  20   , to the $2,500,000,000 20189 Credit Agreement (as in effect on the date hereof, the “Credit Agreement”) dated as of February [•], 2014, among Deere & Company (the “Company”), John Deere Capital Corporation, John Deere Bank S.A., the banks and other financial institutions from time to time party thereto (each a “Bank,” and together, the “Banks”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Citibank, N.A. and Deutsche Bank Securities Inc., as Documentation Agents, and Bank of America, N.A., as Syndication Agent.  Unless the context otherwise requires, all capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to the provisions of subsection 2.20 of the Credit Agreement, the undersigned may increase the amount of its Commitment in accordance with the terms thereof by executing and delivering to the Borrowers and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned now desires to increase the amount of its Commitment under the Credit Agreement;

NOW THEREFORE, the undersigned hereby agrees as follows:

1.  The undersigned agrees, subject to the terms and conditions of the Credit Agreement, that on the date this Supplement is accepted by the Borrowers and the Administrative Agent it shall have its Commitment increased by $                        , thereby making the amount of its Commitment $                        .

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[NAME OF BANK]

By:
Title:

Accepted this _____ day of
______________, 20__

DEERE & COMPANY

By:
Title:

JOHN DEERE CAPITAL CORPORATION

By:
Title:

JOHN DEERE BANK S.A.

By:
Title:

Accepted this _____ day of
______________, 20__

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Title:

EXHIBIT P

Please see attached Letter of Credit Application.

EXHIBIT Q

EXHIBIT Q-1

FORM OF

CERTIFICATE OF NON-BANK STATUS

(For Foreign Banks that Are not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the $2,500,000,000 2019 Credit Agreement dated as of February [•], 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Deere & Company (the “Company”), John Deere Capital Corporation (the “Capital Corporation”), John Deere Bank S.A. (the “JD Luxembourg”, and together with the Company and the Capital Corporation, the “Borrowers”), JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank Securities Inc., as Documentation Agents, Bank of America, N.A., as Syndication Agent, and each Bank from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten-percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF BANK]

By:
Name:
Title:

Date: [ ], 20[ ]

EXHIBIT Q-2

FORM OF

CERTIFICATE OF NON-BANK STATUS

(For Foreign Banks that Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the $2,500,000,000 2019 Credit Agreement dated as of February [•], 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Deere & Company (the “Company”), John Deere Capital Corporation (the “Capital Corporation”), John Deere Bank S.A. (the “JD Luxembourg”, and together with the Company and the Capital Corporation, the “Borrowers”), JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank Securities Inc., as Documentation Agents, Bank of America, N.A., as Syndication Agent, and each Bank from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten-percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF BANK]

By:
Name:
Title:

Date: [ ], 20[ ]

EXHIBIT Q-3

FORM OF

CERTIFICATE OF NON-BANK STATUS

(For Non-U.S. Participants that Are not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the $2,500,000,000 2019 Credit Agreement dated as of February [•], 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Deere & Company (the “Company”), John Deere Capital Corporation (the “Capital Corporation”), John Deere Bank S.A. (the “JD Luxembourg”, and together with the Company and the Capital Corporation, the “Borrowers”), JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank Securities Inc., as Documentation Agents, Bank of America, N.A., as Syndication Agent, and each Bank from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten-percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [ ], 20[ ]

EXHIBIT Q-4

FORM OF

CERTIFICATE OF NON-BANK STATUS

(For Non-U.S. Participants that Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the $2,500,000,000 2019 Credit Agreement dated as of February [•], 2014 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), among Deere & Company (the “Company”), John Deere Capital Corporation (the “Capital Corporation”), John Deere Bank S.A. (the “JD Luxembourg”, and together with the Company and the Capital Corporation, the “Borrowers”), JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A. and Deutsche Bank Securities Inc., as Documentation Agents, Bank of America, N.A., as Syndication Agent, and each Bank from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten-percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [ ], 20[ ]